                                                                     Exhibit 4.8

                       AMENDMENT AND RESTATEMENT AGREEMENT


                                      DATED

                                 13TH MAY, 2003


                                     BETWEEN


                             VIVENDI UNIVERSAL S.A.

                                       AND

                      THE BANKS AND FINANCIAL INSTITUTIONS
                                SPECIFIED HEREIN

                                       AND

                                SOCIETE GENERALE
                                AS FACILITY AGENT


                                  RELATING TO A

                        E 3,000,000,000 CREDIT AGREEMENT

                             DATED 15TH MARCH, 2002


                      AS AMENDED BY AN AMENDMENT AGREEMENT
                            DATED 6TH FEBRUARY, 2003





                                  ALLEN & OVERY
                                     London

                                      INDEX

CLAUSE                                                                     PAGE
1.       Interpretation................................................      1
2.       Conditions Precedent..........................................      2
3.       Restatement...................................................      2
4.       Conditions Subsequent.........................................      2
5.       Representations and Warranties................................      3
6.       Miscellaneous.................................................      4
7.       Governing Law.................................................      5

SCHEDULE

1.       Conditions precedent documents................................      6

2.       Conditions subsequent documents...............................      9

3.       Restated Credit Agreement.....................................     11

SIGNATORIES............................................................    147

THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated 13th May, 2003 and is made between:

(1)      VIVENDI UNIVERSAL S.A. (the OBLIGORS' AGENT);

(2) THE COMPANIES listed as Guarantors on the signature pages of this Agreement (the GUARANTORS);

(3) THE BANKS AND FINANCIAL INSTITUTIONS listed as Banks on the signature pages of this Agreement (the BANKS);

(4)      SOCIETE GENERALE as facility agent (in this capacity the FACILITY
         AGENT); and

(5)      SOCIETE GENERALE as security agent (in this capacity the SECURITY
         AGENT).

BACKGROUND

(A) This Agreement is supplemental to and amends a E 3,000,000,000 credit agreement dated 15th March, 2002 made between, among others, the Obligors' Agent and the Facility Agent (as amended by an amendment agreement dated 6th February 2003, the CREDIT AGREEMENT).

(B) The Obligors' Agent enters into this agreement on its own behalf and on behalf of the Company.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         (a) Capitalised terms as to be defined in the Restated Credit Agreement have, except where otherwise defined in this Agreement, the same meaning in this Agreement.

         (b) EFFECTIVE DATE means the date on which the Facility Agent gives the notification referred to in Clause 2.1 (Notification of satisfaction), or such later date as the Obligors' Agent and the Facility Agent may agree.

         (c) RESTATED CREDIT AGREEMENT means the Credit Agreement as to be amended and restated in the form set out in Schedule 3 to this Agreement.

1.2      CONSTRUCTION

         The provisions of clause 1.2 (Construction) of the Restated Credit Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references to the Credit Agreement are to be construed as references to this Agreement.

2.       CONDITIONS PRECEDENT

2.1      NOTIFICATION OF SATISFACTION

         The Facility Agent must notify the Obligors' Agent and the Banks promptly on being satisfied that it has received all of the documents and evidence set out in Schedule 1 in form and substance satisfactory to it.

2.2      LAPSE

         If the Facility Agent fails to give the notification under Clause 2.1 (Notification of satisfaction) above on or before 5th August, 2003 (or such later date as the Obligors' Agent and Facility Agent may agree), the Effective Date will not occur and Clause 3 (Restatement) will be of no effect.

3.       RESTATEMENT

         On and from the Effective Date:

         (a) the Credit Agreement will be amended and restated so that it reads in the form set out in Schedule 3 (Restated Credit Agreement); and

         (b) each Guarantor, in its capacity as such, will become a party to the Restated Credit Agreement and will give the guarantee and indemnity set out in Clause 16 (Guarantee and Indemnity) of the Restated Credit Agreement.

4.       CONDITIONS SUBSEQUENT

4.1      NOTIFICATION OF SATISFACTION

         The Facility Agent must notify the Obligors' Agent and the Banks promptly on being satisfied that it has received all of the documents and evidence set out in Part I of Schedule 2 in form and substance satisfactory to it.

4.2      REVERSAL OF AMENDMENTS

         (a) If the Effective Date has occurred, but the Facility Agent fails to give the notification under Clause 4.1 (Notification of satisfaction) above on or before 5th August, 2003 (or such later date as the Obligors' Agent and Facility Agent may agree) (the CONDITIONS SUBSEQUENT DATE), then on and from the Conditions Subsequent Date:

                  (i) the Restated Credit Agreement will be further amended so that it reads in the form which was in effect immediately prior to the Effective Date;

                  (ii) each Guarantor will be released from its obligations as such under the Restated Credit Agreement (but without prejudice to any obligations it has under the Junior Guarantee (as defined in the Credit Agreement as in force immediately prior to the Effective Date) or any other document under which it gives any guarantee, indemnity or other assurance in respect of the obligations to the Finance Parties under the Junior Guarantee or any other document except the Credit Agreement);

                  (iii) each Party must, at the expense of the Company, execute such documents and take such action which is required by the Company (acting reasonably) to ensure that to the extent possible, the documents referred to in paragraphs 11, 12 and 15 of Schedule 1 (and, if applicable, paragraph 2 of Part II of Schedule 2) cease to be effective;

                  (iv)     the documents referred to at paragraphs (b)(ii) to
                           (v) of Clause 6 (Miscellaneous) will cease to be Finance Documents (but for the purposes of the Credit Agreement, this Agreement will continue to be a Finance Document); and

                  (v) each Party must, at the expense of the Company, execute any further documents and take any further action which are required by the Facility Agent or the Obligors' Agent (each acting reasonably) to give effect to paragraphs (i) to (iv) above.

         (b) Nothing in this Clause will affect any rights or obligations of any Party which have accrued or otherwise come into existence under the Credit Agreement prior to the Conditions Subsequent Date.

4.3      DELIVERY OF FURTHER DOCUMENTS

         If the notification of satisfaction under Clause 4.1 (Notification of satisfaction) has been provided to the Obligor's Agent, the Obligor's Agent must deliver or procure the delivery of the documents listed in
         Part II of Schedule 2 as soon as practicable after the date of this Agreement and in any event before the Conditions Subsequent Date.

5.       REPRESENTATIONS AND WARRANTIES

5.1      REPRESENTATIONS AND WARRANTIES

         The Obligors' Agent and each Guarantor make the representations and warranties set out in this Clause to each Finance Party on the date of this Agreement and on the Effective Date.

5.2      POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and (in the case of the Obligors' Agent) the amendment and restatement of the Credit Agreement contemplated by this Agreement.

5.3      LEGAL VALIDITY

         This Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms subject to any laws affecting creditors' rights generally, and would be so treated in the courts of the jurisdiction of its incorporation.

5.4      AUTHORISATIONS

         All authorisations required in connection with the entry into, performance, validity and enforceability of this Agreement and the amendment and restatement of the Credit Agreement contemplated by this Agreement, other than those required under Parts I and II of Schedule 2, have been obtained or effected and are in full force and effect.

5.5      NON-CONFLICT

         The entry into and performance by it of this Agreement, and the amendment and restatement of the Credit Agreement contemplated by this Agreement, do not and will not:

         (d) conflict in any material respect with any law or regulation or judicial or official order binding on it or any Material Subsidiary; or

         (e)      conflict with its constitutional documents; or

         (f) conflict in any material respect with any document which is binding upon it or any Material Subsidiary or any asset of it or any Material Subsidiary.

5.6      CREDIT AGREEMENT

         The representations as to be set out in clause 17 (Representations and Warranties) of the Restated Credit Agreement (other than those set out in clauses 17.3 (Powers and authority), 17.7 (Taxes on payments), 17.8 (Stamp duties), 17.15(c) (Accounts) and 17.16 (Information Memorandum)) are true as if made on the date of this Agreement and the Effective Date with reference to the facts and circumstances then existing, as if references to the Credit Agreement were references to the Restated Credit Agreement and as if references to the Finance Documents included this Agreement.

6.       MISCELLANEOUS

(a) The Obligors' Agent must pay (or procure that there is paid) to the Facility Agent forthwith upon demand the amount of all reasonable costs and expenses (including legal fees and expenses) incurred by the Facility Agent in connection with this Agreement, any other documents referred to in this Agreement and the transactions contemplated by them.

(b)      The Facility Agent and the Obligors' Agent designate as Finance
         Documents:

         (i)      this Agreement;

         (ii)     the Security Sharing Agreement;

         (iii)    each Security Document; and

         (iv)     each Subordination Agreement.

(c) Except as expressly stated in this Agreement, no Finance Document, and no rights, powers or privileges of any Finance Party under any Finance Document, will be affected, impaired or waived by:

         (i) the execution, delivery or performance of this Agreement or any document referred to in it;

         (ii) the receipt or non-receipt of any of the documents and evidence referred to in Clause 2 (Conditions precedent) or Clause 4 (Conditions Subsequent);

         (iii) the occurrence or non-occurrence of the Effective Date or the Conditions Subsequent Date;

         (iv) any action taken or proposed to be taken, any inaction, any statement, representation or indulgence by any Finance Party or any other person in respect of any Default or otherwise; or

         (v) any failure to exercise or any delay in exercising any right, power or privilege.

(d) This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures were on a single copy of this Agreement.

(e) With effect from the Effective Date, this Agreement shall be read and construed as one with the Credit Agreement and references in the Credit Agreement to THIS AGREEMENT, HEREOF, HEREUNDER and other similar terms shall be read and construed accordingly.

7.       GOVERNING LAW

         This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS

1. A copy of the constitutional documents of each Obligor and, in the case of each French Obligor, an extract of the K-Bis of the Register of Commerce and Companies relating to it, in each case dated no more than one month prior to the date of this Agreement.

2. A certified copy of the resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is or is to be a party and resolving that it execute each such Finance Document and authorising an authorised signatory of that Obligor to execute on its behalf each such Finance Document.

3. If necessary in the case of each Obligor, a power of attorney in favour of the person signing on behalf of that Obligor.

4.       A copy of:

         (a)      the tax certificate; and

         (b)      the certificate of good standing,

         in respect of each Obligor incorporated in the United States of America.

5. A specimen of the signature of each person authorised to sign all Finance Documents on behalf of the Obligors' Agent and to sign and/or despatch all documents and notices to be signed and/or despatched by the Obligors' Agent under or in connection with the Finance Documents.

6. A certificate of the Chairman and Chief Executive Officer or other duly authorised signatory of:

         (a) the Company confirming that utilisation of the credit facility in full would not cause any borrowing limit binding on it to be exceeded; and

         (b) each Guarantor confirming that the guarantee under this Agreement would not cause any guaranteeing limit binding, if applicable, on that Guarantor.

7. A certificate of an authorised signatory of the Obligors' Agent certifying that each copy document delivered under this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

8.       Evidence that:

         (a) a waiver fee of 0.30 per cent. on the Commitment of each Bank as at the date of this Agreement; and

         (b) all amounts payable by the Obligors' Agent under Clause 6(a) (Miscellaneous) which have then been invoiced, have been paid or will be paid on or before the Effective Date.

9. An agreed form of account security (gage especes) in relation to the Receipt Account located in France.

10.      A conformed or certified copy of the New Facility Agreement.

11.      (a)      A counterpart of each Security Document (other than the
                  documents referred to in paragraphs 5, 11, 15 and 19 of Part I of Schedule 10 to the Restated Credit Agreement), duly executed by the parties thereto.

         (b) Evidence satisfactory to the Security Agent that the document referred to in paragraph 19 of Part I of Schedule 10 to the Restated Credit Agreement has been executed.

12. A counterpart of each Subordination Agreement, duly executed by the parties thereto.

13.      (a)      A certificate from the Auditors of the Company setting out in reasonable detail the calculation of each of the financial covenants set out in Clause 19.3 (Financial covenants) of the Credit Agreement, as at December 31, 2002.

         (b) A certificate from the Chief Financial Officer of the Company setting out in reasonable detail the calculation of Subsidiary Debt (as defined in Clause 18.16 (Subsidiary Debt) of the Restated Credit Agreement).

14.      The Original Liquidity Analysis and the Back-up Original Liquidity
         Analysis.

15.      The Security Sharing Agreement, duly executed by the parties thereto.

16. A copy of each the High Yield Notes Documents, duly executed by the parties thereto.

17.      Legal opinions of the following lawyers, addressed to the Finance
         Parties:

         (a)      Allen & Overy in respect of English law;

         (b) Cravath, Swaine & Moore LLP in respect of New York law, as to corporate authority only;

         (c)      Shearman & Sterling in respect of New York law;

         (d)      Richards, Layton & Finger, P.A. in respect of Delaware law;

         (e)      Allen & Overy in respect of French law;

         (f) Orrick in respect of French law, as to corporate authority only;

         (g)      Allen & Overy in respect of Dutch law;

         (h)      Allen & Overy in respect of Belgian law;

         (i) Bredin Prat, Paris office in respect of French law as to the document referred to in paragraph 11(b) above;

         (j) in-house counsel to Vivendi Universal S.A. and certain other members of the Group; and

         (k)      in-house counsel to Vivendi Universal Games, Inc.

                                   SCHEDULE 2

                         CONDITIONS SUBSEQUENT DOCUMENTS


                                     PART I

1.       (a)      Evidence that the High Yield Notes have been subscribed for, that the proceeds of the High Yield Notes have been irrevocably released and that the Company has actually and unconditionally received gross cash proceeds in an aggregate amount of not less than E 1,000,000,000.

         (b) A copy of the Escrow Release Certificate (as defined in the Description of Notes) signed by the Chief Financial Officer of the Company.

2. Evidence satisfactory to the Facility Agent that the Security Interests constituted by the Security Documents (as defined in the Credit Agreement as in force on the date of the date of this Agreement) have been released (other than the Security Interest evidenced by the Declaration de gage B with respect to the VE Shares), and that the Security Interests to be constituted by the Security Documents referred to in paragraph 11 of Schedule 1 have taken effect.

3. A certificate of an authorised signatory of the Obligors' Agent certifying that each copy document delivered under this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

                                     PART II

1.       Evidence that the Security Agent has received the following:

         (a) certificates representing the shares pledged pursuant to the U.S. Master Security Document accompanied by undated stock powers executed in blank and instruments evidencing all debt pledged pursuant to that document endorsed in blank; and

         (b) all notices, registration, filings and consents required for the registration or perfection of all Security Interests under the Security Documents, including, without limitation, financing termination statements which the Security Agent has deemed reasonably necessary in order to register/perfect such Security Interests.

2.       A counterpart of the documents referred to in paragraphs 5(a) and 11 of
         Part I of Schedule 10 to the Restated Credit Agreement.

                                   SCHEDULE 3

                            RESTATED CREDIT AGREEMENT


                                    AGREEMENT

  Dated 15th March, 2002 (and amended by an agreement dated 6th February, 2003, and further amended and restated by an agreement dated 13th, 2003)

                                 E3,000,000,000

                     MULTICURRENCY REVOLVING CREDIT FACILITY

                                       for

                             VIVENDI UNIVERSAL S.A.

                                  GUARANTEED BY

                                 THE GUARANTORS

                                   ARRANGED BY

                                BARCLAYS CAPITAL
                       BAYERISCHE LANDESBANK GIROZENTRALE
                                   BNP PARIBAS
                            CREDIT AGRICOLE INDOSUEZ
                                 CREDIT LYONNAIS
                                DEUTSCHE BANK AG
                              SG INVESTMENT BANKING
                                       and
                       SUMITOMO MITSUI BANKING CORPORATION
                                      with

                                SOCIETE GENERALE

                                as Facility Agent

                                SOCIETE GENERALE
                                as Security Agent

                                 ALLEN & OVERY
                                     London

                                      INDEX

CLAUSE                                                                     PAGE
1.       Interpretation.........................................             14
2.       Facility...............................................             45
3.       Purpose................................................             46
4.       Conditions Precedent...................................             46
5.       Drawdown...............................................             47
6.       Repayment..............................................             48
7.       Prepayment and Cancellation............................             49
8.       Interest Periods.......................................             57
9.       Interest...............................................             57
10.      Optional Currencies....................................             59
11.      Payments...............................................             60
12.      Taxes..................................................             62
13.      Market Disruption......................................             63
14.      Increased Costs........................................             64
15.      Illegality.............................................             65
16.      Guarantee..............................................             66
17.      Representations and Warranties.........................             70
18.      Undertakings...........................................             74
19.      Financial Covenants....................................             84
20.      Default................................................             91
21.      The Facility Agent and the Mandated Lead Arrangers.....             95
22.      Release of Security....................................            103
23.      Fees...................................................            105
24.      Expenses...............................................            107
25.      Stamp Duties...........................................            107
26.      Indemnities............................................            107
27.      Evidence and Calculations..............................            108
28.      Amendments and Waivers.................................            109
29.      Changes to the Parties.................................            111
30.      Disclosure of Information..............................            114
31.      Set-Off................................................            115
32.      Pro Rata Sharing.......................................            115
33.      Severability...........................................            116
34.      Counterparts...........................................            116
35.      Notices................................................            117
36.      Language...............................................            120
37.      Jurisdiction...........................................            121
38.      Waiver of Immunity.....................................            122
39.      Waiver of Jury Trial...................................            122
40.      Governing Law..........................................            122

SCHEDULES

1.       Part 1 - Banks and Commitments..........................................     123

         Part 2 - Original Guarantors............................................     124

2.       Conditions Precedent Documents..........................................     125

         Part 1 - to be delivered before the First Request.......................     125

         Part 2 - to be delivered for the accession of a Subsidiary Borrower.....     127

         Part 3 - To be delivered for the accession of a Subsidiary Guarantor....     129

3.       Form of Request.........................................................     131

4.       Form of Novation Certificate............................................     132

5.       Effective Global Rate Letter............................................     135

6.       Calculation of the Mandatory Cost.......................................     137

7.       Form of Confidentiality Undertaking.....................................     139

8.       Borrower Accession Deed.................................................     142

9.       Guarantor Accession Deed................................................     143

10.      Security Documents......................................................     144

         Part 1 - Non-U.S. Security Documents....................................     144

         Part 2 - U.S. Security Document.........................................     146

THIS AGREEMENT is dated 15th March, 2002, was amended by an agreement dated 6th February, 2003, amended and restated by an agreement dated 13th May, 2003 and is made BETWEEN:

(1) VIVENDI UNIVERSAL S.A. for itself (in this capacity the "COMPANY") and as agent for the Obligors (in this capacity the "OBLIGORS' AGENT");

(2) THE COMPANIES listed in Part 2 of Schedule 1 (Original Guarantors) (the "ORIGINAL GUARANTORS");

(3) BARCLAYS CAPITAL, BAYERISCHE LANDESBANK GIROZENTRALE, BNP PARIBAS, CREDIT AGRICOLE INDOSUEZ, CREDIT LYONNAIS, DEUTSCHE BANK AG, SG INVESTMENT BANKING and SUMITOMO MITSUI BANKING CORPORATION as mandated lead arrangers (in this capacity, each a "MANDATED LEAD ARRANGER");

(4) THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 as banks (the "BANKS");

(5) SOCIETE GENERALE as facility agent (in this capacity the "FACILITY AGENT"); and

(6)      SOCIETE GENERALE as security agent (in this capacity the "SECURITY
         AGENT").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

          "ACCOUNTS CERTIFICATE"

         means a certificate signed by the auditors of the Company delivered with the consolidated accounts of the Group delivered under Clause 18.2(a)(i) and (b)(i) (Financial information) setting out:

         (a) the following items, together with a detailed calculation thereof (including, without limitation, the calculation of the adjustments to exclude Vivendi Environnement S.A.):

                  (i) EBITDA, Total Financial Debt, Net Financial Debt and Net Interest Expense (as each of those terms is defined in Clause 19 (Financial Covenants)); and

                  (ii) the operating income (loss) or EBIT of the Group but adjusted to exclude Vivendi Environnement S.A.,

                  in each case as determined from those accounts; and

         (b) (if those accounts are prepared in accordance with accounting principles and practices generally accepted in France and not the U.S.A.) a reconciliation demonstrating the difference between those accounts and the same accounts had they been prepared in accordance with accounting principles and practices generally accepted in the U.S.A., consistently applied.

         "ACQUIRED SHARES"

         means the shares of Cegetel (being 26 per cent. of the total share capital of Cegetel) acquired directly or indirectly by SIT from British Telecommunications plc on 22nd January, 2003.

         "AFFILIATE"

         means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

         "APPLICABLE MARGIN"

         means the rate determined as such from time to time in accordance with Clause 9.2 (Determination of Applicable Margin).

         "ASSETS"

         means all assets of the Group from time to time (a) excluding those assets referred to in the Back-up Original Liquidity Analysis in the section headed "Assets Disposal" but (b) including, for the avoidance of doubt, the assets referred to in the definition of Canal+ Disposal and the Games Disposal.

         "ASSETS DISPOSAL"

         means a disposal of any Asset (other than a Relevant Intra Group Disposal).

         "BACK-UP ORIGINAL LIQUIDITY ANALYSIS"

         means the liquidity analysis of the Group dated 24th November, 2002 delivered by the Company under a E1,000,000,000 revolving credit facility agreement dated 26th November, 2002.

         "BORROWER"

         means the Company or a Subsidiary Borrower.

         "BORROWER ACCESSION DEED"

         means a deed in the form of Schedule 8 with such amendments as the Facility Agent may approve or reasonably require.

         "BUSINESS DAY"

         means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris and London and:

         (a) if on that day a payment in, or purchase of, a currency other than Euros is to be made, the principal financial centre of the country of that currency; and

         (b) if on that day a payment in or purchase of Euros is to be made, a TARGET Day.

         "CANAL+"

         means Canal+ S.A.

         "CANAL+ DISPOSAL" AND "CANAL+ DISPOSAL PROCEEDS AMOUNT"

         have the meanings given to those terms by the New Facility Agreement as in force at its date.

         "CASH POOLING ACCOUNT"

         means each bank account of:

         (a)      the Company;

         (b)      each Cash Pooling Hub;

         (c) each other member of the Group with which the Company has a direct lending relationship, but excluding:

                  (i)      VUE Borrower Co.; and

                  (ii)     prior to the VUE Date, any member of the VUE Group;
                           and

         (d) each other bank account which is designated as such in writing by the Company and the Facility Agent,

         but excluding those bank accounts listed in Schedule 12 to the New Facility Agreement (as in force at its date).

         "CASH POOLING HUB"

         means each of:

         (a)      the Company;

         (b)      VUP;

         (c)      Groupe Canal+;

         (d)      UMGT;

         (e)      VUHIC;

         (f)      VTI;

         (g)      VU Canada;

         (h)      on or after the Cegetel Cash Pooling Date, Cegetel;

         (i)      on or after the Maroc Telecom Cash Pooling Date, Maroc
                  Telecom; and

         (j) any other member of the Group designated as such in writing by the Company and the Facility Agent.

         "CASH POOLING HUB SECURITY"

         means the account pledge agreement or account charge agreement over:

         (a)      each bank account of Vivendi Universal U.S. Holding Co.; and

         (b)      each Cash Pooling Account,

         but excluding:

         (i)      the Cash Pooling Accounts of UMGT, VU Canada and VUP; and

         (ii) the Cash Pooling Accounts referred to in paragraph (c) of the definition thereof.

         "CEGETEL"

         means Cegetel Groupe S.A.

         "CEGETEL CASH POOLING DATE"

         means the date on which all of the following events occur:

         (i) there are no contractual restrictions or provisions (including, without limitation, pre-emption rights) between shareholders of Cegetel, Transtel or any other member of the Cegetel Group or under the Non Recourse Financing in force at the date of this Agreement which restrict, or which would be triggered upon, the granting of a guarantee and Cash Pooling Hub Security pursuant to this Agreement;

         (ii) Cegetel has become a Guarantor under this Agreement and has granted Cash Pooling Hub Security; and

         (iii) Cegetel enters into the Cash Management and IGL Arrangements (as defined in the New Facility Agreement at its date) for the purpose of borrowing money from the Company or any Cash Pooling Hub.

         "CEGETEL DISPOSAL"

         means the disposal of all or any of the shares in, or assets or business of, any member of the Cegetel Group.

         "CEGETEL GROUP"

         means Cegetel and each of its Subsidiaries (including, for the avoidance of doubt, SFR).

         "CEGETEL SHAREHOLDERS' AGREEMENT"

         means the shareholders' agreement among the Company, Compagnie Transatlantique de Radiotelephonie Cellulaire, British
         Telecommunications plc, Mannesmann AG, SBC International, Inc., SBC International-Societe de Radiotelephonie Cellulaire Inc. and Cegetel dated as of 14th May, 1997 as amended from time to time.

         "CODE"

         means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "COMMITMENT"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Euros set opposite its name in
                  Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 29 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 29 (Changes to the Parties),

         to the extent not cancelled, reduced or transferred under this Agreement.

         "COMMITMENT PERIOD"

         means the period from the date of this Agreement up to and including the Final Maturity Date.

         "CONCENTRATION ACCOUNTS"

         means the Euro-denominated account (number 30003-03175-00020262579/77) and the US dollar-denominated account (number 30003-03175-03020103534/54) of the Company held with, or to be opened with, Societe Generale Agence Paris-Etoile-Entreprises, 33 avenue de Wagram, BP 963, 75017 Paris, France, the sterling-denominated account (number 30588-60001-81504592601/30) held with Barclays, 45 boulevard Haussmann, 75008 Paris and the Canadian Dollar-denominated account (number 30007-99999-043747000CA/04), the Danish Krone-denominated account (number 30007-99999-043747000DK/04), the Yen-denominated account (number 30007-99999-043747000JP/04), the Norwegian Krone-denominated account (number 30007-99999-043747000NO/04), the New Zealand Dollar-denominated account (number 30007-99999-043747000NZ/04), the Swedish Krona-denominated account (number 30007-99999-043747000SE/04), the Singaporean Dollar-denominated account (number 30007-99999-043747000SG/04), the Hong-Kong Dollar-denominated account (number 30007-99999-043747000HK/04), the Swiss
         Franc-denominated account (number 30007-

         99999-043747000FS/04), the Australian Dollar-denominated account (number 30007-99999-043747000AU/04), the Mexican Peso-denominated account (number 30007-99999-043747000MX/04), the Czech
         Koruna-denominated account (number 30007-99999-043747000CZ/04) (each, held with Natexis Banques Populaires, Gestion des flux Entreprises, 10/12, avenue Winston Churchill, Boite Postale 4, 94677 Charenton-le-Pont Cedex).

         "CONSENTING BANK"

         means each Bank which gave its consent to either or both of:

         (a) the waivers and consents set out in the letter dated 19th September, 2002 from the Company to the Facility Agent in connection with this Agreement; or

         (b) the waivers and consents set out in the letter dated 15th November, 2002 from the Company to the Facility Agent in connection with this Agreement,

         and, to the extent of the Commitment so acquired, any Bank which acquires a Commitment from a Consenting Bank under Clause 29 (Changes to the Parties).

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, expiry of any applicable grace period, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

         "DISPOSAL"

         means an Assets Disposal, a Cegetel Disposal, a SIT Disposal or a VE Shares Disposal.

         "DRAWDOWN DATE"

         means the date of the advance of a Loan.

         "EFFECTIVE DATE"

         has the meaning given to it in the Restatement Agreement.

         "ENVIRONMENT"

         means all, or any of, the following media: the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "ENVIRONMENTAL LAW"

         means any law or regulation relating to the Environment or to emissions, discharges or releases of substances or wastes into the Environment or otherwise relating to the handling of substances or wastes or the clean-up or remediation thereof.

                                       20
"EQUITY ISSUE"

means any issue of rights, shares or equity instruments of any kind (including for the avoidance of doubt debt instruments that are redeemable only in shares and which do not in any circumstances give rise to redemptions or repayments (whether in whole or in part) in cash), made or entered into by any member of the Group (but in relation to any member of the Cegetel Group, Transtel, and SIT prior to the SIT Repayment Date in relation to secondary Equity Issues only) but excluding:

(a) (without double counting) any such issue, the proceeds of which constitute VUE Excluded Equity Issue Proceeds or the amount of the VUE Retention;

(b) (without double counting) any such issue, the proceeds of which constitute the Canal+ Disposal Proceeds Amount;

(c) (without double counting) any such issue, the proceeds of which constitute the Games Disposal Proceeds Amount;

(d) any such issue made or entered into pursuant to a Relevant Intra Group Disposal or entered into pursuant to an employee share purchase plan;

(e) any such issue made or entered into by any member of the Maroc Telecom Group; and

(f) any such issue which forms part of the VU/SIT Loan (as defined in the New Facility Agreement as at its date).

"EURIBOR"

means:

(a)    the rate per annum which appears on Page EURIBOR 01 on the Reuters
       Screen; or

(b) if no such rate is available for the relevant period, the rate (expressed as a percentage) determined by the Facility Agent to be the arithmetic mean of the rates per annum (rounded upwards to four decimal place) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in Euros for a period comparable to the Interest Period of the relevant Loan and in this definition "PAGE EURIBOR 01" means the display designated as Page EURIBOR 01 on the Reuters Screen (or such other pages as may replace Page EURIBOR 01 on that service or such other service as may be nominated by the Banking Federation of the European Union (including the Reuters Monitor Money Rates Service) as the information vendor for the purposes of displaying Banking Federation of the European Union Interest Settlement Rates for deposits in
Euro).

        "EURO" OR "E"

        means the single currency of the Participating Member States.

        "EVENT OF DEFAULT"

        means an event specified as such in Clause 20 (Default).

        "EXCLUDED MUSIC GROUP ENTITY"

        means each of:

        (a)    Centenary Delta B.V. and all non-U.S. subsidiaries thereof; and

        (b)    UPIH 2 BV,

        if such entity will become a Foreign Subsidiary or will be held (directly or indirectly) by Universal Studios Holding I Corp, as a result of the Music Group Reorganisation.

        "EXISTING CEGETEL SHARES"

        means the share capital owned, directly or indirectly, by members of the Group (other than SII) in Cegetel at the Effective Date, representing not less than 43 per cent. of all of Cegetel's share capital.

        "FACILITY"

        means the credit facility made available under this Agreement.

        "FACILITY DISCHARGE DATE"

        means the date on which the Facility Agent (acting on the instructions of all the Lenders) notifies the Obligors' Agent in writing that all amounts outstanding under or in connection with the Facility have been irrevocably and unconditionally paid or discharged in full and the Total Commitments have been cancelled in full.

        "FACILITY OFFICE"

        means the office(s) notified by a Bank to the Facility Agent:

        (a)    on or before the date it becomes a Bank; or

        (b)    by not less than five Business Days' prior notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

        "FEE LETTER"

        means each letter dated the date of this Agreement between the Mandated Lead Arrangers and the Company (the "ARRANGEMENT FEE LETTER") and the Facility Agent and the Company (the "AGENCY FEE LETTER") setting out the amount of various fees referred to in Clause 23 (Fees).

        "FINAL MATURITY DATE"

        means the date which is the fifth anniversary of the date of this Agreement or, if that is not a Business Day, the immediately preceding Business Day.

        "FINANCE DOCUMENT"

        means:

        (a)    this Agreement;

        (b)    a Fee Letter;

        (c)    a Borrower Accession Deed;

        (d)    a Guarantor Accession Deed;

        (e)    a Novation Certificate; or

        (f) any other document designated as such by the Facility Agent and the Obligors' Agent.

        "FINANCE PARTY"

        means a Mandated Lead Arranger, a Bank, the Facility Agent or the Security Agent.

        "FINANCIAL INDEBTEDNESS"

        means any indebtedness in respect of:

        (a)    moneys borrowed;

        (b)    any debenture, bond, note, loan stock or other security;

        (c)    any acceptance credit;

        (d) receivables sold or discounted (otherwise than on a non-recourse basis);

        (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

        (f) any lease (including, without limitation, an operation de credit-bail) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

        (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

        (h) any amount raised under any other transaction having as a primary purpose the borrowing or raising of money; or

        (i) any guarantee, indemnity or similar assurance against financial loss of any person.

        "FOREIGN SUBSIDIARY"

        means any subsidiary of any U.S. Obligor which is a controlled foreign corporation within the meaning of the Code.

        "GAMES"

        means the games business of Vivendi Universal Games, Inc. and Universal Interactive, Inc. and their respective Subsidiaries.

        "GAMES DISPOSAL AND "GAMES DISPOSAL PROCEEDS AMOUNT"

        have the meanings given to those terms in the New Facility Agreement as in force at its date.

        "GROUP"

        means the Company and its Subsidiaries (but, for the avoidance of doubt, while VE is not a Subsidiary of the Company, excluding any member of the VE Group).

        "GROUPE CANAL+"

        means Groupe Canal+ S.A.

        "GUARANTOR"

        means an Original Guarantor or a Subsidiary Guarantor.

        "GUARANTOR ACCESSION DEED"

        means a deed in the form of Schedule 9 with such amendments as the Facility Agent may approve or reasonably require.

        "HIGH YIELD NOTES"

        means the US$935,000,000 9.25% senior notes due 2010 and the E325,000,000 9.50% senior notes due 2010 issued by the Company on 8th April, 2003 pursuant to the Indenture.

        "HOLDING COMPANY"

        means in relation to a person, an entity of which that person is a Subsidiary.

        "INDENTURE"

        means the indenture dated 8th April, 2003 entered into by the Company with respect to which the High Yield Notes have been or are to be issued.

        "INFORMATION MEMORANDUM"

        means the Information Memorandum dated January, 2002 and prepared by the Company in connection with this Agreement (as supplemented or amended from time to time).

        "INTEREST PERIOD"

        means each period determined in accordance with Clause 8 (Interest Periods).

        "INTRA GROUP LOAN"

        means, at any time, an Intra Group Loan for the purposes of the New Facility Agreement, as in force at its date.

        "INVESTMENT DOWNGRADING DATE"

        means a date on which the Company ceases to have an Investment Grade Rating.

        "INVESTMENT GRADE RATING"

        means each of a long term unsecured credit rating of Baa3 or better by Moody's and a long term unsecured credit rating of BBB- or better by S&P.

        "INVESTMENT GRADE RATING DATE"

        means a date on which the Company obtains an Investment Grade Rating.

        "JOINT VENTURES"

        means all joint venture entities (not being a member of the Group) whether a company, unincorporated firm, undertaking, joint venture, association, partnership or other entity in which any member of the Group has an interest from time to time.

        "LIBOR"

        means:

        (a) the rate per annum which appears on Page LIBOR 01 on the Reuters Screen; or

        (b) if no such rate appears on the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market,

        at or about 11.00 a.m. London time on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to the relevant Interest Period, and in this definition "Page LIBOR 01" means the display designated as Page LIBOR 01 on the Reuters Screen (or such other pages as may replace Page LIBOR 01 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in that currency).

        "LIQUIDITY ANALYSIS"

        means a forecast for the Group (excluding for the purposes (other than in relation to dividends) any member of the Maroc Telecom Group and the Cegetel Group and SIT) (and provided in excel form) setting out:

        (a) projections of the Group's cashflows for the period from the date of the forecast to:

               (i) except during a Release Condition Period, the Final Maturity Date; and

               (ii) during a Release Condition Period, a date which is one year from the date of such Liquidity Analysis,

               in each case as follows:

               (A) a monthly breakdown of the Group's projected cashflows for a period of six months from the date of the forecast;

               (B) thereafter a quarterly breakdown of the Group's projected cashflows for the period of the next nine months or for the remaining period of the forecast; and

               (C) thereafter a semi-annual breakdown of the Group's projected cashflows for the remaining period of the forecast, if any; and

        (b) a reconciliation statement between the actual cashflows of the Group for the period elapsed since the date of the preceding Liquidity Analysis and the projected cashflows of the Group for that period contained in that Liquidity Analysis together with reasons for any deviations (other than deviations of an immaterial nature) demonstrated by such reconciliation statement.

        "LOAN"

        means the principal amount of each borrowing by a Borrower under this Agreement or the principal amount thereof from time to time outstanding.

        "MAJORITY BANKS"

        means, at any time, Banks:

        (a) whose participations in the Loans then outstanding and whose undrawn Commtiments then aggregate 66 2/3 per cent. or more of all the Loans then outstanding; or

        (b) if there are no Loans then outstanding, whose Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

        (c) if there are no Loans then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

        "MANDATORY COST"

        means the cost imputed to the Banks of compliance in relation to this Agreement with:

        (a) the cash ratio and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the United Kingdom Financial Services Authority, all as determined in accordance with Schedule 6; and

        (b)    any reserve asset requirements of the European Central Bank.

        "MAROC TELECOM"

        means Maroc Telecom S.A.

        "MAROC TELECOM CASH POOLING DATE"

        means the date on which all of the following events occur:

        (i) there are no contractual restrictions or provisions (including, without limitation, pre-emption rights) between shareholders of Maroc Telecom in force at the date of this Agreement or under a Maroc Telecom Excluded Financing which restrict, or which would be triggered upon, the granting of a guarantee and Cash Pooling Hub Security pursuant to this Agreement;

        (ii) Maroc Telecom has become a Guarantor under this Agreement and has granted Cash Pooling Hub Security; and

        (iii) Maroc Telecom enters into the Cash Management and IGL Arrangements (as defined in the New Facility Agreement as in force at its date) for the purpose of borrowing money from the Company or any Cash Pooling Hub.

        "MAROC TELECOM DATE"

        means the date upon which the Company owns no less than 51 per cent. of the shares in Maroc Telecom pursuant to an acquisition permitted under this Agreement, unless such acquisition is financed by a Maroc Telecom Excluded Financing (as defined in the New Facility Agreement at its date).

        "MAROC TELECOM GROUP"

        means Maroc Telecom and its Subsidiaries.

        "MAROC TELECOM SHAREHOLDERS AGREEMENT"

        means the Convention d'actionnaires among the Company, Le Gouvernement du Royaume de Maroc and Itissalat Al-Maghrib executed by the Company on 20th December, 2000, as amended from time to time.

        "MASTER SECURITY AGREEMENT"

        means the pledge and security agreement substantially in the form initialled on or about the date of the New Facility Agreement by the Obligor's Agent and the Facility Agent or otherwise in the agreed form between the Grantors (as defined therein) and the Facility Agent.

        "MATERIAL ADVERSE EFFECT"

        means a material adverse effect on the ability of any Obligor to perform any of its payment obligations or to perform any other of its material obligations under any of the Finance Documents.

        "MATERIAL SUBSIDIARY"

        means, at any time:

        (a)    any Subsidiary Borrower or any Subsidiary Guarantor; and

        (b) any other Subsidiary of the Company which is consolidated by way of global integration (integration globale) in the audited consolidated accounts of the Group:

               (i) whose total assets (consolidated in the case of a Subsidiary which itself has a Subsidiary) represent not less than 5 per cent. of consolidated total assets of the Group (as shown in the then latest consolidated accounts of the Group); and/or

               (ii) whose operating profits (after adding back amortisations, depreciation and recoveries limited to ordinary operations) (consolidated in the case of a Subsidiary which itself has a Subsidiary) represent not less than 5 per cent. of EBITDA (as defined in Clause 19.1) (Financial covenant definitions) (as shown in the then latest consolidated accounts of the Group), in the case of a Subsidiary, as calculated from the then latest accounts (consolidated or, as the case may be, unconsolidated), audited if prepared, of that Subsidiary; and

        (c) any other Subsidiary of the Borrower (the "RECEIVING SUBSIDIARY") to which after the date of the latest audited consolidated accounts of the Group is transferred either:

               (i) all or substantially all the assets of another Subsidiary which immediately prior to the transfer was a Material Subsidiary (the "DISPOSING SUBSIDIARY"); or

               (ii) sufficient assets that the receiving Subsidiary would have been a Material Subsidiary had the transfer occurred on or before the date of the latest audited consolidated accounts of the Group;

               in the case of (i) above the disposing Subsidiary shall forthwith upon the transfer taking place cease to be a Material Subsidiary.

        "MATSUSHITA SHAREHOLDER AGREEMENTS" MEANS:

        (a) the stockholder's agreement among Centenary Holding N.V., MHI Investment Corporation and Centenary International B.V. (formerly Seagram International B.V.) dated as of 9th December, 1998, as amended from time to time; and

        (b) the amended and restated stockholders' agreement among Universal Studios Holding I Corp., MEI Holding Inc., Vivendi Universal Canada Inc. (formerly known as The Seagram Company Ltd.) and Vivendi Universal Holding IV Corp. (formerly known as Seagram Developments Inc.) dated as of 9th December, 1998, as amended from time to time.

        "MATURITY DATE"

        means the last day of the Interest Period of a Loan.

        "MOODY'S"

        means Moody's Investors' Services, Inc.

        "MUSIC GROUP"

        means all of the entities under the common ownership of the Company which engage in the acquisition, manufacture, marketing, sale and distribution of recorded music and music publishing.

        "MUSIC GROUP REORGANISATION"

        has the meaning given to that term in the New Facility Agreement as in force at its date.

        "NET ASSETS DISPOSAL PROCEEDS"

        means, in relation to any Assets Disposal (other than in relation to the VE Shares Disposal, any Cegetel Disposal and any SIT Disposal) made prior to an Investment Grade Rating Date (subject always to Clause 7.4), the amount of:

        (g) the cash proceeds or purchase consideration actually received in cash by a member of the Group (including, without limitation, pursuant to earn out provisions) as consideration for a disposal of any Asset including (without double counting) the amount of any Intra Group Loan or VUE Loan (in respect of which a member of the Group being sold pursuant to such disposal is the borrower under that Intra Group Loan or VUE Loan) which is repaid to continuing members of the Group using funds obtained from outside the Group;

        (h) any non-cash consideration actually received by a member of the Group under any sale and purchase agreement relating to such disposal; and

        (i) any other amount actually received or recovered by a member of the Group in cash under any sale and purchase agreement and/or ancillary documents relating to such disposal,

        in each case, net of:

        (i) any Taxes and reasonable third party costs and expenses incidental or fairly attributable to the disposal, receipt or recovery;

        (ii) in the case of a disposal of all or part of the interests held by any member of the Group in VUE or any Subsidiary of VUE or of any other asset of VUE or any Subsidiary of VUE, net of any tax indemnity due and payable by the Company to USAi or payment in lieu thereof pursuant to the arrangements relating thereto in force at the date of the New Facility Agreement; and

        (iii) the aggregate amount of any indemnity or breach of warranty claims under any sale and purchase agreement and/or ancillary documents related to any disposal actually paid by a member of the Group provided always that the maximum aggregate amount of any such deduction in respect of any disposal shall not exceed 10 per cent. of the aggregate of all amounts referred to in paragraphs (a) to (c) above in respect of all disposals which are made in accordance with this Agreement on or prior to the date for payment pursuant to Clause 7.13 (Timing of mandatory prepayments and cancellations and Receipt Account) of the proceeds which are the subject of such deduction and provided further that no Finance Party shall be under any obligation to repay or reimburse any Net Proceeds (or corresponding amounts) prepaid under this Agreement, but excluding:

        (A) (without double counting) any VUE Excluded Disposal Proceeds and any VUE Retention;

        (B) (without double counting) any such proceeds constituting the Canal+ Disposal Proceeds Amount; and

        (C) (without double counting) any such proceeds constituting the Games Disposal Proceeds Amount.

        For the purposes of this definition, the amount of proceeds actually received by a member of the VUE Group pursuant to any Film Rights Securitization (as defined in the VUE Bridge Extension) shall be equal to the amount of such proceeds as calculated in accordance with the definition of Net Proceeds in the VUE Bridge Extension.

        For the purposes of any mandatory prepayment, no less than 70 per cent. of the Net Assets Disposal Proceeds for any disposal of any member of the VUE Group or the Music Group will be deemed to have been paid in cash at the time of such disposal, notwithstanding that less than this amount may actually have then been received.

        "NET CEGETEL DISPOSAL PROCEEDS"

        means, in relation to any Cegetel Disposal made prior to an Investment Grade Rating Date (subject always to Clause 7.4):

        (a) the cash proceeds or purchase consideration actually received in cash by a member of the Group (including, without limitation, pursuant to earn-out provisions) as consideration for such disposal including (without double-counting) the amount of any Intra Group Loans (in respect of which a member of the Group being sold pursuant to such disposal is a borrower under that Intra Group Loan) which is repaid to continuing members of the Group using funds obtained from outside the Group;

        (b) any non-cash consideration actually received by a member of the Group under any sale and purchase agreement relating to such disposal; and

        (c) any other amount actually received or recovered by a member of the Group under any sale and purchase agreement and/or ancillary documents related to such disposal;

        in each case net of:

        (i) any Taxes and reasonable third party costs and expenses incidental or fairly attributable to the disposal, receipt or recovery; and

        (ii) the aggregate amount of any indemnity or breach of warranty claims under any sale and purchase agreement and/or ancillary documents related to any disposal actually paid by a member of the Group provided always that the maximum aggregate amount of any such deduction in respect of any disposal shall not exceed 10 per cent. of the aggregate of all amounts referred to in paragraphs (a) to (c) above in respect of all disposals which are made in accordance with this Agreement on or prior to the date for payment pursuant to Clause 7.13 of the proceeds which are the subject of such deduction and provided further that no Finance Party shall be under any obligation to repay or reimburse any Net Proceeds (or corresponding amounts) prepaid under this Agreement.

        "NET DIVIDEND PROCEEDS"

        means the amount of any cash dividend (net of any Taxes paid by the Company in relation to such dividend) declared by the Company prior to an Investment Grade Rating Date (subject always to Clause 7.4) on or in respect of its share capital.

        "NET EQUITY ISSUE PROCEEDS"

        means, in relation to an Equity Issue made prior to an Investment Grade Rating Date (subject always to Clause 7.4), any proceeds received in cash by or for the account of any member of the Group net of any Taxes, or reasonable third party costs and expenses payable in connection with that Equity Issue.

        "NET PROCEEDS"

        means Net Dividend Proceeds, Net Assets Disposal Proceeds, Net VE Shares Disposal Proceeds, Net Cegetel Disposal Proceeds, Net SIT Disposal Proceeds or Net Equity Issue Proceeds, as the context requires.

        "NET SIT DISPOSAL PROCEEDS"

        means, in relation to any SIT Disposal made prior to an Investment Grade Rating Date (subject always to Clause 7.4):

        (a) the cash proceeds or purchase consideration actually received in cash by a member of the Group (including, without limitation, pursuant to earn-out provisions) as consideration for such disposal including (without double-counting) the amount of any Intra Group Loans (in respect of which a member of the Group being sold pursuant to such disposal is the borrower under that Intra Group Loan) which is repaid to continuing members of the Group using funds obtained from outside the Group;

        (b) any non-cash consideration actually received by a member of the Group under any sale and purchase agreement relating to such disposal; and

        (c) any other amount actually received or recovered by a member of the Group under any sale and purchase agreement and/or ancillary documents related to such disposal;

        in each case net of:

        (i) any Taxes and reasonable third party costs and expenses incidental or fairly attributable to the disposal, receipt or recovery; and

        (ii) the aggregate amount of any indemnity or breach of warranty claims under any sale and purchase agreement and/or ancillary documents related to any disposal actually paid by a member of the Group provided always that the maximum aggregate amount of any such deduction in respect of any disposal shall not exceed 10 per cent. of the aggregate of all amounts referred to in paragraphs (a) to (c) above in respect of all disposals which are made in accordance with this Agreement on or prior to the date for payment pursuant to Clause 7 (Prepayment and Cancellation) of the proceeds which are the subject of such deduction and provided further that no Finance Party shall be under any obligation to repay or reimburse any Net Proceeds (or corresponding amounts) prepaid under this Agreement, to the extent such amounts are not used to repay the Non Recourse Financing in accordance with its terms.

        "NET VE SHARES DISPOSAL PROCEEDS"

        means, in relation to the disposal of VE Shares made prior to an Investment Grade Rating Date (subject always to Clause 7.4):

        (a) the cash proceeds or purchase consideration actually received in cash by a member of the Group (including, without limitation, pursuant to earn out provisions) as consideration for such disposal including without double counting the amount of any Intra Group Loan (in respect of which a member of the Group being sold pursuant to such disposal is the borrower under that Intra Group Loan) which is repaid to continuing members of the Group using funds obtained from outside the Group; and

        (b) any other amount actually received or recovered by a member of the Group under any sale and purchase agreement and/or ancillary documents related to such disposal,

        in each case net of any taxes and reasonable third party costs and expenses incidental or fairly attributable to the disposal, receipt or recovery.

        "NEW FACILITY AGREEMENT"

        means the E2,500,000,000 credit agreement dated or to be dated on or about the Effective Date and made between the Company, as borrower, Societe Generale as facility agent and others.

        "NEW INVESTORS"

        has the meaning given to it in the VE Share Pledge and Escrow Agreement.

        "NON RECOURSE FINANCING"

        means the E1,300,000,000 facility agreement between SIT and certain banks dated 6th December, 2002.

        "NON-VUE GROUP"

        means the Group excluding the VUE Group.

        "NOVATION CERTIFICATE"

        has the meaning given to it in Clause 29.3 (Procedure for novations).

        "OBLIGOR"

        means each of the Company, each Borrower and each Guarantor.

        "OPTIONAL CURRENCY"

        means Sterling, United States Dollars, Japanese Yen and any other currency (other than Euros) which is for the time being freely transferable and convertible into Euros, deposits of which are readily available in the European interbank market and which has been approved in writing by the Facility Agent (acting on the instructions of all the Banks).

        "ORIGINAL EURO AMOUNT"

        in relation to a Loan, means:

        (a)    if that Loan is denominated in Euros, the amount of that Loan; or

        (b) if that Loan is denominated in an Optional Currency, the equivalent in Euros of the amount of that Loan at the Spot Rate of Exchange three Business Days before its Drawdown Date.

        "ORIGINAL GROUP ACCOUNTS"

        means the audited consolidated accounts of the Group for the year ended 31st December, 2000.

        "ORIGINAL LIQUIDITY ANALYSIS"

        means a liquidity analysis of the Group dated 2nd April, 2003.

        "PARTICIPATING MEMBER STATE"

        means a member state of the European Community that adopts or has adopted the Euro as its currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

        "PARTY"

        means a party to this Agreement.

        "PERMITTED JOINT VENTURE"

        means a Joint Venture in which only a member of the VUE Group, a member of the Music Group or Studio Canal has an interest, the primary purpose of which is to acquire Product or interests therein (including distribution rights) in the ordinary course of business and which does not, or could not reasonably be expected to, have a Material Adverse Effect (as defined in the New Facility Agreement at its date) or to jeopardise the guarantees given to the Banks under the Finance Documents or the Banks' security under the Security Documents.

        "PRODUCTS"

        means any music (including mail order music), music copyright, motion picture, television programming, film, videotape, video clubs, DVD manufactured or distributed or any other product produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a member of the Group:

        (a)    is an initial copyright owner; or

        (b) acquires (or will acquire upon delivery) an equity interest or distribution rights.

        "PROJECT FINANCE INDEBTEDNESS"

        means any Financial Indebtedness to finance a project incurred by a member of the Group (the "RELEVANT GROUP MEMBER") which has no activities or material assets other than those comprised in the project and in respect of which the person to whom that Financial Indebtedness is owed by the relevant Group member has no recourse whatsoever to any member of the Group for the repayment of or payment of any sum relating to that Financial Indebtedness other than:

        (a) recourse to the relevant Group member for amounts limited to its interest in the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

        (b) recourse to the relevant Group member for the purpose only of enabling amounts to be claimed in respect of that Financial Indebtedness on an enforcement of any Security Interest given by the borrower over the assets comprised in that project to secure the Financial Indebtedness; and/or

        (c) recourse to a shareholder of the relevant Group member for the purpose only of enforcement of any Security Interest given by that shareholder over shares (or the like) of the borrower to secure that Financial Indebtedness.

        "RATE FIXING DAY"

        means:

        (a) the second Business Day before the first day of the Interest Period for a Loan; or

        (b) in the case of a Loan in Euros only, the second TARGET Day before the first day of the Interest Period for that Loan; or

        (c) in the case of a Loan in Sterling only, the first day of the Interest Period for that Loan,

        or, in each case, such other day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Interest Period, as determined by the Facility Agent.

        "RECEIPT ACCOUNT"

        means an interest bearing blocked and secured account in France in the name of the Security Agent.

        "REFERENCE BANKS"

        means, subject to Clause 29.6 (Reference Banks), the Facility Agent, BNP Paribas and Deutsche Bank Luxembourg S.A.

        "RELEASE CONDITION DATE"

        means a date on which the Facility Agent (acting on the instructions of the Majority Banks (not to be unreasonably delayed)) notifies the Obligors' Agent that each of the following conditions has been fulfilled:

        (a) the Company has an Investment Grade Rating for a continuous period of 90 days; and

        (b) the Facility Agent has received a certificate signed by two officers of the Company, one of whom shall be the Chief Executive Officer or the Chief Financial Officer of the Company, confirming that during such continuous period of 90 days referred to in (a) above, no Default has occurred and is continuing.

        "RELEASE CONDITION PERIOD"

        means each period of time:

        (a)    commencing on a Release Condition Date; and

        (b) ending on the Business Day immediately prior to the next Investment Downgrading Date to occur.

        "RELEVANT INTRA GROUP DISPOSAL"

        means the disposal of an asset:

        (a) by an Obligor to another Obligor which could not reasonably be expected to have a Material Adverse Effect or to jeopardise the guarantees given to the Banks under the Finance Documents or the Banks' security under the Security Documents;

        (b)    by a member of the Group which is not an Obligor to an Obligor;

        (c) by a member of the Group which is not an Obligor (the "TRANSFEROR") to another member of the Group which is not an Obligor (the "TRANSFEREE") where the percentage of the share capital of the Transferee owned by the Company (directly or indirectly) is not less than the percentage of the share capital of the Transferor owned by the Company (directly or indirectly);

        (d) between a member of the Non-VUE Group and any member of the VUE Group, but only (notwithstanding paragraphs (a) to (c) above) for cash management purposes in accordance with the New Facility Agreement (so long as it is in force) or VUE Excluded Disposals, or any disposal of cash inherent in Excluded Financial Indebtedness, as defined in the New Facility Agreement at its date;

        (e)    by way of a transaction permitted pursuant to sub-paragraphs
               (b)(iv) or (v) of clause 19.18 (Mergers and acquisitions) of the New Facility Agreement; or

        (f)    pursuant to the Music Group Reorganisation.

        "REQUEST"

        means a request made by the Obligors' Agent for a Loan, substantially in the form of Schedule 3.

        "RESTATEMENT AGREEMENT"

        means an amendment and restatement agreement relating to this Agreement, dated 13th May, 2003 and made between the Company, the Facility Agent and others.

        "S&P"

        means Standard & Poor's Corporation.

        "SECURITY AGENT"

        means Societe Generale as security agent, appointed under the Security Sharing Agreement (including, as the context requires, its permitted successors and assigns).

        "SECURITY DOCUMENT"

        means each document listed in Schedule 10 (Security Documents), the security document required under Clause 7.14(m) (Miscellaneous provisions) and any other documents designated as such by the Facility Agent and the Obligors' Agent.

        "SECURITY INTEREST"

        means any:

        (a) hypotheque, nantissement, privilege, cession de creance par bordereau Dailly, "gage-especes" any surete reelle or droit de retention; or

        (b) other mortgage, pledge, lien, charge (whether fixed or floating), assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

        "SECURITY RELEASE CONDITION DATE"

        means the date on which the Security Agent (acting on the instructions of the Majority Banks (not to be unreasonably delayed)) notifies the Obligors' Agent and the Facility Agent that each of the following conditions has been fulfilled:

        (a) the Company has an Investment Grade Rating for a continuous period of 180 days; and

        (b) the Facility Agent has received a certificate signed by two officers of the Company, one of whom shall be its Chief Executive Officer or the Chief Financial Officer of the Company, confirming that during such continuous period of 180 days referred to in (a) above, no Default has occurred and is continuing.

        "SECURITY RELEASE CONDITION PERIOD"

        means each period of time:

        (a)    commencing on a Security Release Condition Date; and

        (b) ending on the Business Day immediately prior to the next Investment Downgrading Date to occur.

        "SECURITY SHARING AGREEMENT"

        means the agreement between, inter alia, the Company, the Banks, the lenders under the New Facility Agreement and the Security Agent, dated on or about the Effective Date.

        "SFR"

        means Societe Francaise du Radiotelephone S.A.

        "SFR SHAREHOLDERS' AGREEMENT"

        means the shareholders' agreement among the Company, Compagnie Financiere pour le Radiotelephone, Vodafone Europe Holdings B.V., Vodafone France and Vodafone Group plc dated as of 10th October, 1994 as amended from time to time.

        "SIT"

        means Societe d'Investissement pour la Telephonie S.A.

        "SIT DISPOSAL"

        means the disposal of all or any of the shares in, or assets or business of, SIT.

        "SIT REPAYMENT DATE"

        means the date on which the Non Recourse Financing is repaid (or prepaid) and cancelled in full.

        "SPOT RATE OF EXCHANGE"

        means the European Central Bank fixing rate for the notional purchase of the relevant Optional Currency with Euros at or about 11.00 a.m. on a particular day (or, if no such rate is available, the Facility Agent's spot rate of exchange for that notional purchase at or about that time).

        "STERLING" OR "L"

        means the lawful currency for the time being of the United Kingdom.

        "STUDIO CANAL"

        means Studio Canal S.A.

        "SUBORDINATION AGREEMENT"

        means each of:

        (a) a subordination agreement dated on or about the date of the Amendment Agreement, governed by English law and made between the Obligor's Agent, the Security Agent and others;

        (b) a subordination agreement dated on or about the date of the Amendment Agreement governed by New York law and made between the Obligor's Agent, the Security Agent and others; and

        (c) any other document which is a Subordination Agreement under and as defined in the New Facility Agreement,

        and any other document designated in writing as such by the Facility Agent and the Obligors' Agent.

        "SUBSIDIARY"

        means a person from time to time of which a person has direct or indirect control (in the case of a company incorporated in France, within the meaning of Article L.233-3 I.1 and I.2 of the Nouveau Code de Commerce (as the same is in force on the date of this Agreement)) or which owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership or voting power.

        "SUBSIDIARY BORROWER"

        means any direct or indirect Subsidiary of the Company which becomes a Borrower in accordance with Clause 29.4 (Accession of Subsidiary Borrower).

        "SUBSIDIARY BORROWER LIMIT"

        means the aggregate principal amount of Loans which a Subsidiary Borrower may at any one time have outstanding, as stated in the Borrower Accession Deed for that Subsidiary Borrower.

        "SUBSIDIARY GUARANTOR"

        means any direct or indirect Subsidiary of the Company which becomes a Guarantor in accordance with Clause 29.5 (Accession of Subsidiary Guarantor).

        "SUPER MAJORITY BANKS"

        means at any time, Banks:

        (a) whose share in the Original Euro Amount of outstanding Loans and whose undrawn Commitments then aggregate 85 per cent. or more of the aggregate of Original Euro Amount of all outstanding Loans and the undrawn Commitments of all the Lenders;

        (b) if there is no Loan outstanding, whose undrawn Commitments then aggregate 85 per cent. or more of the Total Commitments; or

        (c) if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 85 per cent. or more of the Total Commitments immediately before the reduction.

        "TARGET DAY"

        means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "TAX"

        means any tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including any related penalty or interest payable in connection with any failure to pay or delay in paying any of the same).

        "TOTAL COMMITMENTS"

        means the aggregate for the time being of the Commitments, being E3,000,000,000 at the date of this Agreement.

        "TRANSTEL"

        means Transtel S.A.

        "TRANSTEL SHAREHOLDERS AGREEMENT"

        means the shareholders' agreement among the Company, Compagnie Transatlantique de Radiotelephonie Cellulaire, Societe de
        Radiotelephonie Cellulaire, SBC International Inc., and SBC International - Societe de Radiotelephonie Cellulaire Inc. dated as of May 14, 1997, as amended from time to time.

        "UMGT"

        means Universal Music Group Treasury S.A.S.

        "USAI"

        means USA Interactive Inc.

        "UPIH 2BV"

        means Universal Pictures International Holdings II B.V.

        "VE"

        means Veolia Environment S.A. (formerly known as Vivendi Environnement S.A.).

        "VE B SHARES"

        means each or any of "Actions B" as defined in the VE Shares Pledge and Escrow Agreement.

        "VE GROUP"

        means VE and its Subsidiaries.

        "VE SHARES"

        means the shares in the issued share capital of VE owned directly or indirectly by the Company (being, at the Effective Date, 20.4 per cent of those shares less any shares which have, prior to the Effective Date, been the subject of an exercise of a call option under an acquisition and subscription agreement dated 24th June, 2002 and made between the Company and certain financial institutions named therein, as amended from time to time).

        "VE SHARES DISPOSAL"

        means a disposal by the Company of any VE Shares.

        "VE SHARE PLEDGE AND ESCROW AGREEMENT"

        means the escrow and share pledge agreement dated 24th November, 2002 entered into by the Company, VE and the Escrow Agent, Account Holder and Calculation Agent and New Investors (each as defined therein) with respect to security over the VE Shares, as amended on 7th February, 2003 and as may be further amended from time to time.

        "VTI"

        means Vivendi Telecom International S.A.

        "VU CANADA"

        means Vivendi Universal Canada, Inc.

        "VUE"

        means Vivendi Universal Entertainment LLLP.

        "VUE BORROWER CO"

        means VU-VUE Holding Partnership LLP, a Delaware limited liability partnership.

        "VUE BRIDGE EXTENSION"

        means the U.S.$1,620,000,000 amended and restated agreement dated as of 25th November, 2002 granted in favour of VUE as amended, supplemented or otherwise modified.

        "VUE BRIDGE REFINANCING"

        means an issue or issues of debt instruments (including any debt, bank or capital markets issue or securitisation by any member of the VUE Group (or any trust or other entity established for the purposes of a securitisation)) in an aggregate principal amount of no more than U.S.$1,620,000,000 (net of reserves required to be funded with, or fees payable with, the proceeds thereof), for the purpose of raising finance solely in order to refinance (in full or in part) the VUE Bridge Extension and any refinancing or refinancings thereof.

        "VUE DATE"

        has the meaning given to that term in the New Facility Agreement as in force at its date.

        "VUE EXCLUDED DISPOSAL"

        has the meaning given to that term in the New Facility Agreement as in force at its date.

        "VUE EXCLUDED DISPOSAL PROCEEDS"

        means, prior to the VUE Date, any proceeds from the disposal of any assets of any member of the VUE Group (i) being the disposal of proceeds under the VUE Bridge Extension, VUE Incremental Indebtedness or any VUE Bridge Refinancing; (ii) which are required to be applied by way of mandatory prepayment or cash collateral to the VUE Bridge Extension, VUE Incremental Indebtedness or any VUE Bridge Refinancing and any proceeds the distribution of which is otherwise restricted pursuant to the VUE Bridge Extension, VUE Incremental Indebtedness or any VUE Bridge Refinancing but not including any such proceeds required to be so applied on or prior to the VUE Date but not so applied on or prior to the VUE Date; or (iii) which are received pursuant to a VUE Excluded Disposal.

        "VUE EXCLUDED EQUITY ISSUE PROCEEDS"

        means, prior to the VUE Date, in relation to a VUE equity issue, any proceeds required to be applied by way of mandatory prepayment or cash collateral of the VUE Bridge Extension, VUE Incremental Indebtedness or any VUE Bridge Refinancing and any proceeds the distribution of which is otherwise restricted pursuant to the VUE Bridge Extension, any VUE Bridge Refinancing, or VUE Incremental Indebtedness but not including any such proceeds required to be so applied on or prior to the VUE Date and not so applied on or prior to the VUE Date.

        "VUE FOREIGN LENDER"

        has the meaning given to that term in the New Facility Agreement as in force at its date.

        "VUE GROUP"

        means VUE and each of its Subsidiaries.

        "VUE INCREMENTAL INDEBTEDNESS"

        means debt proceeds raised by VUE or its Subsidiaries up to an aggregate outstanding amount at any time of U.S.$600,000,000 (or equivalent in other currencies) which (i) is without recourse as to security or guarantees from the Company or any other member of the Non-VUE Group,
        (ii) the terms of which, in respect of the making of any distributions in cash or loans or otherwise disposing of assets by any member of the VUE Group to a person outside the VUE Group is no more restrictive than the terms of the VUE Bridge Extension or VUE Bridge Refinancing and
        (iii) does not contain any restriction or prohibition which conflict with this Agreement or the VUE Bridge Refinancing.

        "VUE LOAN"

        has the meaning given to that term in the New Facility Agreement as in force at its date.

        "VUE PARTNERSHIP AGREEMENT"

        means the agreement entered into as of 7th May, 2002 between the partners of VUE (amended by an agreement dated as of 25th November, 2002).

        "VUE RETENTION"

        means at any time in respect of any Equity Issue or Assets Disposal made by any member of the Group, any amount of the Net Proceeds, as the case may be, which:

         (a) is required by any of the VUE Partnership Agreement, the VUE Transaction Agreement and the Matsushita Shareholder Agreements to be retained by any member of the VUE Group or paid by any member of the VUE Group to any third party other than a Bank pursuant to this Agreement;

         (b) prior to the VUE Date, is required by any member of the VUE Group to maintain liquidity in the ordinary course of business; or

         (c) prior to the VUE Date, is to be applied in the ordinary course of business of any member of the VUE Group up to a maximum aggregate principal amount of U.S.$25,000,000 (or equivalent in other currencies).

         "VUE SUBORDINATION AGREEMENT"

         means the subordination agreement in the agreed form between, inter alia, VUE, the VUE Foreign Lenders and VUHIC.

         "VUE TRANSACTION AGREEMENT"

         means the amended and restated transaction agreement dated as of 16th December, 2001 and entered into between the Company, Universal Studios Inc., USA Networks, Inc., USANi LLC, Liberty Media Corporation and Barry Diller.

         "VUHIC"

         means Vivendi Universal Holding I Corp.

         "VUP"

         means Vivendi Universal Publishing S.A.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

                  "BARCLAYS CAPITAL" or "SG INVESTMENT BANKING" is a reference to the investment banking division of Barclays Bank PLC or Societe Generale (respectively) and a reference to Barclays Capital or SG Investment Banking shall include a reference to Barclays Bank PLC or Societe Generale (as appropriate);

                  "CONTROL" means the power to direct the management or policies of a person, whether through the ownership of voting capital, by contract or otherwise;

                  "DISPOSAL" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and DISPOSE will be construed accordingly;

                  the "EQUIVALENT IN OTHER CURRENCIES" or like terms, unless otherwise agreed or the context otherwise requires, means the equivalent in one currency of an amount in another currency as determined by the Facility Agent by reference to market rates of exchange prevailing at the time.

                  a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

                  (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                  (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

                  for the purposes of the definitions of:

                  (i) "NET ASSETS DISPOSAL PROCEEDS", "NET CEGETEL DISPOSAL PROCEEDS", "NET SIT DISPOSAL PROCEEDS" and "NET VE SHARES DISPOSAL PROCEEDS", the date on which such Disposal is made shall mean the date on which an agreement or contract relating to the relevant Disposal has been executed or signed by the relevant member of the Group (whether or not subject to any conditions to closing or completion); and

                  (ii) "NET EQUITY ISSUE PROCEEDS", the date on which an Equity Issue is made shall mean the date on which the instrument constituting the purchase or subscription of such Equity Issue has been executed by the relevant member of the Group and/or the subscriber as the case may be (whether or not subject to any condition to closing or completion);

                  a "PERSON" includes any individual, company, unincorporated association or body of persons (including a partnership, trust, joint venture or consortium), government, state, agency, international organisation or other entity;

                  a "REGULATION" includes any decret, regulation, rule, official directive, request or guideline (whether or not having the force of law but if not, being of a type with which the person to which the regulation relates is accustomed to complying) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv) a person includes its successors, transferees, novatees and assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

         (vi)     a time of day is a reference to Central European time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(e) This Agreement is to be entered into with the benefit of and subject to the Security Sharing Agreement.

(f) Where an obligation under this Agreement is to be performed by an Obligor which is not a party to this Agreement, the Company shall ensure that that Obligor performs that obligation.

2.       FACILITY

2.1      FACILITY

(a) Subject to the terms of this Agreement, the Banks agree to make Loans during the Commitment Period to the Borrowers up to an aggregate principal amount not exceeding the Total Commitments.

(b) The aggregate Original Euro Amount of all outstanding Loans shall not, at any time, exceed the Total Commitments. No Bank is obliged to lend if it would cause the Original Euro Amount of its participations in the Loans to exceed its Commitment.

2.2      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3      NATURE OF A BORROWER'S OBLIGATIONS

(a) The obligations of a Borrower under the Finance Documents are several. Except as provided in a Finance Document, no Borrower is liable for Loans made to another Borrower or any other obligation of any other Borrower arising under the Finance Documents.

(b) Each Borrower and the Company irrevocably appoints the Obligors' Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

         (i) the Obligors' Agent on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Finance Parties and to give all notices and instructions (including Requests) and to make such agreements capable of being given or made by any Borrower or the Company notwithstanding that they may affect such Borrower or the Company, without further reference to or the consent of such Borrower; and

         (ii) the Facility Agent to give any notice, demand or other communication to such Borrower or the Company pursuant to the Finance Documents to the Obligors' Agent on its behalf (and any notice given to the Obligors' Agent for a Borrower or the Company shall be deemed to have been given to that Borrower or the Company (as appropriate)), and in all cases each Borrower and the Company shall be bound by notices and instructions given by or to the Obligors' Agent on its behalf and by acts done by the Obligors' Agent on its behalf as if the same had been given by or to, or done by, that Borrower or the Company itself.

(c) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under this Agreement, or in connection with the Finance Documents (whether or not known to any other Obligor) shall be binding for all purposes on each Obligor concerned as if such Obligor had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.       PURPOSE

         Each Borrower shall apply the Loans towards its general corporate purposes. No proceeds of any Loan may be applied in or towards repayment or prepayment of any amounts outstanding under any High Yield Notes. Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The first Request may not be delivered until the Facility Agent has notified the Obligors' Agent and the Banks that it has received all of the documents set out in Part 1 of Schedule 2 in form and substance satisfactory to the Facility Agent (which the Facility Agent shall do promptly on such receipt).

4.2      FURTHER CONDITIONS PRECEDENT

         The obligation of each Bank to participate in any Loan under Clause 5.3 (Advance of Loan) is subject to the further conditions precedent that:

         (a)      on both the date of the Request and the Drawdown Date:

                  (i) the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the Loan is made; and

                  (ii) no Default is outstanding or could reasonably be expected to result from the Loan;

         (b) no event or series of events has occurred which, in the reasonable opinion of the Majority Banks (acting in good faith), is likely to have a Material Adverse Effect; and

         (c) the making of the Loan would not cause Clause 2.1 (Facility) to be contravened.

5.       DRAWDOWN

5.1      COMMITMENT PERIOD

         A Borrower may borrow a Loan on any Business Day during the Commitment Period if the Facility Agent receives from the Obligors' Agent, not later than 11.00 a.m. three Business Days (or four Business Days in the case of a Loan in an Optional Currency) before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

5.2      COMPLETION OF REQUESTS

         A Request will not be regarded as having been duly completed unless:

         (a) the Drawdown Date is a Business Day falling at least one month prior to the Final Maturity Date;

         (b)      the Original Euro Amount of the Loan is;

                  (i) a minimum of E50,000,000 and an integral multiple of E25,000,000; or

                  (ii) the balance of the undrawn Total Commitments (as appropriate); or

                  (iii) such other amount as the Facility Agent (acting on the instructions of the Banks) and the Obligors' Agent may agree;

         (c)      the amount selected under paragraph (b) above:

                  (i) does not cause Clause 2.1 (Facility) to be contravened; and

                  (ii) in the case of a Subsidiary Borrower, does not exceed (when aggregated with any outstanding Loans borrowed by that Subsidiary Borrower) the Subsidiary Borrower Limit for that Subsidiary Borrower;

         (d) in the case of a Loan for the Company, the currency selected complies with Clause 10 (Optional Currencies) and in the case of a Loan for a Subsidiary Borrower the currency is that in which the Subsidiary Borrower Limit for that Borrower is expressed;

         (e) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Final Maturity Date; and

         (f) it identifies the Borrower to which the Loan is to be made and the payment instructions specify an account of that Borrower in Paris (in the case of Euros) or in the principal financial centre of the country of the relevant currency (in the case of an Optional Currency).

         Each Request must specify one Loan only and the Obligors' Agent may not deliver a Request for a Loan with a Drawdown Date which is within five Business Days of the Drawdown Date for another Loan. Unless otherwise agreed by the Facility Agent, no more than ten Loans may be outstanding at any time.

5.3      ADVANCE OF LOAN

         (a) The Facility Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in that Loan.

         (b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Facility Agent for the relevant Borrower in the currency in which it is to be borrowed on the relevant Drawdown Date.

         (c) The amount of each Bank's participation in each Loan will be the proportion of the Loan which its Commitment bears to the Total Commitments on the date of receipt by the Facility Agent of the relevant Request.

6.       REPAYMENT

6.1      REPAYMENT

         Each Borrower shall repay each Loan made to it in full on its Maturity Date to the Facility Agent for the Banks.

6.2      RE-BORROWING

         Subject to the other terms of this Agreement, any amounts repaid under Clause 6.1 may be re-borrowed.

7.       PREPAYMENT AND CANCELLATION

7.1      AUTOMATIC CANCELLATION

         The Commitment of each Bank shall be automatically cancelled at the close of business in Paris on the Final Maturity Date.

7.2      VOLUNTARY PREPAYMENT AND CANCELLATION

(a) Subject to Clause 26.2(c) (Other indemnities) any Borrower may, by the Obligors' Agent giving not less than 10 days' prior notice (or such shorter period as the Majority Banks may agree) to the Facility Agent, prepay any Loan made to it in whole or in part on any day (but, if in part, in a minimum of E50,000,000 and an integral multiple of E50,000,000). Any prepayment of a Loan in part shall be applied against the participations of the Banks in that Loan pro rata.

(b) The Obligors' Agent may, without penalty or obligation to indemnify, by giving not less than 10 days' prior notice (or such shorter period as the Majority Banks may agree) to the Facility Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of E50,000,000 and an integral multiple of E50,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.3      RIGHT OF PREPAYMENT

         If:

(a) a Borrower is required to pay to a Bank any additional amounts under Clause 12 (Taxes); or

(b) a Borrower is required to pay to a Bank any amount under Clause 14 (Increased Costs),

         then, without prejudice to the obligations of any Obligor under those Clauses, the Obligors' Agent may, whilst the circumstances continue, give a notice of prepayment and (at the option of the Obligor's Agent) cancellation to that Bank through the Facility Agent. On the date falling three Business Days after the date the notice is given that Borrower shall prepay that Bank's participation in all the Loans made to it and the Bank's Commitment (if the Obligor's Agent has so requested in the notice) shall be cancelled.

7.4      MANDATORY PREPAYMENT FROM PROCEEDS - GENERAL

(a) The provisions of Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.9 (Mandatory Prepayment from Cegetel Disposals and SIT Disposals) (inclusive) and paragraphs (f) to (h) and (j) to (m) (each inclusive) of Clause 7.14 (Miscellaneous provisions) shall apply and remain in force at all times until the Final Maturity Date unless and until the Company obtains an Investment Grade Rating. If an Investment Grade Rating Date occurs and until the occurrence of an Investment Downgrading Date, then those Clauses shall cease to apply, except with respect to any Net Proceeds received after the Investment Grade Rating Date in relation to any Disposal or Equity Issue made before the Investment Grade Rating

         Date or any Net Dividend Proceeds declared prior to the Investment Grade Rating Date, which shall be applied in accordance with the provisions of this Clause 7 notwithstanding that the Company has an Investment Grade Rating.

(b) If the Company obtains an Investment Grade Rating but at any time thereafter an Investment Downgrading Date occurs, Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.9 (Mandatory Prepayment from Cegetel Disposals and SIT Disposals) (inclusive) and paragraphs (f) to (h) and (j) to (m) (each inclusive) of Clause 7.14 (Miscellaneous provisions) shall be automatically reinstated and apply on and from the Investment Downgrading Date with respect to any Disposal or Equity Issue made on or after the Investment Downgrading Date and any Net Dividend Proceeds declared on or after the Investment Downgrading Date, in each case until the Company obtains an Investment Grade Rating, following which paragraph (a) above shall again apply.

7.5      MANDATORY PREPAYMENT FROM NET DIVIDEND PROCEEDS

         The Company shall ensure that an aggregate amount equal to 50 per cent. of Net Dividend Proceeds is applied in prepayment and cancellation of the Facility.

7.6      MANDATORY PREPAYMENT FROM NET EQUITY ISSUE PROCEEDS

(a) Subject to paragraph (b) below, the Company shall ensure that an amount equal to 162/3 per cent. of Net Equity Issue Proceeds is applied in prepayment and cancellation of the Facility.

(b) In relation to any member of the Cegetel Group the amount required under paragraph (a) to be applied in prepayment and cancellation of the Facility shall be reduced to the proportion of that amount which is equal to the percentage of the share capital of the relevant member of the Cegetel Group owned (directly or indirectly) by the Company at the time of the Equity Issue (excluding, prior to the SIT Repayment Date, the percentage, if any, of the share capital of the relevant member of the Cegetel Group which is held (directly or indirectly) by SIT but including such percentage on or after the SIT Repayment Date)).

7.7      MANDATORY PREPAYMENT FROM VE SHARES DISPOSAL

         The Company shall ensure that an amount equal to 50 per cent. of the Net VE Shares Disposal Proceeds is applied in prepayment and cancellation of the Facility.

7.8      MANDATORY PREPAYMENT FROM ASSETS DISPOSALS

(a) Subject to paragraph (b), the Company shall ensure that an amount equal to 16 2/3 per cent. of the aggregate amount of all Net Assets Disposal Proceeds shall be applied in prepayment and cancellation of the Facility.

(b)      Paragraph (a) shall not apply to:

         (i) an Assets Disposal in respect of the Maroc Telecom Group, on or after the Maroc Telecom Date;

         (ii) a disposal of an asset where the Net Assets Disposal Proceeds are E30,000,000 or less (or equivalent in other currencies);

         (iii) a disposal in the ordinary course of trading of stock in trade, business inventories, fixtures and fittings, furniture and other office equipment; or

         (iv)     a disposal of any Permitted Joint Venture.

7.9      MANDATORY PREPAYMENT FROM CEGETEL DISPOSALS AND SIT DISPOSALS

(a) Subject to paragraph (b), the Company shall ensure that an amount equal to 25 per cent. of the proportion of the Net Cegetel Disposal Proceeds and the Net SIT Disposal Proceeds which is equal to the percentage of the share capital of SIT or the relevant member of the Cegetel Group (owned directly or indirectly) by the Company at the time of the disposal (excluding, prior to the SIT Repayment Date, the percentage, if any, of the share capital of the relevant member of the Cegetel Group which is held (directly or indirectly) by SIT but including such percentage on or after the SIT Repayment Date)) is applied in prepayment and cancellation of the Facility.

(b) No prepayment and cancellation shall be required to be made under paragraph (a) to the extent that the Company is unable, by reason of contractual restrictions or obligations in any shareholder agreements or the Non Recourse Financing in force at the date of this Agreement or by law or regulation binding on it, to procure or direct the upstreaming of such proceeds (whether by way of intra company loan or dividend or otherwise).

7.10     MANDATORY PREPAYMENT - NON COMPLIANCE WITH FINANCIAL COVENANTS

(a) If the Company fails to comply with any provision of Clause 19 (Financial Covenants):

         (i)      the Total Commitments shall be cancelled in full forthwith;
                  and

         (ii) each Borrower shall repay each Loan made to it in full to the Facility Agent for the Banks on or before the date falling 15 Business Days after the date of the failure to comply with that provision.

(b) The provisions of this Clause 7.10 shall apply and remain in force at all times while any Loan is outstanding or any Commitment is in force (notwithstanding, for the avoidance of doubt, the occurrence of a Release Condition Date).

7.11     MANDATORY PREPAYMENT - CHANGE OF CONTROL

(a)      In this Clause:

         "CHANGE OF CONTROL"

         means the occurrence of any event whereby:

         (i) any person or group of persons acting in concert acquires more than 50 per cent. of the share capital or voting stock of the Company or control of the Company, including, without limitation, on or following an amalgamation, demerger, merger or reconstruction involving the Company to the extent permitted by this Agreement) and for these purposes CONTROL and ACTING IN CONCERT have the meanings given them in Articles L.233-3 and L.233-10, respectively, of the French Commercial Code; or

         (ii) the Company ceases to own, whether directly or indirectly, 100 per cent. of the share capital and voting rights of any Obligor or the Company ceases to have effective control of any Obligor (except, in each case, Vivendi Universal Games, Inc. or Canal + which is disposed of in accordance with the provisions of this Agreement or Centenary Delta BV pursuant to the Music Group Reorganisation); or

         (iii) a majority of the members of the board of directors of the Company who were members of the board of directors at the beginning of any consecutive two-year period are not Continuing Directors (and the Change of Control shall be deemed to take place on the first day on which this occurs); or

         (iv) there is a direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation permitted by and made in accordance with the provisions of this Agreement) in one or a series of related transactions, of all or substantially all of the properties or assets or business of the Company and its Subsidiaries taken as a whole; or

         (v) a plan is adopted relating to the liquidation or dissolution of the Company.

         "CONTINUING DIRECTOR"

         means, at any date, any member of the board of directors of the Company who:

         (i) was a member of that board of directors on the date of the New Facility Agreement; or

         (ii) was nominated by election or elected to that board of directors with the approval of a majority of the Continuing Directors who are members of that board of directors at the time of that nomination or election.

(b)      Upon the occurrence of a Change of Control (other than under paragraph
         (i) of the definition of that term):

         (i)      the Total Commitments shall be cancelled in full forthwith;
                  and

         (ii) each Borrower shall repay each Loan made to it in full to the Facility Agent for the Banks on or before the date falling 15 Business Days after the date on which the Change of Control takes effect.

(c) Upon the occurrence of a Change of Control under paragraph (i) of the definition of that term:

         (i) if the relevant Change of Control was not subject to the prior approval or recommendation of the Borrower's board of directors (conseil d'administration) (a "BOARD APPROVAL") the Total Commitments shall be cancelled in full forthwith and the Borrower shall repay each Loan made to it in full to the Facility Agent for the Banks on the date falling 15 Business Days after the date on which such Change of Control becomes legally effective; or

         (ii) if a Board Approval has been given in respect of the relevant Change of Control, then any Bank may, no later than 30 days following the Change of Control becoming legally effective, notify the Company (through the Facility Agent) that its participation in the Loans is to be prepaid in full and that its Commitment is to be cancelled. If a Bank delivers a notice under this paragraph (ii) then:

                  (A) on the date of that notice the Bank's Commitment shall be cancelled; and

                  (B) on the date falling 5 Business Days after the date of that notice, each Borrower shall prepay in full that Bank's participation in the Loans made to that Borrower.

(d) The provisions of this Clause 7.11 shall apply and remain in force at all times while any Loan is outstanding or any Commitment is in force (notwithstanding, for the avoidance of doubt, the occurrence of a Release Condition Date).

7.12     MANDATORY PREPAYMENT AND CANCELLATION - APPLICATION OF PROCEEDS

(a) Where, in Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.11 (Mandatory prepayment - change of control), an amount is to be applied in "PREPAYMENT AND CANCELLATION OF THE FACILITY", the amount shall be applied in repayment or prepayment of Loans, and in cancellation of the Total Commitments, in the proportion, manner and time set out in this Clause and Clause 7.13 (Timing of mandatory prepayments and cancellations and Receipt Account).

(b) Where an amount is to be applied in repayment or prepayment of any Loans under this Clause and either no Loan is outstanding or such amount is greater than the then outstanding amount of Loans, then the remainder of that amount after all Loans have been repaid or prepaid (or, if no Loan is outstanding, the whole amount which would otherwise be applied in repayment or prepayment) shall be retained by the relevant member of the Group.

7.13     TIMING OF MANDATORY PREPAYMENTS AND CANCELLATIONS AND RECEIPT ACCOUNT

(a) Any mandatory prepayment of Loans under Clauses 7.6 (Mandatory prepayment from Net Equity Issue Proceeds) to 7.9 (Mandatory prepayment from Cegetel Disposals and SIT Disposals) shall be due on and from receipt of the relevant Net Proceeds by the relevant member of the Group party to such Equity Issue or Disposal and shall be paid either:

         (i) on the earlier of (A) the date falling three months from the receipt of the relevant Net Proceeds and (B) the last day of the Interest Period of Loans (in order of the dates on which those Loans fall due for repayment) during which the relevant Net Proceeds were received (or, in relation to Net Assets Disposal Proceeds comprised by non-cash consideration, converted into cash) by a member of the Group; or

         (ii) at such earlier time following receipt of such Net Proceeds (or, in relation to Net Assets Disposal Proceeds comprised by non-cash consideration, their conversion into cash) by a member of the Group as the Facility Agent (only upon the occurrence of an Event of Default which is continuing), or as the Company, shall direct.

(b) Any mandatory prepayment of Loans under Clause 7.5 (Mandatory prepayment from Net Dividend Proceeds) shall be due on and from the date the dividend is declared and shall be paid on the last day of the Interest Period of Loans as they fall due.

(c) Any cancellation of Commitments pursuant to Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.9 (Mandatory prepayment from Cegetel Disposals and SIT Disposals) shall be made on the day on which either the relevant Net Proceeds were received (or converted into cash in the case of Net Assets Disposal Proceeds comprised by non-cash consideration) by a member of the Group or (in the case of Clause 7.5 (Mandatory prepayment from Net Dividend Proceeds) on the date the relevant dividend was declared.

(d) Pending the application of any amount required to be prepaid in accordance with this Clause 7.13, the amount shall be deposited in a Receipt Account in the relevant currency.

(e) Each Obligor irrevocably authorises and instructs the Security Agent to apply any amount standing to the credit of a Receipt Account towards repayment or prepayment of the Loans or (if applicable) payment to the Obligors, as the case may be (in the case of the Loans, at the times referred to in paragraphs (a) (i) and (ii) above or, in the case of payment to the Obligors, promptly upon the amount becoming payable), and to effect any currency conversions, at such rates as the Facility Agent reasonably determines are available to it, required for the purposes of that application.

(f) Amounts standing to the credit of a Receipt Account (and any interest accruing in respect thereof) may not be withdrawn and may only be used
         (i) in mandatory prepayment of the Loans at the times specified in this Clause and/or (ii) following the occurrence of an Event of Default which is continuing, in payment of any amounts due to the Finance Parties under the Finance Documents and/or (iii) (when no Loan is outstanding and no Commitment in force) in payment to the Obligors.

7.14     MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 26.2 (Other indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(e)      Without prejudice to the rights of a Borrower to re-borrow under Clause
         6.2 ( Re-borrowing), no amount of any mandatory payment prepaid by a Borrower may be reborrowed. Where an amount of any mandatory prepayment is prepaid, the corresponding Commitment will be cancelled automatically.

(f) Each Obligor shall ensure that none of its Subsidiaries will be under any restriction (other than any restriction or obligation under the VUE Incremental Indebtedness, or VUE Bridge Refinancing or any other shareholder restriction or obligation existing prior to the date of this Agreement including, without limitation, under the Matsushita Shareholder Agreements, the Maroc Telecom Shareholder Agreement, the Transtel Shareholder Agreement, the Cegetel Shareholder Agreement, the SFR Shareholder Agreement, the VUE Partnership Agreement, the VUE Transaction Agreement, the VUE Bridge Extension or the Non Recourse Financing or imposed by law or regulation binding on it) to pay, make or declare any dividends, return on capital, repayment of capital contributions or other distributions (whether in cash or in kind) or make any distribution of assets or other payments whatsoever in respect of share capital or up-stream amounts (whether by Intra Group Loan or otherwise), whether directly or indirectly, in each case, to the extent necessary to meet its payment obligations under Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.13 (Timing of mandatory prepayments and cancellations and Receipt Account) and to the fullest extent permitted by law and contractual restrictions (including, without limitation, for the avoidance of doubt, under the Matsushita Shareholder Agreements, VUE Partnership Agreement and the VUE Transaction Agreement) existing at the date of this Agreement and each Obligor shall use its reasonable endeavours to ensure that the same are paid, made or declared.

(g) Subject to paragraphs (f) and (h) of this Clause, the Company shall, to the fullest extent permitted by applicable law, procure that all Net Proceeds are made available to it promptly following receipt thereof by the relevant member of the Group.

(h) Each Obligor shall use its reasonable endeavours to procure (subject to any contractual restrictions existing on the date of this Agreement or restrictions imposed by law or regulation binding on it) that any member of the Cegetel Group, SIT, any member of the Maroc Telecom Group and/or Transtel upstreams to its shareholders (whether by way of dividend, (subject to any restriction imposed by the Non Recourse Financing on the up-streaming of intercompany loans to be made by Cegetel) intra company loan or otherwise) Net Assets Disposal Proceeds received by it or its Subsidiaries.

(i) Until a Release Condition Date occurs, the Company will not make any voluntary prepayments or cancel any commitments under the New Facility unless it also makes a voluntary prepayment and/or cancels the Total Commitments under this Agreement at the same time and in the same amount. If a Release Condition Date occurs but at any time thereafter an Investment Downgrading Date occurs, the provisions of the foregoing sentence shall be automatically reinstated and remain in force from the Investment Downgrading Date until such time as a Release Condition Date occurs again.

(j) The Company will not amend or vary (or agree to amend or vary) any mandatory prepayment provision of the New Facility Agreement in any way which results or could reasonably be expected to result, in the opinion of the Majority Banks, in any such provision becoming more onerous to the Company or otherwise be detrimental or prejudicial to their rights and remedies under the Finance Documents (including, without limitation, any amendment to the relevant mandatory prepayment percentages) than those in force at the date of this Agreement without the prior written consent of the Majority Banks.

(k) If any amount is required to be applied in prepayment and cancellation of the Facility, in respect of any Disposal, Debt Issue or Equity Issue made by any member of the VUE Group (other than any Asset Disposal or secondary Equity Issue by the Company of its interest in VUE or of all or substantially all of the assets of the VUE Group in any one or more related transactions), the Company shall be obliged to use its reasonable endeavours to upstream (subject to any VUE Relevant Restriction) by way of distribution/dividends) or Intra Group Loans an amount equal to such amount in order to make any such prepayments and cancelation of the Facility, provided that:

         (i) to the extent that the Company cannot at any time, due to any VUE Relevant Restriction, so up-stream any such amount in full by way of distributions/dividends and so apply the relevant proceeds in full in prepayment and cancelation of the Facility, the Company shall further use its reasonable endeavours to up-stream an amount equilavent to the shortfall by way of Intra Group Loans; and

         (ii) to the extent that the Company cannot at any time, due to any VUE Relevant Restriction, apply the proceeds of any up-streaming by way of Intra Group Loan in full prepayment and cancelation of the Facility, the Company shall not be required so to apply such proceeds, but shall deposit such proceeds promptly upon receipt of the same in the Concentration Accounts.

(l) For the avoidance of doubt, if any amount is required to be applied in prepayment and cancellation of the Facility, in respect of any Asset Disposal or secondary Equity Issue by the Company of its interest in VUE or of all or substantially all of the assets of the VUE Group in any one or more related transactions, the Company shall be obliged to apply an amount equal to any such amount in prepayment and cancellation of the Facility notwithstanding any VUE Relevant Restriction binding upon the Company or any other member of the Group with regard to the upstreaming or payment of any such amount (whether by dividend or Intra Group Loan) and otherwise in accordance with the terms of this Agreement.

(m) The Company must ensure that immediately prior to the first transaction as a result of which a cancellation and prepayment would be required under any of Clauses 7.5 (Mandatory prepayment from Net Dividend Proceeds) to 7.13 (Timing of mandatory prepayments and cancellations and Receipt Account), the Company executes and delivers to the Facility Agent an account security (gage espece) substantially in the form referred to in Schedule 1 to the Restatement Agreement.

(n) Any amount prepaid by a Borrower in accordance with Clause 7.2(a) (Voluntary prepayment and cancellation), pursuant to Clause 7.3 (Right of prepayment) without a corresponding cancellation of Commitment or pursuant to Clause 12(b) (Taxes) may subsequently be reborrowed, provided that amounts prepaid pursuant to:

         (i) Clause 7.3 may only be reborrowed pro rata (and for the purposes of this paragraph (e), amounts are borrowed "PRO RATA" when each Bank's participation in the Loan in question, expressed as the percentage which each Bank's Commitment bears to the Total Commitments, is equal); or

         (ii) Clause 12(b) (Taxes) may only be reborrowed pro rata (as defined in paragraph (i) above) once the relevant additional amounts giving rise to the prepayment in question have been paid in full and may not be reborrowed by the Borrower making the prepayment unless and until that Borrower is either able to make further payments under the Finance Documents without any deduction or withholding or is no longer prevented by applicable law from paying the additional amounts required by Clause 12(a).

8.       INTEREST PERIODS

8.1      GENERAL

         Each Loan shall have one Interest Period only (as determined in accordance with this Clause 8).

8.2      SELECTION

(a) The Borrower may select an Interest Period for a Loan in the relevant Request. Each Interest Period for a Loan will commence on its Drawdown Date.

(b) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three or six months or any other period agreed between the Obligors' Agent and the Banks.

8.3      NON-BUSINESS DAYS

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4      NO OVERRUNNING OF THE FINAL MATURITY DATE

         If an Interest Period for a Loan would otherwise overrun the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

8.5      NOTIFICATION

         The Facility Agent shall notify each relevant Party of the duration of each Interest Period promptly after ascertaining its duration.

9.       INTEREST

9.1      INTEREST RATE

(a)      (i)      The rate of interest on each Loan for its Interest Period is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

                  (A)      Applicable Margin; and

                  (B) EURIBOR or, in the case of a Loan in an Optional Currency, LIBOR.

         (ii) In addition to interest under sub-paragraph (i), each Borrower shall also pay to the Facility Agent for each Bank, that Bank's Mandatory Cost.

(b) MandatoryCosts due under paragraph (a)(ii) shall be notified by each Bank to the Borrower through the Facility Agent on an annual basis and, in relation to a Bank which ceases to be a Bank, on or before the date it ceases to be a Bank, and in each case shall be due within five Business Days of the relevant notification.

9.2      DETERMINATION OF APPLICABLE MARGIN

(a)      The Applicable Margin shall be:

         (i)      up to and including the first Release Condition Date to occur,
                  1.50 per cent. per annum; and

         (ii)     thereafter, 1.00 per cent. per annum.

(b) Any change in the Applicable Margin will take effect immediately for the purpose of Clause 23.3 (Commitment fee) and otherwise will apply with respect to new Loans only (and not to any Loan which is already outstanding on the date on which the first Release Condition Date occurs).

9.3      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on its Maturity Date and also, if the Interest Period of the Loan is longer than six months, on the dates falling at six-monthly intervals after the Drawdown Date.

9.4      DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Facility Agent, pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Facility Agent to be two per cent. per annum above the higher of:

         (i) the rate on the overdue amount under Clause 9.1 immediately before the due date (if of principal); and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Interest Periods of such duration (not exceeding three months) as the Facility Agent may determine (each a "DESIGNATED INTEREST PERIOD").

(b) If the Facility Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the relevant interbank market, the default rate will be determined by reference to the cost of funds to the Facility Agent from whatever sources it may reasonably select.

(c) The default rate will be determined by the Facility Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.5      NOTIFICATION

         The Facility Agent shall promptly notify each other relevant Party of the determination of a rate of interest under this Agreement.

10.      OPTIONAL CURRENCIES

10.1     SELECTION

(a) The Obligors' Agent shall select the currency of a Loan in the relevant Request.

(b) The currency of each Loan must be Euros or an Optional Currency. In the case of a Subsidiary Borrower, the currency of each Loan to that Borrower must be the currency in which the Subsidiary Borrower Limit for that Borrower is expressed.

(c) The Obligors' Agent may not choose a currency if as a result the Loans would be denominated at any one time in more than five currencies and a Loan may not be denominated in more than one currency.

(d) The Facility Agent shall notify each Bank and the Obligors' Agent of the currency and the Original Euro Amount of each Loan to be denominated in an Optional Currency, and the applicable Spot Rate of Exchange, promptly after they are ascertained.

10.2     REVOCATION OF CURRENCY

         If before 9.30 a.m. (London time) on any Rate Fixing Day , the Facility Agent receives notice from a Bank (the "AFFECTED BANK") that:

(a) it is impracticable for the affected Bank to fund its participation in the relevant Loan in the relevant Optional Currency during the Interest Period for that loan in the ordinary course of business in the relevant interbank market; and/or

(b) the use of the proposed Optional Currency might contravene any law or regulation,

         the Facility Agent shall give notice to the Obligors' Agent and to the Banks to that effect before 11.00 a.m. (London time) on that Rate Fixing Day. In this event:

         (i) the Obligors' Agent and the Banks may agree that the drawdown will not be made; or

         (ii) in the absence of agreement prior to 12.00 noon (London time) on that date and in any other case:

                  (1) the affected Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Euros;

                  (2) in the definition of "EURIBOR" (insofar as it applies to that Loan) in Clause 1.1 (Definitions):

                           (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

                           (B)      paragraph (b) of that definition shall
                                    apply.

11.      PAYMENTS

11.1     PLACE

         All payments by an Obligor or a Bank under the Finance Documents shall be made to the Facility Agent to its account at such office or bank:

(a) in the principal financial centre of the country of the relevant currency; or

(b) in the case of Euros, in the principal financial centre of a Participating Member State or London,

         as it may notify to the Obligors' Agent or Bank for this purpose by not less than 5 Business Days' prior notice. Notwithstanding the above, all payments by the Company to the Mandated Lead Arrangers under Clauses
         23.1 (Arrangement fee) and 24 (Expenses) shall be made direct to the Mandated Lead Arrangers in the manner agreed by the Mandated Lead Arrangers and the Company.

11.2     FUNDS

         Payments under the Finance Documents to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3     DISTRIBUTION

(a) Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for any Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

11.4     CURRENCY

(a) A repayment or prepayment of a Loan is payable in the currency in which the Loan is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Euros.

11.5     SET-OFF AND COUNTERCLAIM

         All payments made by each Obligor under the Finance Documents shall be made without set-off or counterclaim.

11.6     NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day.

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

11.7     PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by any Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors (or any of them) under the Finance Documents in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

         (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

         (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by any Obligor.

12.      TAXES

(a) All payments by each Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any Taxes, except to the extent that an Obligor is required by law to make payment subject to any Taxes. Subject to paragraph (b) below, if any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Facility Agent to a Bank, under the Finance Documents, the Obligor concerned shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction.

(b) If an Obligor is, or becomes obliged, to make any deductions from any amounts paid or payable by that Obligor to a Finance Party and is prevented by applicable law from paying the additional amounts referred to in paragraph (a) above:

         (i) the Finance Party (if a Bank) may, by notice to the Obligors' Agent through the Facility Agent, require the relevant Obligor to prepay all or part of its participation in the Loan; and

         (ii) the relevant Obligor shall prepay the participation of that Bank in the Loans made to it on the date falling twenty days after the date of the notice,

         provided that notwithstanding such prepayment the Obligor concerned shall be obliged to pay the additional amounts to that Bank which it is prevented from paying as soon as it may legally do so and such obligation shall survive any cancellation or termination of this Agreement.

(c) No Obligor is obliged to pay any additional amounts for the account of a Finance Party pursuant to paragraph (a) above in respect of any deduction to the extent that the obligation to pay such additional amounts would not have arisen but for the gross negligence or wilful misconduct of such Finance Party or the failure by such Finance Party to provide (within a reasonable period after being requested to do so by the Obligors' Agent or the Facility Agent) any form, certificate or other documentation (1) the provision of which would have relieved the relevant Obligor from the relevant withholding obligation and (2) which it is within the power of such Finance Party to provide.

(d)      Each Obligor shall:

         (i) pay when due all Taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

         (ii) within 15 days of the payment being made, deliver to the Facility Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority; and

         (iii) forthwith on demand indemnify each Finance Party (which demand shall be accompanied by a certificate from the Finance Party setting out, in reasonable detail, calculations relating to the amount claimed) against any loss or liability which that Finance Party incurs as a consequence of the payment or non-payment of those Taxes.

(e) If, following the payment by an Obligor of any additional amounts under paragraph (a) above, the Facility Agent or any Bank shall determine that it has received or been granted a credit against or remission for any Taxes payable by it allocable by the Facility Agent or such Bank to the relevant deduction or withholding (a "TAX CREDIT"), the Facility Agent or such Bank shall reimburse the Obligor concerned with such amount as the Facility Agent or such Bank shall in its discretion (acting in good faith) certify to be the proportion of such Tax Credit (if any) as will leave the Facility Agent or such Bank (after such reimbursement) in no worse position than it would have been in had the relevant deduction or withholding not been made. Such reimbursement shall be made as soon as reasonably practicable after the Facility Agent or such Bank (as the case may be) shall have made any such determination. Each Bank shall use its reasonable endeavours to determine whether it is entitled to receive a Tax Credit and, if it determines that it is, to obtain the same, unless to do so or attempt to do so might, in the sole opinion of the Bank, be in any way prejudicial to the Bank (provided that where a Bank claims a Tax Credit pursuant to this paragraph (e), the extent, order and manner in which it does so shall be in the absolute discretion of the Bank (acting in good faith)). No Bank shall be obliged to disclose any information regarding its tax affairs or computations to any other Party.

(f)      Nothing in paragraphs (c) or (e) above shall:

         (i) require the Facility Agent or any Bank to disclose to any Obligor any details of its tax affairs;

         (ii) interfere with the right of the Facility Agent or any Bank to arrange its tax affairs in whatever manner it thinks fit; and

         (iii) require the Facility Agent or any Bank to claim relief in respect of any payment under paragraph (a) above in priority to any other reliefs, claims or credits available to it.

13.      MARKET DISRUPTION

13.1     ABSENCE OF QUOTATIONS

         If EURIBOR or LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. (London time in the case of LIBOR) on the relevant Rate Fixing Day, the applicable EURIBOR or LIBOR shall, subject to Clause 13.2, be determined on the basis of the quotations of the remaining Reference Banks.

13.2     MARKET DISRUPTION

         If:

         (a) EURIBOR or LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. (London time in the case of LIBOR) on the relevant Rate Fixing Day or the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining EURIBOR or LIBOR; or

         (b) the Facility Agent receives notification from Banks whose participations in a Loan exceed 30 per cent. of that Loan that, in their opinion:

                  (i) matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                  (ii) the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of EURIBOR or LIBOR, as appropriate, for the relevant Interest Period,

         the Facility Agent shall promptly notify the Obligors' Agent and the Banks of the fact and that this Clause 13 is in operation.

13.3     SUBSTITUTE BASIS

         After any notification under Clause 13.2 the relevant Loan shall not be made. However, within five Business Days of receipt of the notification, the Obligors' Agent and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that Loan and (to the extent required) any future Loan. Any substitute basis agreed shall, with the prior consent of all the Banks, be binding on all the Parties. For the avoidance of doubt the relevant Loan shall not be made unless and until a substitute basis is agreed.

14.      INCREASED COSTS

14.1     INCREASED COSTS

(a) Subject to Clause 14.2, each Obligor shall forthwith on demand by a Finance Party pay to that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

         (ii) compliance with any regulation made after the date of this Agreement,

         including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

         (b)      In this Agreement "INCREASED COST" means:

                  (i) an additional cost incurred by a Finance Party or its Holding Company as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

                  (ii) that portion of an additional cost incurred by a Finance Party or its Holding Company in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loans made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

                  (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party or its Holding Company under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

                  (iv) the amount of any payment made by a Finance Party or its Holding Company, or the amount of any interest or other return foregone by a Finance Party or its Holding Company, calculated by reference to any amount received or receivable by that Finance Party or its Holding Company from any other Party under this Agreement.

(c) A Finance Party intending to make a claim under this Clause 14.1 shall notify the Obligors' Agent through the Facility Agent of the event by reason of which it is entitled to do so, setting out in reasonable detail calculations evidencing the relevant increased costs, provided that nothing herein shall require such Finance Party to disclose any confidential information relating to the organisation of its affairs.

14.2     EXCEPTIONS

         Clause 14.1 does not apply to any increased cost:

(a)      compensated for by the payment of the Mandatory Cost;

(b)      compensated for by the operation of Clause 12 (Taxes);

(c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situated; or

(d) arising from a Finance Party or its Holding Company having failed to comply with any applicable law or regulation, provided that this exception shall not apply to the extent that such law or regulation is applied retrospectively.

15.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

(a) that Bank may notify the Obligors' Agent through the Facility Agent accordingly; and

(b)      (i)      each Borrower shall forthwith prepay the participations of that Bank in all the Loans made to it; and

         (ii)     the Commitment of that Bank shall forthwith be cancelled.

16.      GUARANTEE

16.1     GUARANTEE AND INDEMNITY

(a) Each Guarantor irrevocably, unconditionally, jointly and severally and notwithstanding the release of any other Obligor or any person under the terms of any composition or arrangement with any creditors of any member of the Group:

         (i) as principal obligor (and not merely as surety) guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents and the payment when due of all sums from time to time payable by each Obligor under the Finance Documents;

         (ii) undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall forthwith on demand by the Facility Agent pay that amount as if that Guarantor instead of the Borrower were expressed to be the principal obligor; and

         (iii) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

(b) In the case of the Company, this guarantee takes effect on and from the date on which there is a Subsidiary Borrower.

16.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4     WAIVER OF DEFENCES

         The obligations of each Guarantor under this Clause will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with any Obligor or other person;

         (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (e) any variation (however fundamental), amendment or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause shall include each variation, amendment or replacement; or

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that each Guarantor's obligations under this Clause shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this Clause be construed as if there were no such circumstance.

16.5     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause.

16.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

         (b) hold in a suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause without liability to pay interest on these moneys.

16.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Obligors to the Finance Parties under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this
         Clause:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

         (b) claim, rank, prove or vote as a creditor of the Company or any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor,

         unless the Facility Agent otherwise directs. Each Guarantor shall hold in trust for and forthwith pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause.

16.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security or guarantee now or subsequently held by any Finance Party.

16.9     LIMITATIONS

(a) The obligations of any Guarantor which is incorporated under the laws of the Republic of France (other than the Company as regards a Subsidiary Borrower (if any)) under this Clause shall not include any obligation which if incurred would constitute either a misuse of corporate assets as defined under article L.242-6 of the French Commercial Code in the opinion of the board of directors or similar corporate governance body of any such Guarantor (acting on legal advice) and shall be limited, at any time, to the greater of:

         (i) the aggregate outstanding amount of all Intra Group Loans, made directly or indirectly, to such Guarantor from the Company or any other Obligor (less the net amount of Intra Group Loans made by such Guarantor to Canal Satellite S.A. or any other Subsidiary of such Guarantor notified to the Facility Agent in writing which is less than 90 per cent. owned by that Guarantor or another member of the Group);

         (ii) the aggregate outstanding amount of all Intra Group Loans made by such Guarantor (less any amount representing cash lent to such Guarantor by Canal Satellite S.A. or any other Subsidiary of the Guarantor notified to the Facility Agent in writing which is less than 90 per cent. owned by that Guarantor or another member of the Group); and

         (iii) the aggregate amount of all cash balances standing to the credit of each of such Guarantor's Cash Pooling Accounts (less the net amount of Intra Group Loans made to such Guarantor by Canal Satellite S.A. or any other Subsidiary of such Guarantor notified to the Facility Agent in writing which is less than 90 per cent. owned by that Guarantor or another member of the Group), provided that the obligations of such Guarantor as determined in accordance with sub-paragraphs (i) to (iii) above shall be reduced by:

         (A) an amount equal to any payment made by such Guarantor to the Finance Parties as debiteur delegue or debiteur cede, as the case may be, under a French Intra Group Loan Security of an Intra Group Loan referred to in sub-paragraph (i) above;

         (B) an amount equal to any payment made by such Guarantor as delegant to the Finance Parties under a French Intra Group Loan Security of an Intra Group Loan referred to in sub-paragraph (ii) above; and

         (C) an amount equal to any payment made by such Guarantor to the Finance Parties under the Cash Pooling Hub Security granted by such Guarantor.

(b) Where any such prohibition as is referred to in paragraph (a) above exists, each Obligor shall use its reasonable endeavours to procure that the prohibition is lawfully overcome and the Facility Agent may agree in the applicable Guarantor Accession Deed a limitation on the liability of the Subsidiary Guarantor hereunder in order to avoid the prohibition. Should it be impossible to lawfully avoid or overcome such prohibition, that part of such Obligor's obligations under this Clause 16 as contravene such prohibition (and only such part of such Obligor's obligations) shall be deemed null and void.

(c) Each Guarantor which is incorporated in the United States of America (a "U.S. GUARANTOR"):

         (i) represents, warrants and agrees that (1) it has received and will receive valuable direct or indirect benefits as a result of the transactions financed by the Loans, and (2) these benefits will constitute REASONABLY EQUIVALENT VALUE and FAIR CONSIDERATION as those terms are used in the fraudulent transfer laws; and

         (ii) acknowledges and agrees that each of the Finance Parties has acted in good faith in connection with the guarantee granted under this Clause and the transactions contemplated by this Agreement.

(d) This Clause shall be enforceable against each U.S. Guarantor to the maximum extent permitted by the fraudulent transfer laws.

(e) Each Guarantor's liability under this Clause shall be limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause is subject to avoidance and turnover under the fraudulent transfer laws.

(f) For purposes of this Clause "FRAUDULENT TRANSFER LAWS" mean applicable United States of America bankruptcy and United States fraudulent transfer and conveyance statutes and the related case law.

(g) The provisions of this Clause 16 shall apply and remain in force at all times throughout the term of this Agreement (notwithstanding for the avoidance of doubt the occurrence of a Security Release Condition
         Date).

17.      REPRESENTATIONS AND WARRANTIES

17.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party.

17.2     STATUS

(a) It is a joint-stock company or limited liability company or corporation, duly incorporated or organised and validly existing under and (in the case of the U.S. Subsidiaries) in good standing the laws of the jurisdiction of its incorporation; and

(b) each Obligor and each Material Subsidiary has the power to own its assets and carry on its business as it is being conducted.

17.3     POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4     LEGAL VALIDITY

         Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms and would be so treated in the courts of the jurisdiction of its incorporation or organisation.

17.5     AUTHORISATIONS

         All authorisations required in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

17.6     PARI PASSU RANKING

         Its obligations under the Finance Documents rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.7     TAXES ON PAYMENTS

         All amounts payable by each Borrower under the Finance Documents may be made free and clear of and without deduction for or on account of any tax.

17.8     STAMP DUTIES

         No stamp or registration duty or similar taxes or charges are payable in the jurisdiction of its incorporation in respect of any Finance Document.

17.9     IMMUNITY

(a) The execution by each Obligor of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the jurisdiction of its incorporation in relation to any Finance Document.

17.10    NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

(a) conflict in any material respect with any law or regulation or judicial or official order binding on any Obligor or any Material Subsidiary; or

(b)      conflict with the constitutional documents of any Obligor; or

(c) conflict in any material respect with any document which is binding upon any Obligor or any Material Subsidiary or any asset of any Obligor or any Material Subsidiary.

17.11    NO DEFAULT

(a) No Event of Default is outstanding or will result from the making of any Loan; and

(b) no other event is outstanding which constitutes a default (howsoever described) under any document which is binding on any Obligor or any asset of any Obligor to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

17.12    LITIGATION

(a) No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a Material Adverse Effect.

(b) No proceedings of any nature are current or, to its knowledge, pending or threatened, for the winding-up or dissolution (other than a solvent winding up or dissolution) of, or in respect of any insolvency proceeding of any nature relating to, any Obligor or Material Subsidiary.

17.13    SECURITY

(a) No Security Interests exist (except as permitted by this Agreement) on or over assets of any Obligor or Material Subsidiary.

(b) It and each member of the Group is the legal and beneficial owner of the property (if any) which it purports to charge pursuant to any of the Security Documents. The property charged pursuant to any Security Documents are not subject to any other Security Interests (except under the Security Documents), third party rights, options (except a call option in favour of the New Investors under and as defined in the VE Share Pledge and Escrow Agreement), claims or similar rights. Any shares charged pursuant to a Security Document are all fully paid up.

(c) The security constituted by the Security Documents constitutes (and will at all times continue to constitute, unless released in accordance with the Finance Documents) in respect of obligations owed to the Finance Parties and the lenders under the New Facility Agreement, first ranking security in priority and payment over the assets secured or purported by be secured under the Security Documents.

17.14    GOVERNING LAW AND JURISDICTION

(a)      Each Obligor's:

         (i) irrevocable submission under Clause 37 (Jurisdiction) to the jurisdiction of the courts of England and New York;

         (ii)     agreement that this Agreement is governed by English law; and

         (iii) agreement not to claim any immunity to which it may be entitled,

         are legal, valid and binding under the laws of the jurisdiction of its incorporation.

(b) Any judgement obtained in the courts of England in legal proceedings based on or in connection with the Finance Documents will be recognised and enforced by the courts of the jurisdiction of incorporation of each Obligor without re-examination or re-litigation of the matter thereby adjudicated (subject to the provisions of Council Regulation No. 44/2001 of the Council of the European Union on jurisdiction and enforcement of judgements in civil and commercial matters, or other applicable law or convention on the recognition and enforcement of court judgements).

17.15    ACCOUNTS

(a) The audited consolidated accounts of the Company most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Group Accounts):

         (i) have been prepared in accordance with accounting principles and practices generally accepted in France or the United States of America (as appropriate), consistently applied; and

         (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

         and there has been no change in the consolidated financial condition of the Group since the date to which those accounts were drawn up which has or could reasonably be expected to have a Material Adverse Effect.

(b) In the case of each Borrower (other than the Company), its audited accounts most recently delivered to the Agent:

         (i) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of its incorporation, consistently applied; and

         (ii) fairly represent its financial condition as at the date to which they were drawn up,

         and there has been no change in the consolidated financial condition of that Borrower since the date to which those accounts were drawn up which has or could reasonably be expected to have a Material Adverse Effect.

(c) There has been no material adverse change in the business or financial condition of the Group taken as a whole since 31st December, 2000.

(d) The projections and forecasts contained in the Liquidity Analysis most recently delivered to the Facility Agent (which, at the Effective Date, is the Original Liquidity Analysis) were made in good faith and based on reasonable assumptions and such Liquidity Analysis does not as at its date omit any projections or forecasts which would make the projections and forecasts actually contained in, or used for the preparation of, that Liquidity Analysis misleading.

17.16    INFORMATION MEMORANDUM

(a) The information contained in the Information Memorandum was true in all material respects as at its date;

(b) the Information Memorandum did not omit as at its date any information which, if disclosed, would adversely affect the decision of a person considering whether to enter into this Agreement; and

(c) nothing has occurred since the date of the Information Memorandum which renders the information contained in it untrue or misleading in any respect and which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement.

17.17    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 17:

         (a)      are made on the date of this Agreement and the first Drawdown
                  Date;

         (b) are, with the exception of Clauses 17.3 (Powers and authority), 17.7 (Taxes on payments), 17.8 (Stamp duties), 17.15(c) (Accounts) and 17.16 (Information Memorandum)), deemed to be repeated by each Borrower on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing;

         (c) are (with the exception of Clauses 17.15(c) and (d) (Accounts) and 17.16 (Information Memorandum) repeated by each Subsidiary Borrower and each Subsidiary Guarantor on the date of a Borrower Accession Deed or Guarantor Accession Deed as appropriate, with reference to the facts and circumstances then subsisting; and

         (d) are, in the case of Clause 17.15(d) (Accounts), repeated by the Company on each date on which a Liquidity Analysis is delivered to the Facility Agent.

18.      UNDERTAKINGS

18.1     DURATION

         The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

18.2     FINANCIAL INFORMATION

(a) The Company shall supply the following to the Facility Agent in sufficient copies for all the Banks:

         (i) as soon as the same are available (and in any event within 120 days of the end of each of its financial years) the audited consolidated financial statements of the Company for each financial year, together with an Accounts Certificate;

         (ii) as soon as the same are available (and in any event within 120 days of the end of each of its financial years) the audited unconsolidated financial statements of each Borrower for each financial year, together with an Accounts Certificate;

         (iii) as soon as the same are available (and in any event within 90 days of the end of the relevant period) the quarterly and the semi-annual consolidated financial statements of the Company;

         (iv) together with each set of financial statements of the Company a certificate signed by the Chief Financial Officer of the Company (or the Company's auditors in the case of audited financial statements) setting out in reasonable detail computations establishing compliance with each of the financial covenants in Clause 19 (Financial

                  Covenants) and confirming that as at the end of the relevant period it was in compliance with Clauses 18.8 (Negative pledge) and 18.16 (Subsidiary Debt);

         (v) except during a Release Condition Period, on the first Business Day of each calendar month, an up-to-date Liquidity Analysis together with a certificate from the Chief Financial Officer of the Company confirming that such Liquidity Analysis has been prepared in good faith and is based on reasonable assumptions; and

         (vi) during a Release Condition Period, on the first Business Day of each quarter, an up-to-date Liquidity Analysis.

(b)      The Obligors' Agent shall ensure that:

         (i) each set of consolidated financial statements delivered pursuant to paragraph (a) is prepared on the same basis as was used in the preparation of the consolidated accounts of the Group for the period of 6 months ending on 30th June, 2002. If any consolidated financial statements of the Company referred to in paragraph (a) (the "INCONSISTENT ACCOUNTS") are prepared on a basis which is not consistent with the immediately preceding comparable financial statements or in accordance with accounting principles and practices which are not consistent with the immediately preceding comparable financial statements and, in the reasonable opinion of the Obligors' Agent or the Majority Banks, the result of the calculations made pursuant to the provisions in Clause 19 (Financial Covenants) does not correspond to the commercial intention of such provisions, the following shall apply:

                  (A) either the Obligors' Agent shall notify the Facility Agent or the Facility Agent shall notify the Obligors' Agent accordingly (as appropriate). Any notice given under this sub-paragraph (A) shall contain reasonable details of the differences between the Inconsistent Accounts and the immediately preceding comparable financial statements; and

                  (B) in the event of a notice from the Facility Agent or, in the event of a notice from the Obligors' Agent, if the Majority Banks agree with the Obligors' Agent's opinion, the Obligors' Agent and the Banks shall negotiate in good faith for a period not exceeding 30 days with a view to the Obligors' Agent and the Majority Banks agreeing the manner in which the provisions of Clause 19 (Financial Covenants) shall be applied to the Inconsistent Accounts. If no agreement is reached within this period or, if the notice under sub-paragraph (A) above was from the Obligors' Agent, the Majority Banks do not agree with the Obligors' Agent's opinion, the provisions of Clause 19 (Financial Covenants) shall be interpreted with respect to the Inconsistent Accounts as determined by the Facility Agent (acting on the instructions of the Majority Banks), which interpretation shall prevail; and

         (ii) each set of financial statements delivered pursuant to paragraph (a) shall (in the case of audited financial statements) give a true and fair view of and (in the case of other financial statements) shall fairly represent the consolidated financial condition of the Group as at the end of the period to which those financial statements relate and of the results of its operations during that period.

18.3     INFORMATION - MISCELLANEOUS

         The Company shall supply to the Facility Agent:

         (a) all documents despatched (i) by it to its shareholders (or any class of them) concerning the convening of, agendas for and resolutions to be considered at shareholders meetings or involving or containing reports or information relating to the affairs and activities of the Company, or (ii) by any Borrower to its creditors generally (or any class of them) at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current or pending, and which would, if adversely determined, reasonably be expected to have a Material Adverse Effect; and

         (c) promptly, such further information in the possession or control of any Borrower or any Material Subsidiary regarding its financial condition and operations as the Facility Agent may reasonably request, in sufficient copies for all of the Banks, if the Facility Agent so requests.

18.4     NOTIFICATIONS

         Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of the facts constituting the Default.

18.5     COMPLIANCE CERTIFICATES

         The Company shall supply to the Facility Agent:

         (a)      together with the accounts specified in Clause 18.2(a)(i) and
                  (ii) (Financial information); and

         (b) promptly at any other time, if the Facility Agent so requests (but such request may not be made more than twice in any period of twelve consecutive calendar months unless a Default has occurred or the Majority Banks have instructed the Facility Agent to make such a request), a certificate signed by one of the signatories authorised to act on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6     AUTHORISATIONS

         Each Obligor shall promptly:

(a)      obtain, maintain and comply with the terms of; and

(b) supply certified copies to the Facility Agent of, any authorisation required under any law or regulation of France to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.7     PARI PASSU RANKING

         Each Obligor shall procure that its obligations under the Finance Documents will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.8     NEGATIVE PLEDGE

(a) Subject to paragraphs (c) and (d), no Obligor shall, and the Company shall procure that no Material Subsidiary will, create or permit to subsist any Security Interest on any of its assets.

(b) Notwithstanding paragraphs (c) and (d), the Company will procure that no member of the Group will create or permit to subsist any Security
         Interest:

         (i) over any shares in Centenary Holding N.V. or over any shares in Centenary Holding Limited except, in each case, a Security Interest created under a Security Document; or

         (ii) securing any amounts arising under, in respect of or in any way relating to the High Yield Notes or in favour of the trustee under the Indenture.

(c) Notwithstanding paragraph (d), no Obligor shall, and the Company will procure that no member of the Group will, create or permit to subsist on any of its assets any Security Interest which secures any indebtedness owing under the New Facility Agreement, except to the extent that:

         (i) the aggregate principal amount so secured does not exceed E2,500,000,000;

         (ii) all amounts owing under the Finance Documents are secured either by that Security Interest or by a comparable Security Interest over the same asset(s) (in each case subject to the Security Sharing Agreement); and

         (iii) the Security Interest referred to at sub-paragraph (ii) above ranks (by operation of law or as a result of the Security Sharing Agreement) at least pari passu with the rights of the New Secured Creditors (as defined in the Security Sharing Agreement) in the asset(s) subject to that Security Interest, and in priority to all other rights in the asset(s) subject to that Security Interest other than, in the case of security granted pursuant to the VE Share Pledge and Escrow Agreement, those of the New Investors (as defined in that agreement).

(d)      Paragraph (a) does not apply to:

         (i) Security Interests already existing at the date of this Agreement securing Financial Indebtedness in an aggregate amount not exceeding E1,000,000,000 (or the equivalent in other currencies);

         (ii) liens arising solely by operation of law (or by any deed evidencing the same) in the ordinary course of its business in respect of Financial Indebtedness which either (1) has been due for less than 14 days or (2) is being contested in good faith and by appropriate means;

         (iii) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of its business as security only for Financial Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists;

         (iv) any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary course of business;

         (v) any Security Interest existing at the time of acquisition on or over any assets acquired after the date of this Agreement but only if (1) the Security Interest was not created in contemplation of or in connection with that acquisition and
                  (2) the principal, capital or nominal amount secured by any such Security Interest and outstanding at the time of acquisition may not be increased;

         (vi) any Security Interest created on any assets acquired after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and securing a principal, capital or nominal amount not exceeding 100 per cent. of the cost of that acquisition;

         (vii) in the case of any company which becomes a Material Subsidiary after the date of this Agreement, any Security Interest existing on or over its assets when it becomes a Material Subsidiary, but only if (1) the Security Interest was not created in contemplation of or in connection with it becoming a Material Subsidiary and (2) the principal, capital or nominal amount secured by any such Security Interest and outstanding when the relevant company becomes a Material Subsidiary may not be increased except by reason of any fluctuation in the amount outstanding under, and within the limits and in accordance with the terms of, facilities which exist and are secured by the relevant Security Interest when it becomes a Material Subsidiary;

         (viii) any Security Interest given on assets acquired after the date of this Agreement to secure Project Finance Indebtedness provided that the assets which are subject to that Security Interest are assets which are the subject of the applicable project;

         (ix) any Security Interest created in respect of borrowings from the French Export Credit Corporation (COFACE) or similar governmental agency incurred on concessional terms by any Obligor or Material Subsidiary made to refinance any amount receivable under any export sales contract provided that each such Security Interest consists only of a pledge of such member's claims under such contract against the foreign buyer and of any Security Interest or guarantee of such claims;

         (x) any Security Interest over cash or securities deposited with any bank, financial institution, stock exchange or clearing house with which any Obligor or Material Subsidiary enters into back to back, foreign exchange, swap or derivative transactions and with which cash or securities have had to be deposited in order for such transaction to be entered into;

         (xi) any Security Interest created by virtue of the operation of any cash pooling arrangements for any Obligor or Material Subsidiary with their bankers providing for the setting-off or netting of debt and credit balances on bank accounts of those members of the Group;

         (xii) any Security Interest granted by any Obligor or Material Subsidiary to any pension fund or managers securing the pension obligations of any member of the Group;

         (xiii) any Security Interest (the "REPLACEMENT SECURITY INTEREST") created in substitution for any Security Interest referred to in this paragraph (d) so long as the principal, capital or nominal amount secured by the Replacement Security Interest does not exceed the amount permitted to be secured under this paragraph (d) by the Security Interest which it replaced;

         (xiv) any Security Interest arising out of orders of attachment, sequestration, distress or execution which does not constitute an Event of Default under Clause 20.9 (Creditors' process);

         (xv) the transfer of any Security Interest permitted to exist under this paragraph (d) from one person to another, so long as the principal, capital or nominal amount secured by that Security Interest is not increased;

         (xvi) any Security Interest, granted by any member of the VUE Group over its assets, which secures amounts arising under, or is otherwise permitted or required by, the VUE Bridge Extension (as amended from time to time) or any VUE Bridge Refinancing;

         (xvii) any Security Interest granted on or over assets or rights to receive assets in connection with the disposal of Sithe Asia with an aggregate value of no more than US$60,000,000 (or equivalent in other currencies) at any time;

         (xviii) any Security Interest granted under the VE Share Pledge and Escrow Agreement; and

         (xix) any other Security Interest created on or over assets of any Obligor or any Material Subsidiary, provided that the aggregate outstanding principal, capital or nominal amount secured by all Security Interests created or outstanding under this paragraph on or over assets of any Obligor or any Material Subsidiary must not at any time exceed in aggregate E500,000,000 (or the equivalent in other currencies), provided that the aggregate principal amount of Financial Indebtedness secured by all Security Interests created or outstanding under this paragraph (d) (excluding paragraphs (viii), and (xvi) and (xviii) above), when aggregated with the aggregate value of all assets and receivables sold, transferred or otherwise disposed of pursuant to all Restricted Transactions (as defined in Clause 18.9 (Transactions similar to security)), does not at any time exceed 7.5 per cent. of consolidated assets (being the total amount of assets shown in the most recent consolidated balance sheet of the Group).

18.9     TRANSACTIONS SIMILAR TO SECURITY

(a) No Obligor shall, and the Company shall procure that no Material Subsidiary will enter into any Restricted Transaction if as a result the aggregate value of all assets and receivables sold, transferred or otherwise disposed of pursuant to all Restricted Transactions, when aggregated with the aggregate principal amount of Financial Indebtedness secured by all Security Interests created or outstanding under Clause 18.8(d) (excluding paragraph 18.8(d)(viii) above) would exceed 7.5 per cent. of consolidated assets (being the total amount of assets shown in the most recent consolidated balance sheet of the Group).

(b) In this Clause 18.9, "RESTRICTED TRANSACTION" means a sale, transfer or other disposal by any Obligor or any Material Subsidiary of:

         (i) any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) any of its receivables on recourse terms (excluding the discounting of bills or notes in the ordinary course of trading),

         in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset provided that if such a transaction is defeased it shall not thereafter constitute a Restricted Transaction, and for these purposes a Restricted Transaction is "DEFEASED" if all of the obligations of the Obligor or Material Subsidiary concerned thereunder are irrevocably (A) transferred in full to a person that is not a member of the Group or
         (B) prepaid or (C) otherwise discharged and extinguished in full, such that no Obligor or Material Subsidiary thereafter has any outstanding Financial Indebtedness with respect to such transaction.

18.10    DISPOSALS

(a) No Obligor shall, and the Company shall procure that no Material Subsidiary will, whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of any of its assets.

(b)      Paragraph (a) does not apply to:

         (i) disposals made in the ordinary course of business of the disposing entity or for full value on normal commercial terms;

         (ii) disposals by one Material Subsidiary to another or to any Borrower by a Material Subsidiary as long as the percentage ownership of the Company in the receiving Material Subsidiary (whether such ownership is direct or indirect through other Material Subsidiaries) is not significantly less than the Company's percentage ownership (whether direct or indirect as aforesaid) in the disposing Material Subsidiary;

         (iii) disposals of assets being shares, provided that the company whose shares are the subject of such disposal remains controlled by the Company following such disposal; or

         (iv) disposals, by VUE or any Subsidiary of VUE, of assets in connection with a securitisation for the purposes of refinancing the VUE Bridge Extension or any VUE Bridge Refinancing provided that the aggregate net investment of the various purchasers (other than any member of the VUE Group) outstanding under such securitisation, together with the aggregate principal amount outstanding under the VUE Bridge Extension and any VUE Bridge Refinancing, does not exceed U.S.$1,620,000,000 at any time.

18.11    CHANGE OF BUSINESS

         The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or Group from that carried on at the date of this Agreement (and for the purposes of this Clause 18.11, the general nature or scope of the business of the Company or Group carried on at the date of this Agreement is the media and telecommunications business).

18.12    MERGERS AND ACQUISITIONS

                  No Obligor shall enter into any amalgamation, demerger, merger or reconstruction unless:

(a)      (i)      either the Obligor concerned is the surviving entity and
                  remains responsible for all the obligations of the Obligor concerned under the Finance Documents to which it is a party;
                  or

         (ii) if the surviving entity is not the Obligor concerned, (A) the Facility Agent has first received legal opinions from external counsel to the Obligor concerned addressed to the Finance Parties, in form and substance satisfactory to the Facility Agent confirming that the surviving entity will accede to the obligations of the Obligor concerned under the Finance Documents in full and (if the Obligor concerned is a Subsidiary Borrower) that the obligations of the Guarantors under this Agreement in respect of the Obligor concerned will remain in full force and effect with respect to the obligations under the Finance Documents assumed by the surviving entity, (B) the surviving entity is incorporated, in the case of an amalgamation, demerger, merger or reconstruction involving the Company, in the U.S.A., France, Belgium or the Netherlands or, in the case of an amalgamation, demerger, merger or reconstruction involving a Subsidiary Borrower, in the U.S.A., France, Belgium or the Netherlands or the jurisdiction of that Subsidiary Borrower, (C) this Agreement is first amended to the extent determined by the Majority Banks (acting on the basis of legal advice) to be necessary in light of the identity and jurisdiction of incorporation of the surviving entity and (D) in the case of an Obligor other than the Company, the surviving entity is a Subsidiary of the Company; and

(b) (in the case of an amalgamation, demerger, merger or reconstruction involving the Company) either:

         (i) the corporate rating of the surviving entity (whether or not the Company) will be at least BBB- as published by S&P (or the equivalent thereof published by any other rating agency); or

         (ii) if no rating agency publishes a corporate rating in respect of the surviving entity, the credit standing of the surviving entity will (in the opinion of the Majority Banks) be the same as or better than the Company's, in each case immediately prior to the amalgamation, demerger, merger or reconstruction becoming publicly known.

18.13    INSURANCE

         Each Obligor shall, and the Company shall procure that each other member of the Group will, maintain insurance with financially sound and reputable insurers with respect to its material assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

18.14    MAINTENANCE OF STATUS

         Subject to Clause 18.12 (Mergers and acquisitions), each Obligor shall, and the Company shall procure that each Material Subsidiary will:

(a) do all such things as are necessary to maintain its corporate existence; and

(b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions.

18.15    COMPLIANCE WITH ENVIRONMENTAL LAWS

         Each Obligor will, and the Company will procure that each of its Material Subsidiaries will, comply in all material respects with all applicable Environmental Laws.

18.16    SUBSIDIARY DEBT

(a) The Company shall procure that that part of Net Financial Debt (as defined in Clause 19.1) (excluding Project Finance Indebtedness and Financial Indebtedness owing from one member of the Group to another member of the Group) incurred by its Subsidiaries shall not at any time exceed in aggregate an amount equal to 30 per cent. of the then Net Financial Debt (as defined in Clause 19.1 (Financial covenant definitions)) (excluding Project Finance Indebtedness and Financial Indebtedness owing from one member of the Group to another member of the Group).

(b)      Financial Indebtedness:

         (i) owing under or in respect of the VUE Bridge Extension or any VUE Bridge Refinancing; or

         (ii) constituted by the guarantees contained in the New Facility Agreement; or

         (iii) of a principal amount of up to U.S.$500,000,000 owing by Vivendi Communications North America, Inc. or Vivendi Universal Holding I Corp. as borrower (in place of an equivalent amount owing by the Company as borrower) under the New Facility Agreement.

         will not be taken into account for the purposes of paragraph (a).

18.17    GUARANTEES

(a) No member of the Group may give or be under any obligation in respect of any guarantee, indemnity or other assurance against financial loss in respect of the High Yield Notes or in favour of the trustee under the Indenture.

(b) No Obligor may, and the Company shall procure that no member of the Group is, gives or is under any obligation in respect of any guarantee, indemnity or other assurance against financial loss in respect of the indebtedness under New Facility Agreement, unless that Obligor or member of the Group is (or simultaneously becomes) a Guarantor under this Agreement.

18.18    HIGH YIELD NOTES

         Except during a Release Condition Period:

         (a) the Company will not amend or agree to amend the High Yield Note Documents:

                  (i) such that the maturity date of the High Yield Notes is advanced to a date prior to the Final Maturity Date;

                  (ii) such that the rate of interest or frequency of payment of interest in respect of any of the High Yield Notes is increased; or

                  (iii) in any other way which is or could be, in each case in the opinion of the Majority Banks, inconsistent with the terms of this Agreement or have a detrimental effect on the rights or remedies of the Finance Parties under the Finance Documents;

         (b) the Company will not make a repayment or prepayment, redemption, repurchase or defease (by way of legal defeasance or covenant defeasance) any of the High Yield Notes or make any offer to repay, prepay, redeem, repurchase or defease any of the High Yield Notes; and

         (c) the Company will ensure that no member of the Group purchases any of the High Yield Notes.

18.19    SECURITY AND SUBORDINATION

(a) The Obligors shall at their own expense execute and do all such assurances, acts and things as the Security Agent may reasonably require for perfecting or protecting the security intended to be afforded by the Security Documents (and shall deliver to the Security Agent such directors' and shareholders' resolutions, title documents and other documents as the Security Agent may reasonably require).

(b) Except during a Security Release Condition Period, the Company will ensure that Security Documents in respect of the Existing Cegetel Shares are executed and delivered to the Security Agent, in form and substance satisfactory to the Facility Agent and together with any other documents, evidence, opinions or assurances reasonably required by the Security Agent in connection with those Security Documents, forthwith if any of the following circumstances subsist:

         (i) there are no contractual restrictions or provisions (including, without limitation, pre-emption rights) between shareholders or Cegetel Groupe S.A. restricting or which would be triggered upon the granting of such a pledge;

         (ii)     SIT agrees to grant a share pledge over the Acquired Shares;
                  or

         (iii)    the Company acquires 100 per cent. of the shares of Cegetel.

(c) Except during a Security Release Condition Period, the Company must ensure that each loan which is owing by a member of the Group to another member of the Group and which is (or the repayment of which is) subordinated to the repayment of the indebtedness under the New Facility Agreement is also subordinated, on the same terms, to the indebtedness owing under the Finance Documents.

18.20    VE B SHARES

(a) The Company shall use its reasonable endeavours to negotiate with the New Investors the transactions contemplated in the VE Share Pledge and Escrow Agreement (as amended on or about the date hereof) in order to obtain the consent of the New Investors to enable the Company to grant a pledge in favour of the lenders under the New Facility Agreement over all of the VE B Shares ranking pari passu with the pledge of these shares granted by the Company to the Banks.

(b) Promptly upon the New Investors giving their consent referred to in paragraph (a) above (but not otherwise), the Company shall execute a share pledge in respect of all the VE B Shares substantially in the form set out in Annex F of the VE Share Pledge and Escrow Agreement.

19.      FINANCIAL COVENANTS

19.1     FINANCIAL COVENANT DEFINITIONS

         In this Clause 19:

         "ACQUIRED BUSINESS"

         means a member of the Group or business or assets acquired during a Measurement Period.

         "CASH EBITDA"
         means the consolidated operating income of the Group (other than any member of the Maroc Telecom Group and the Cegetel Group) determined in accordance with accounting principles and practices generally accepted in France, consistently applied, for a Measurement Period, adjusted by:

         (a) adding back depreciation, amortisation and non-cash provisions (to the extent that such depreciation, amortisation and non-cash provisions are deducted in computing operating income);

         (b) deducting any gain (or adding back any loss) in connection with any revaluation of an asset or any gain or loss against book value arising on the disposal of an asset (otherwise than in the ordinary course of trading) by a member of the Group during that Measurement Period;

         (c) adding back net restructuring charges and other one-time items; and

         (d) adding cash dividends received from VE, any member of the Maroc Telecom Group and the Cegetel Group (other than cash dividends received by SIT in respect of the Acquired Shares prior to the SIT Repayment Date), and including the operating income (as adjusted in accordance with paragraphs (a) to (c) above) of any Acquired Business (provided such acquisition is permitted by the terms of this Agreement) (as determined on a pro forma twelve month basis for the part of the Measurement Period prior to the acquisition of the Acquired Business), provided that the extent of the operating income of the Acquired Business so included will be an amount equal to the percentage of the cashflow of the Acquired Business which the Company demonstrates in reasonable detail it either effectively controls or has access to.

         "CONSOLIDATED CASH AND CASH EQUIVALENTS"

         means, at any time:

         (a) cash in hand or on deposit with any acceptable bank (excluding any deposit used as cash collateral for the purpose of defeasing indebtedness as described in paragraph (B) of the definition of Total Gross Financial Debt);

         (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by a reputable bank;

         (c) any investment in marketable obligations issued or guaranteed by the government of the United States of America, Switzerland or the European Union (excluding Greece and any country which becomes a member thereof after the date of the New Facility Agreement) or by an instrumentality or agency of the government of the United States of America, Switzerland or the European Union (excluding Greece and any country which becomes a member thereof after the date of the New Facility Agreement) having an equivalent credit rating;

         (d)      open market commercial paper:

                  (i)      for which a recognised trading market exists;

                  (ii)     issued in Sterling, U.S. Dollars or Euro;

                  (iii) which matures within one year after the relevant date of calculation; and

                  (iv) which has a credit rating of either A-1 by S&P or IBCA or P-1 by Moody's, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating; and

         (e) any other instrument, security or investment approved by the Majority Banks,

         in each case, to which any member of the Group (other than any member of the Maroc Telecom Group) is beneficially entitled at that time and which is capable of being applied against Total Gross Financial Debt but excluding any cash acquired in connection with the Fixed Line Acquisition. An "ACCEPTABLE BANK" for this purpose is a commercial bank or trust company which has a rating of A or higher by S&P or FitchIBCA or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Banks.

         "FINANCIAL INCOME"

         means, in respect of the Group (other than any member of the Maroc Telecom Group and any member of the Cegetel Group, each on a consolidated basis) all interest and other financing income received or receivable by the Group (other than any member of the Maroc Telecom and the Cegetel Group) during a Measurement Period.

         "FIXED LINE ACQUISITION"

         means the acquisition by Cegetel, of a French fixed line telephone business which has a positive EBITDA based on its latest accounts and, at the time of its acquisition, Financial Indebtedness of not more than E300,000,000, for an aggregate total consideration of not more than E800,000,000 (including E300,000,000 of acquired debt).

         "MEASUREMENT PERIOD"

         means a period of 12 months ending on a Testing Date.

         "NET FINANCIAL DEBT"

         means, in respect of the Group (other than any member of the Maroc Telecom Group) at any time Total Gross Financial Debt less Consolidated Cash and Cash Equivalents.

         "NET FINANCING COSTS"

         means, in respect of the Group (other than any member of the Maroc Telecom Group and any member of the Cegetel Group, each on a consolidated basis) Total Financing Costs less Financial Income for the Group during the relevant Measurement Period.

         "QUARTERLY TESTING DATE"

         means 31st March, 30th June, 30th September and 31st December of each year.

         "RELEVANT PERCENTAGE"

         means the percentage of the cashflow of any Acquired Business which the Company demonstrates in reasonable detail it either controls or has access to.

         "SEMI-ANNUAL TESTING DATE"

         means 30th June and 31st December of each year.

         "TESTING DATE"

         means a Quarterly Testing Date or a Semi-annual Testing Date.

         "TOTAL FINANCING COSTS"

         means all interest and financing fees, including the interest element payable under any finance lease and any periodic cash payments in respect of preference shares (other than preference shares issued by VUE prior to the date of the New Facility Agreement or issued or accrued as additional shares in respect of shares issued by VUE prior to the date of the New Facility Agreement) and excluding any costs incurred in connection with the Fixed Line Acquisition (together "FINANCING Costs") (whether, in each case, paid, payable or (subject to the proviso set out below) capitalised) incurred by the Group (other than any member of the Maroc Telecom Group and on a consolidated basis) during a Measurement Period and including the Relevant Percentage of the Financing Costs of any Acquired Business (as determined on a pro forma twelve month basis for the part of the Measurement Period prior to the acquisition of the Acquired Business), provided that capitalised items shall only be included in the calculation of Total Financing Costs for a Measurement Period if the Company confirms in a compliance certificate delivered in relation to the financial covenants for that Measurement Period that they constitute more than 5 per cent. of those Total Financing Costs. For these purposes, in each such compliance certificate, the Company shall either certify that capitalised items for the Measurement Period to which that certificate relates do not exceed 5 per cent. of Total Financing Costs for that period or, if they do, set out the aggregate amount of capitalised items.

         "TOTAL GROSS FINANCIAL DEBT"

         means, in respect of the Group (other than any member of the Maroc Telecom Group on a consolidated basis) at any time the aggregate of the following (without double counting and provided that where any of the following items relates to an Acquired Business, the Relevant Percentage only of the amount of that item shall be included in the calculation of Total Gross Financial Debt):

         (a)      the outstanding principal amount of any moneys borrowed;

         (b) the outstanding principal amount of any acceptance under any acceptance credit;

         (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

         (d) the capitalised element of indebtedness under a finance or capital lease except to the extent that any such lease is defeased (for which purposes, a lease is "defeased" if all of the obligations of the relevant member of the Group thereunder are irrevocably (A) transferred in full to a person that is not a member of the Group or (B) prepaid or (C) otherwise discharged and extinguished in full, such that no member of the Group thereafter has any outstanding indebtedness or liability (contingent or otherwise) with respect to such lease);

         (e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

         (h) the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

         (i) the mark to market value of any currency swap or interest swap, cap or collar arrangements or any other derivative instrument to the extent the derivative instruments are not used for hedging purposes;

         (j) the aggregate face value amount of preference shares (other than preference shares issued by VUE prior to the date of the New Facility Agreement or issued or accrued as additional shares in respect of shares issued by VUE prior to the date of the New Facility Agreement and preference shares mandatorily convertible into shares in a member of the Group (other than any member of the Maroc Telecom Group) which do not in any circumstances give rise to redemptions or repayments (whether in whole or in part) in cash) in relation to which there is a contractual obligation to pay dividends prior to 91 days after the Final Maturity Date; and

         (k) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (j) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group (other than any member of the Maroc Telecom Group) (excluding (i) the amount of any guarantee obligations of the Company which have been assigned to, and assumed by, any member of the Maroc Telecom Group or a company which is not a member of the Group and (ii) any guarantee, indemnity or similar assurance against financial loss entered into prior to the date of the New Facility Agreement which is the subject of a counter-guarantee given by VE), but excluding any Non Recourse Financing, any Intra Group Loans and Project Finance Indebtedness, any indebtedness incurred in connection with the Fixed Line Acquisition or otherwise any indebtedness which has been defeased prior to the Effective Date (for which purposes, indebtedness is "defeased" if all of the obligations of the relevant member of the Group in relation thereto are irrevocably (A) transferred in full to a person that is not a member of the Group or (B) cash collateralised in full by blocked deposits, such that no member of the Group thereafter has any outstanding indebtedness or liability (contingent or otherwise) with respect to such indebtedness (including, without limitation, with respect to adjusting the amount of, or making any payment in relation to, any such cash collateral)).

19.2     CALCULATION

(a) All the terms used in this Clause 19 are to be calculated in accordance with accounting principles and practices generally accepted in France, consistently applied.

(b) If there is a dispute as to any interpretation of any term in this Clause 19, either:

         (i) the interpretation of the Facility Agent shall prevail (after prior consultation with the Company's auditors and the Company); or

         (ii) (if the Company so requests) the Facility Agent will, at the expense of the Company, instruct an independent expert (which shall be an internationally recognised independent qualified firm of auditors) to act as an expert and not as an arbitrator, and the determination of such expert shall be final and binding on the Parties.

19.3     FINANCIAL COVENANTS

(a) Before a Release Condition Date (but subject always to paragraphs (c) to (f) inclusive below), the Company shall procure that on each quarterly Testing Date referred to in Column 1 below:

         (i) the ratio of Net Financial Debt to Cash EBITDA does not exceed that set out in Column 2 below opposite that Testing Date;

         (ii) the ratio of Cash EBITDA to Net Financing Costs is at least that set out in Column 3 below opposite that Testing Date; and

         (iii) Total Gross Financial Debt does not exceed the amount set out in Column 4 below opposite that Testing Date.

(b)      On or after a Release Condition Date (but subject always to paragraphs
         (c) to (f) inclusive below), the Company shall procure that following such Release Condition Date on each semi-annual Testing Date referred to in Column 1 below:

         (i) the ratio of Net Financial Debt to Cash EBITDA does not exceed that set out in Column 2 below opposite the Testing Date applicable as at such Release Condition Date;

         (ii) the ratio of Cash EBITDA to Net Financing Costs is at least that set out in Column 3 below opposite the Testing Date applicable as at such Release Condition Date; and

         (iii) Total Gross Financial Debt does not exceed the amount set out in Column 4 below opposite the Testing Date applicable as at such Release Condition Date.

(c) If, on or after a Release Condition Date, an Investment Downgrading Date occurs, the financial ratios and covenant (the ratios) referred to in paragraph (a) above shall, subject to paragraphs (d) to (f) inclusive below, apply and be reinstated from the Investment Downgrading Date unless and until a Release Condition Date occurs again, in which case the provisions of paragraph (b) above shall apply.

(d) Within 5 days of an Investment Downgrading Date, the Company and the Facility Agent shall enter into negotiations in good faith for a period of no more than 45 days with a view to agreeing any amendments to the ratios set out in columns 2, 3 and 4 below.

(e) Any amendments agreed under paragraph (d) shall be, with the prior written consent of the Majority Banks, binding on all the parties.

(f) If no amendments are agreed by the Company and the Majority Banks under paragraphs (d) and (e) above, the applicable ratios, in each case for the period from the Investment Downgrading Date unless and until the occurrence of a Release Condition Date, will be those set out in columns 2, 3 and 4, as appropriate, opposite the Testing Date which were applicable on the Release Condition Date immediately preceding that Investment Downgrading Date and thereafter the applicable ratios on each successive quarterly Testing Date, will be the next consecutive ratios, each as set out in columns 2, 3 and 4 below.

                         COLUMN 1                 COLUMN 2               COLUMN 3                COLUMN 4
                      (TESTING DATE)       (MAXIMUM RATIO OF NET    (MINIMUM RATIO FOR     (MAXIMUM TOTAL GROSS
                                             FINANCIAL DEBT TO      CASH EBITDA TO NET        FINANCIAL DEBT
                                                CASH EBITDA)         FINANCING COSTS)        (BILLION EURO))
                         30/06/03                  5.8:1                   2.4:1                   18.0
                         30/09/03                  5.4:1                   2.4:1                   15.6
                         31/12/03                  4.4:1                   2.7:1                   15.6
                         31/03/04                  4.2:1                   2.9:1                   12.8
                         30/06/04                  4.0:1                   3.1:1                   12.5
                         30/09/04                  4.0:1                   3.2:1                   12.3
                         31/12/04                  4.0:1                   3.3:1                   11.3
                         31/03/05                  3.5:1                   3.4:1                   10.3
                         30/06/05                  3.5:1                   3.4:1                   10.3
                         30/09/05                  3.5:1                   3.4:1                   10.0
                         31/12/05                  3.5:1                   3.4:1                   10.0
                         31/03/06                  3.0:1                   3.5:1                   9.2

                         COLUMN 1                 COLUMN 2               COLUMN 3                COLUMN 4
                      (TESTING DATE)       (MAXIMUM RATIO OF NET    (MINIMUM RATIO FOR     (MAXIMUM TOTAL GROSS
                                             FINANCIAL DEBT TO      CASH EBITDA TO NET        FINANCIAL DEBT
                                                CASH EBITDA)         FINANCING COSTS)        (BILLION EURO))
                         30/06/06                  3.0:1                   3.5:1                   9.2
                         30/09/06                  3.0:1                   3.5:1                   9.0
                         31/12/06                  3.0:1                   3.5:1                   9.0
                  and subsequent Testing
                           Dates

20.      DEFAULT

20.1     EVENTS OF DEFAULT

         Each of the events set out in this Clause is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Borrower or any other person).

20.2     NON-PAYMENT

         An Obligor does not pay on the due date (or within three Business Days of the due date where the failure to pay is for administrative or technical reasons) any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

20.3     BREACH OF OTHER OBLIGATIONS

(a) A member of the Group does not comply with any provision of a Finance Document to which it is a party (other than a provision referred to in Clause 20.2 (Non-payment) or Clause 19 (Financial Covenants)) and (where the failure is capable of remedy) such failure to comply continues for fifteen days after the earlier of the date on which (a) any Obligor becomes aware of the facts or circumstances giving rise to such failure and (b) the Facility Agent gives notice of such failure to the Obligors' Agent.

(b) Except during a Release Condition Period, the Company repays, prepays, redeems, repurchases or defeases (whether by way of legal defeasance or covenant defeasance) any of the High Yield Notes or makes any offers to repay, prepay, redeem, repurchase or defease any of the High Yield Notes.

20.4     MISREPRESENTATION

         A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5     CROSS-DEFAULT

(a) Any Financial Indebtedness of any Obligor or a Material Subsidiary is not paid when due (or where there is a grace period originally applicable to that Financial Indebtedness, within that grace period); or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of any Obligor or a Material Subsidiary; or

(c) any Financial Indebtedness of any Obligor or a Material Subsidiary becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of any Obligor or a Material Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e) any Security Interest securing Financial Indebtedness over any asset of any Obligor or a Material Subsidiary becomes enforceable,

         provided that there shall only be an Event of Default under this Clause
         20.5 if the aggregate amount of Financial Indebtedness which is not so paid and/or in respect of which such event has occurred and/or which becomes prematurely due and payable or is placed on demand and/or in respect of which the commitment or underwriting is cancelled or suspended and/or in respect of which such Security Interest becomes enforceable, exceeds E40,000,000 (or the equivalent in other currencies).

20.6     INSOLVENCY

(a) Any Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent (including without limitation "en etat de cessation des paiements"), or admits inability to pay its debts as they fall due; or

(b) any Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) any Obligor or any Material Subsidiary, by reason of financial difficulties, applies for, or is subject to, an amicable settlement or a "reglement amiable" pursuant to law 84-148 of 1st March, 1984 of France, or begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

20.7     INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any Obligor or any Material Subsidiary; or

(b) a meeting of any Obligor or any Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration

         (including without limitation "dissolution, liquidation, or redressement judiciaire") or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any Obligor or any Material Subsidiary unless (in the case of a petition being presented by a person other than an Obligor or a Material Subsidiary) the same is frivolous or vexatious or is otherwise being contested in good faith and on substantial grounds and is stayed or discharged within 21 days of being presented and in any event prior to the date of any substantive hearing of the petition (provided that this exception shall not apply in relation to an administration petition presented in the United Kingdom); or

(d) an order for the winding-up or administration of any Obligor or any Material Subsidiary is made;

(e) a judgment is issued for the judicial liquidation ("liquidation judiciaire") or the transfer of the whole of the business ("cession de l'entreprise" or "cession de fonds de commerce") of any Obligor or any Material Subsidiary; or

(f) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any Obligor or any Material Subsidiary or any other insolvency proceedings involving any Obligor or any Material Subsidiary.

20.8     APPOINTMENT OF RECEIVERS AND MANAGERS

         Any person makes a request in accordance with any applicable laws for the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, administrateur judiciaire, provisoire mandataire ad hoc, conciliateur or mandataire liquidateur or the like in respect of any Obligor or any Material Subsidiary or any part of its assets or any such appointment is made unless (in the case of a request being made by a person other than an Obligor or a Material Subsidiary) the request for such appointment is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 21 days of the making of such request and in any event prior to the date that any such appointment is made.

20.9     CREDITORS' PROCESS

         Any attachment, sequestration, distress or execution affects any asset of a value exceeding E15,000,000 (or the equivalent in other currencies) of any Obligor or any Material Subsidiary and is not discharged within 30 days.

20.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to any Obligor or any Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks (acting on the basis of legal advice), appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors' process) (inclusive).

20.11    CESSATION OF BUSINESS

         Any Obligor or any Material Subsidiary ceases, or takes clear steps to cease, to carry on all or a substantial part of its business.

20.12    UNLAWFULNESS

         It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

20.13    EFFECTIVENESS OF FINANCE DOCUMENTS

(a) Any obligation of an Obligor (including any obligation under Clause 16 (Guarantee) under the Finance Documents is not effective or is alleged by any Obligor to be ineffective for any reason.

(b) Any Security Document does not create the security it purports to create or any Security Document is not effective or ceases to constitute a valid, first ranking Security Interest of the type purported to be created thereby.

(c) The subordination purported to be effected by the Subordination Agreements or the priority of security purported to be effected by the Security Sharing Agreement (in each case pari passu with the interests of the lenders under the New Facility Agreement) is not effective or is alleged in writing by a member of the Group party to any Subordination Agreement or the Security Sharing Agreement to be ineffective.

(d) Any member of the Group which is party to a Subordination Agreement or the Security Sharing Agreement repudiates (or evidences an intention in writing to repudiate it) a Subordination Agreement or the Security Sharing Agreement, as the case may be.

20.14    MATERIAL ADVERSE CHANGE

         Any event or series of events occurs which, in the reasonable opinion of the Majority Banks (acting in good faith), has a Material Adverse Effect.

20.15    ACCELERATION

         On and at any time after the occurrence of an Event of Default and whilst the same is continuing, the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Obligors' Agent:

         (a)      cancel the Total Commitments; and/or

         (b) demand that all or part of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Banks.

21.      THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS

21.1     APPOINTMENT AND DUTIES OF THE FACILITY AGENT

(a) Each Finance Party irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Facility Agent irrevocably authorises the Facility Agent on its behalf to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Facility Agent on that Party's behalf.

(c) The Facility Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2     ROLE OF THE MANDATED LEAD ARRANGERS

         Except as specifically provided in this Agreement, no Mandated Lead Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3     RELATIONSHIP

         The relationship between the Facility Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Facility Agent as trustee or fiduciary for any other Party or any other person and the Facility Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4     MAJORITY BANKS' INSTRUCTIONS

(a) The Facility Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Facility Agent may act as it considers to be in the best interests of all the Banks.

(b) The Facility Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5     DELEGATION

         The Facility Agent may act under the Finance Documents through its personnel and agents.

21.6     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Facility Agent nor any Mandated Lead Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

21.7     DEFAULT

(a) The Facility Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Facility Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Facility Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, or in the event that the Facility Agent has actual knowledge of a failure to make a payment which constitutes a Default under Clause 20.2 (Non-payment), it shall promptly notify the Banks.

(b) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

21.8     EXONERATION

(a) Without limiting paragraph (b) below, the Facility Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this paragraph (b) and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

21.9     RELIANCE

         The Facility Agent may:

(a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Facility Agent's employment and those representing a Party other than the Facility Agent).

21.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

(a) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their respective related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Facility Agent or a Mandated Lead Arranger in connection with any Finance Document; and

(b) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their respective related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11    INFORMATION

(a) The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) The Facility Agent shall promptly supply a Bank with a copy of each document received by the Facility Agent under Clause 4 (Conditions precedent), upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Facility Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of the Obligors or of their respective related entities, whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Borrower.

21.12    THE FACILITY AGENT AND THE MANDATED LEAD ARRANGERS INDIVIDUALLY

(a) If it is also a Bank, the Facility Agent and each Mandated Lead Arranger each has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Facility Agent or a Mandated Lead Arranger.

(b)      The Facility Agent and each Mandated Lead Arranger may each:

         (i) carry on any business with any Obligor or their respective related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, any Obligor or their respective its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Facility Agent, the agency division of the Facility Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as Facility Agent may be treated as confidential by the Facility Agent and will not be deemed to be information possessed by the Facility Agent in its capacity as such.

(d) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in the opinion of the Facility Agent, is received by it in its capacity as Facility Agent.

(e) The Facility Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of the Facility Agent incurred by it in connection with the Finance Documents.

21.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Facility Agent for that Bank's proportion of any duly documented liability or loss incurred by the Facility Agent in any way relating to or arising out of its acting as Facility Agent, except to the extent that the liability or loss arises directly from the Facility Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which its participation in the Loans (if any) bears to all the Loans on the date of the demand. However, if there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14    COMPLIANCE

(a) The Facility Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Facility Agent need not disclose any information relating to any Obligor or any of their respective related entities if the disclosure might, in the opinion of the Facility Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15    RESIGNATION OF THE FACILITY AGENT

(a) Notwithstanding its irrevocable appointment, the Facility Agent may resign by giving notice to the Banks and the Obligors' Agent, in which case the Facility Agent may forthwith appoint one of its Affiliates as successor Facility Agent or, failing that, the Majority Banks may appoint a successor Facility Agent following consultation with the Obligors' Agent.

(b) If the appointment of a successor Facility Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Facility Agent which accepts the appointment, the Facility Agent may appoint a successor Facility Agent following consultation with the Obligors' Agent.

(c) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only upon the successor Facility Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "FACILITY AGENT" (as appropriate) will mean the successor Facility Agent.

(d) The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Facility Agent, require it to resign in accordance with paragraph (a) above. In this event, the Facility Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Facility Agent.

21.16    BANKS

(a) The Facility Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Bank to the contrary.

(b) The Facility Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

21.17    EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

         The Company shall forthwith on demand pay the Facility Agent for the cost of utilising its management time or other resources in connection with:

         (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; or

         (b)      the occurrence of a Default; or

         (c) the enforcement of, or the preservation of any rights under, any Finance Document.

         Any amount payable to the Facility Agent under:

         (i) paragraph (a) above shall be determined by written agreement between the Company and the Facility Agent at the time of the relevant Borrower's request; and

         (ii) under paragraphs (b) or (c) above will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Company,

         and in each case is in addition to any fee paid or payable to the Facility Agent under Clause 23 (Fees).

21.18    SECURITY AGENT

(a)      Without prejudice to Clauses 21.6 (Responsibility for documentation) or
         21.8 (Exoneration), the Security Agent in its capacity as trustee, agent or mandataire (as appropriate) under any of the Security Documents or otherwise shall not be liable (unless directly caused by its gross negligence or wilful misconduct) for any failure, omission, or defect in perfecting the security constituted by any Security Document or any security created thereby including, without limitation, any failure to (i) register the same in accordance with the provisions of any of the documents of title of the relevant Obligor to any of the property thereby charged, (ii) make any recordings or filings in connection therewith, (iii) effect or procure registration of or otherwise protect the security created by or pursuant to the Security Documents under any registration laws in any jurisdiction, (iv) give notice to any person of the execution of any of the Security Documents or to obtain any licence, consent or other authority for the creation of any security.

(b) The Security Agent may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Security Document.

(c) Save where the Security Agent holds a mortgage over, or over an interest in, real estate property or shares, the Security Agent in its capacity as trustee, agent or mandataire (as appropriate) or otherwise shall not be under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Documents or any other such security in its own possession or to take any steps to protect or preserve the same.

(d) Save as otherwise provided in the Security Documents, all moneys which are received by the Security Agent in its capacity as trustee, agent or mandataire (as appropriate) or otherwise may be invested in the name of or under the control of the Security Agent in any investments which may be selected by the Security Agent with the consent of the Majority Banks. Additionally, the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including any Agent) and upon such terms as the Security Agent may think fit.

(e) Each Finance Party hereby confirms its approval of the Security Documents and any security created or to be created pursuant thereto and hereby authorises, empowers and directs the

         Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee, agent or mandataire (as appropriate) or as otherwise provided (and whether or not expressly in the Finance Party's name) on its behalf, subject always to the terms of this Agreement and the Security Documents.

(f) Clauses 21.4 (Majority Banks' instructions), 21.5 (Delegation), 21.6 (Responsibility for documentation), 21.7 (Default), 21.8 (Exoneration),
         21.9 (Reliance), 21.12 (The Facility Agent and the Mandated Lead Arrangers individually), 21.13 (Indemnities), 21.14 (Compliance) and
         21.15 (Resignation of the Facility Agent) will apply to the Security Agent as if the words "the Facility Agent" in those Clauses referred (in addition) to the Security Agent.

(g) If there is any conflict between the provisions of this Agreement and any Security Document with regard to instructions to or matters affecting the Security Agent, this Agreement will prevail.

(h) Each Party (other than the Security Agent) irrevocably authorises the Security Agent, with the consent of the Obligors' Agent, to execute on its behalf any documentation which the Security Agent considers appropriate in order for any Bank to become a party to, or to benefit from, any Finance Document.

21.19    CO-SECURITY AGENTS

(a) The Security Agent may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate security agent or as a co-security agent jointly with the Security Agent (i) if the Security Agent considers that without such appointment the interests of the Banks under the Finance Documents would be materially and adversely affected or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act is or acts are to be performed or (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of the Finance Documents, provided in each case that such separate security agent or co-security agent becomes bound by the terms of this Agreement as if it were the Security Agent.

(b) Each separate security agent or co-security agent shall (subject always to the provisions of this Agreement) have such powers, authorities and discretions (not exceeding those conferred on the Security Agent by this Agreement) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.

(c) The Security Agent shall have power in like manner to remove any such person. If an Event of Default is continuing, such reasonable remuneration as the Security Agent may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate security agent or co-security agent shall for the purpose of this Agreement be treated as costs, charges and expenses incurred by the Security Agent.

21.20    RELEASE OF SECURITY

         The Security Agent shall and is hereby authorised by each of the other Finance Parties (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each of the other Finance Parties and every other party hereto where relevant without the need for any further referral to, or authority from, any Finance Party or other person hereto all such releases of security and guarantees given by Obligors under any Finance Document as the Security Agent is authorised or required to effect by the terms of any Finance Document.

21.21    SECURITY AGENT AS JOINT AND SEVERAL CREDITOR

(a) Each of the Obligors and each of the Finance Parties agree that the Security Agent shall be the joint and several creditor (hoofdelijk crediteur) together with the relevant Finance Party of each and every obligation of any Obligor owing to or towards each of the Finance Parties under the Finance Documents, and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of those obligations. However, any discharge of any such obligation to one of the Security Agent or a Finance Party (other than the Security Agent) shall, to that extent, discharge the corresponding obligation owing to the other and a Finance Party shall not by virtue of this Clause be entitled to pursue an Obligor concurrently for the same obligation.

(b) Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor of any and all obligations owing to each Finance Party (other than the Security Agent) except with the consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement, and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

21.22    VE B SHARES

         If the New Investors give the consent referred to in Clause 18.20(a) (VE B Shares) the Security Agent shall and is hereby authorised by each of the other Finance Parties to execute without the need for any further refered to, or authority from, any Finance Party a release of the pledge over the VE B Shares of which the Finance Parties have the benefit as at that date in order for the share pledge referred to in Clause 18.20(b) to be given.

22.      RELEASE OF SECURITY

22.1     RELEASE OF SECURITY AND GUARANTEES

(a) Subject to the provisions of this Clause and the Security Documents, no Security Interest created by the Security Documents shall be released until the Facility Discharge Date has occurred (and all such Security Interests in respect of the secured obligations under this Facility shall be released as soon as practicable after the Facility Discharge Date has occurred) [no amounts are or may become outstanding under the Finance Documents and no Commitment is in force.] this does not appear in non-CS&M version

(b)      Subject to paragraphs (c) and (e) below:

         (i) in connection with, and simultaneous to, the closing of any secondary Equity Issue, sale or other disposal to a person or persons other than member(s) of the Group (and which person or persons will not become a member of the Group on or by reason of such disposal) of all of the shares in the share capital of any Guarantor (or of all of the shares in any other member of the Group such that any Guarantor ceases as a result thereof to be a member of the Group);

         (ii) in connection with, and simultaneous to, the closing of sale or disposal by any Guarantor of substantially all of its business and assets; or

         (iii) in such other circumstances (if any) as the Security Agent (acting on the instructions of the Super Majority Banks) may from time to time agree in writing in relation to a Guarantor,

         such Guarantor shall cease to be a Guarantor and will be released from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Guarantor by way of contribution) under this Agreement and under the Security Documents to which it is a party (other than liabilities which it has in its capacity as a Borrower), and the security provided over its assets under such Security Documents shall be released.

(c) If a Guarantor is released from its liabilities in accordance with paragraph (b) above, such Guarantor will cease to be a Guarantor when the Facility Agent gives written notification to the Company and the Banks.

(d) Subject to paragraph (e) below, in connection with, and simultaneous to, the closing of any secondary Equity Issue, sale or other disposal to (i) a person or persons other than member(s) of the Group (and which person or persons will not become a member of the Group on or by reason of such disposal) or (ii) to a person within the Group where such disposal is otherwise permitted by the Finance Documents and such release could not reasonably be expected to have a Material Adverse Effect or to jeopardise the guarantees given to the Banks under the Finance Documents or the Banks' security under the Security Documents or to the extent that similar guarantees and security are granted to the Banks of any assets owned by an Obligor over which security has been created by a Security Document to which that Obligor is party, those assets shall be released from such security.

(e)      The release of the guarantees and security referred to in paragraphs
         (b), (c) and (d) above shall only occur (save to the extent otherwise agreed by the Security Agent acting on the instructions of the Super Majority Banks) if:

         (i) either (1) such disposal by any member of the Group or Guarantor is permitted by the Finance Documents and will not result in any breach of any of the terms of the Finance Documents, or (2) such disposal is being effected at the request of the Security Agent in circumstances where any of the security created by the Security Documents has become enforceable, or (3) such disposal is being effected by enforcement of the Security Documents;

         (ii) if relevant, an amount equal to any Net Proceeds arising out of such disposal which are required to be prepaid pursuant to Clause 7 (Prepayment and Cancellation) (or an amount corresponding thereto) is credited to the Receipt Account in accordance with Clause 7 (Prepayment and Cancellation) at the time of completion of that sale or disposal; and

         (iii) any assets to be transferred to other members of the Group before completion of such disposal shall have been so transferred and (if so required by the Facility Agent) security over such assets shall have been granted to the Security Agent to the reasonable satisfaction of the Facility Agent (acting on the instructions of the Super Majority Banks).

(f) As soon as reasonably practical after receipt by the Security Agent from the Company of notice of a proposed secondary Equity Issue sale or other disposal as described in paragraph (i) of Clause 22.1(b) or in Clause 22.1(d) of assets over which security has been created by the Security Documents, the Security Agent shall either deliver a confirmation in writing to the Obligors' Agent that the conditions set out in paragraphs (i) and (iii) of Clause 22.1(e) have been met (for the purposes of this Clause 22.1(f), the RELEASE CONFIRMATION) or shall (acting in good faith), provided that no Default has occurred notify the Obligors' Agent of its reasons for considering that such conditions have not been met and shall discuss such reasons with the Obligors' Agent in good faith. If the Release Confirmation is given and so long as no Default has occurred, the Security Agent shall execute all documents and take all steps (to the extent such steps are within its control) which are necessary to ensure the release of all security to which such Release Confirmation relates at the time of completion of such sale or other disposal (or in the case of any sale of shares in Vivendi Universal Games, Inc. prior to the filing with the Securities and Exchange Commission of a report in Form S-1 in relation to the proposed share sale), such that, on such completion or prior to such filing, the relevant assets will be free from any Security Interest.

(g) Any security over any of the receivables assigned pursuant to, subject to and in accordance with the VUE Assignment Agreement and any of the assets identified in paragraph (d) of the definition of Relevant Intra Group Disposal shall be released automatically upon the assignment or disposal of such receivable or asset.

(h) If any person which is a member of the Group shall cease to be such a member in consequence of the enforcement of any of the Security Documents or in consequence of a disposal of the shares therein or in any Holding Company of it effected at the request of the Facility Agent and the Banks in circumstances where any of the security created by the Security Documents has become enforceable, any claim which any Obligor may have against such person or any of its Subsidiaries or which that person or any of its Subsidiaries may have against any Obligor in or arising out of this Agreement or any of the Security Documents (including, without limitation, any claim by way of subrogation to the rights of the Agents and the Banks under the Finance Documents and any claim by way of contribution or indemnity) shall be released automatically and immediately upon such person ceasing to be a member of the Group.

(i) Any Security Interest created over the shares of any Excluded Music Group Entity and any guarantee granted by any Excluded Music Group Entity pursuant to the Finance Documents shall, provided no Default has occurred and is continuing, be released immediately prior to and for the purposes of the implementation of the Music Group Reorganisation:

         (i) in the case of any such Security Interest over shares so that no Excluded Music Group Entity which becomes a Foreign Subsidiary shall have more than 66 per cent. of its shares subject to any such Security Interest;

         (ii) in the case of any guarantee granted by any Excluded Music Group Entity to the extent reasonably required to avoid deemed dividends under U.S. tax legalisation relating to Foreign Subsidiaries; or

         (iii) in the case of any Security Interest or guarantee granted by any Excluded Music Group Entity which is held (directly or indirectly) by Universal Studio Holding I Corp. so that no such Excluded Music Group Entity shall have any of its shares subject to any Security Interest or shall grant any guarantee.

(j) No release, or agreement to release, given by any of the Finance Parties shall constitute any form of waiver or modification of any Finance Party's rights in relation to any Default.

22.2     COSTS

         All costs and expenses of the Finance Parties in connection with any release of Security Interest created by the Security Documents shall be borne by the Obligors.

23.      FEES

23.1     ARRANGEMENT FEE

         The Company shall on the date which is five days after the date of this Agreement pay to the Mandated Lead Arrangers an arrangement fee in the amount agreed in the Arrangement Fee Letter. This fee shall be distributed by the Mandated Lead Arrangers among the Banks in accordance with the arrangements agreed by the Mandated Lead Arrangers with the Banks prior to the date of this Agreement.

23.2     AGENT'S FEE

         The Company shall pay to the Facility Agent for its own account an agency fee in the amount agreed in the Agency Fee Letter. The agency fee is payable annually in advance. The first payment of this fee is payable on the date which is five days after the date of this Agreement and each subsequent payment is payable on each anniversary of the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

23.3     COMMITMENT FEE

(a) The Company shall pay to the Facility Agent for each Bank a commitment fee in Euro computed at an annual percentage rate which is equal to 50 per cent. of the then Applicable Margin on the undrawn, uncancelled amount of that Bank's Commitment during the Commitment Period. For this purpose Loans are taken at their Original Euro Amount.

(b) Accrued commitment fee is payable quarterly in arrear and on the Final Maturity Date. Accrued commitment fee shall also be payable to the Facility Agent for the relevant Bank on the cancelled amount of its Commitment at the time the cancellation comes into effect.

23.4     UTILISATION FEE

(a) The Company shall pay to the Facility Agent for the Banks a utilisation fee in Euro calculated on the aggregate amount of all Loans outstanding at a rate of zero point zero five per cent. (0.05%) per annum for each day on which the aggregate of all Loans then outstanding is greater than 50 per cent of the then Total Commitments.

(b) For the purpose of this Clause 23.4, Loans are taken at their Original Euro Amount and accrued utilisation fee is payable quarterly in arrear and on the Final Maturity Date.

23.5     WAIVER FEES

(a) Except as provided below, on 18th November, 2003 and each anniversary of that date (each such date being a "WAIVER FEE DATE"), the Obligors' Agent shall pay (or procure that there is paid) to the Facility Agent for each Consenting Bank a waiver fee in Euros computed at a rate of
         0.20 per cent. per annum on that Consenting Bank's Commitment or, if greater, its participation in the Loans, as at that Waiver Fee Date.

(b) No waiver fee shall be payable on any Waiver Fee Date which falls on or after:

         (i)      the Final Maturity Date; or

         (ii)     (if earlier) the First Release Condition Date.

(c) The waiver fee payable on the Waiver Fee Date immediately preceding the Final Maturity Date shall be adjusted pro rata according to the period from (and including) that Waiver Fee Date to (and including) the Final Maturity Date.

(d) For the avoidance of doubt, no waiver fee will be payable with respect to the waiver requested on 4th April, 2003, except for a single payment as set out in the Restatement Agreement.

23.6     VAT

         Any fee referred to in this Clause 23 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

24.      EXPENSES

24.1     INITIAL AND SPECIAL COSTS

         The Company shall forthwith on demand pay the Facility Agent and the Mandated Lead Arrangers the amount of all duly documented and reasonable costs and expenses (including legal fees) incurred by either of them in connection with:

(a)      the negotiation, preparation, printing, syndication and execution of:

         (i) this Agreement and any other documents referred to in this Agreement; and

         (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement; and

(b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of a Borrower and relating to a Finance Document or a document referred to in any Finance Document.

24.2     ENFORCEMENT COSTS

         The Company shall forthwith on demand pay to each Finance Party the amount of all duly documented costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

25.      STAMP DUTIES

         The Company shall pay, and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document (other than a Novation Certificate).

26.      INDEMNITIES

26.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) that Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2     OTHER INDEMNITIES

         The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a)      the occurrence of any Event of Default;

(b)      the operation of Clause 20.15 (Acceleration) or Clause 32 (Pro Rata
         Sharing);

(c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.4 (Default interest)) relative to the amount so received; or

(d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Obligors' Agent has delivered a Request.

         The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

27.      EVIDENCE AND CALCULATIONS

27.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are, in the absence of manifest error, prima facie evidence of the matters to which they relate.

27.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3     CALCULATIONS

         Interest (including, if relevant to its calculation, any Mandatory
         Cost) and the fees payable under Clauses 23.3 (Commitment fee) and 23.4 (Utilisation fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, in the case of interest payable on an amount denominated in Sterling or where market practice otherwise dictates, 365 days.

27.4     TAUX EFFECTIF GLOBAL

         In order to comply with the provisions of Articles L313-1 and L313-2 of the French Consumer Code (Code de la Consommation), the effective global rate ("taux effectif global") calculated in accordance with the articles referred to above is as set out in a letter dated the date of this Agreement (or, in relation to a Subsidiary Borrower or a Subsidiary Guarantor incorporated in France, dated on or about the date of the relevant Borrower Accession Deed or Guarantor Accession Deed as appropriate) from the Facility Agent to the Obligors' Agent substantially in the form set out in Schedule 5.

28.      AMENDMENTS AND WAIVERS

28.1     PROCEDURE

(a) Subject to Clause 28.2, any term of the Finance Documents may be amended and any breach or prospective breach waived, with the agreement of the Obligors' Agent and the Majority Banks. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

28.2     EXCEPTIONS

(a) An amendment or waiver which relates to any of the following may only be effected if agreed by the Obligors' Agent, the Facility Agent and each of the Banks:

         (i) the definition of "MAJORITY BANKS" or "SUPER MAJORITY BANKS" in Clause 1.1 (Definitions);

         (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to the Banks under the Finance Documents (including the Applicable Margin and any fees payable under Clauses 23.3 (Commitment fee) and 23.4 (Utilisation fee));

         (iii) an increase in a Bank's Commitment or the extension of the Final Maturity Date;

         (iv) a term of a Finance Document which expressly requires the consent of the Banks;

         (v) Clause 2.2 (Nature of Finance Party's rights and obligations), Clause 29.1 (Transfers by Obligors), Clause 29.2 (Transfers by Banks), Clause 29.4 (Accession of Subsidiary Borrower), Clause
                  29.5 (Accession of Subsidiary Guarantor), Clause 32 (Pro Rata Sharing), Schedule 9 or this Clause 28; or

         (vi) the release or discharge of any Obligor from its obligations under the Finance Documents (other than in accordance with Clause 29.4(c) (Accession of Subsidiary Borrower) or [Clause 29.5(c) (Accession of Subsidiary Guarantor)] or as otherwise expressly agreed pursuant to the Finance Documents). Does not appear on non-CS&M version

(b) An amendment or waiver of any term of the Security Sharing Agreement may only be effected in accordance with Clause 12.1 (Amendments to this Agreement) of the Security Sharing Agreement.

(c) An amendment or waiver of any of the terms of the Finance Documents referred to in Clause 12.2 (Amendments to the Finance Documents (other than this Agreement)) of the Security Sharing Agreement may only be effected in accordance with that clause.

(d) An amendment or waiver which affects the rights and/or obligations of the Facility Agent may not be effected without the agreement of the Facility Agent.

28.3     CHANGE OF CURRENCY

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank; and

         (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

28.4     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

(a)      may be exercised as often as necessary;

(b)      are cumulative and not exclusive of its rights under the general law;
         and

(c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

29.      CHANGES TO THE PARTIES

29.1     TRANSFERS BY OBLIGORS

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

29.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitment and/or rights and/or obligations under this Agreement to any third party (the "NEW BANK") in accordance with Clause 29.3 (Procedure for novations). A transfer of part of a Commitment must be in a minimum amount of at least E5,000,000.

(b)      A transfer of obligations will be effective only if either:

         (i)      the obligations are novated in accordance with Clause 29.3; or

         (ii) the New Bank confirms to the Facility Agent and the Obligors' Agent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of E1,500 (without, for the avoidance of doubt, any right to reimbursement by any Obligor).

(d)      An Existing Bank is not responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(e) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their respective related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their respective related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(f)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

(g) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(h) In the case of an assignment, the Existing Bank and the New Bank shall ensure that the relevant transfer agreement is notified by bailiff ("huissier") to any Obligor incorporated in France in accordance with
         Article 1690 of the French Civil Code.

29.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of Schedule 4 (a "NOVATION CERTIFICATE"); and

         (ii)     the Facility Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent and the Security Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED rights") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

(d) For the avoidance of doubt the Parties agree that any novation effected in accordance with this Clause 29.3 shall constitute a novation within the meaning of Article 1271 et seq. of the French Civil Code and that all guarantees and security given under or in connection with the Finance Documents are preserved for the benefit of the New Bank.

(e) The Parties agree that notwithstanding any assignment, transfer or novation by a Finance Party under this Clause 29, all the rights of the Finance Parties against the Guarantors under this Agreement (including, without limitation, rights assigned, transferred or novated) shall be maintained and the Guarantors' obligations under this Agreement shall benefit each New Bank.

(f) Each New Bank agrees to be bound by the Security Sharing Agreement and the VE Share Pledge and Escrow Agreement (as an "Existing Secured Creditor" and a "Financial Party Y" respectively) and authorises the Facility Agent to deliver any confirmations and/or accession agreements on its behalf under those agreements and to take any other action which it considers appropriate so that the New Bank assumes rights and obligations of the Existing Bank under those agreements which correspond to the rights and obligations the subject of the Novation Certificate.

29.4     ACCESSION OF SUBSIDIARY BORROWER

(a)      (i)      A direct or indirect Subsidiary of the Company approved in writing by the Facility Agent acting on the instructions of all the Banks, may become a Subsidiary Borrower by delivering to the Facility Agent a Borrower Accession Deed, duly executed by that company.

         (i) Upon execution and delivery of a Borrower Accession Deed and delivery of the documents specified in paragraph (iii) below, that Subsidiary will become a Subsidiary Borrower.

         (ii) The Company shall procure that, at the same time as the Borrower Accession Deed is delivered to the Facility Agent, there is also delivered to the Facility Agent all those other documents listed in Part 2 of Schedule 2, in each case in form and substance satisfactory to the Facility Agent.

(b) The execution of a Borrower Accession Deed constitutes confirmation by the Subsidiary concerned that the representations and warranties set out in Clause 17 (Representations and Warranties) to be made by it on the date of the Borrower Accession Deed are correct, as if made with reference to the facts and circumstances then existing.

(c) The Obligors' Agent may, by notice to the Facility Agent, request that any Subsidiary Borrower be discharged from its obligations under the Finance Documents. If the Facility Agent is satisfied that no amounts then are due, or may become due, from that Subsidiary Borrower it shall notify the Obligors' Agent to that effect and on the date of the Facility Agent's notice the Subsidiary Borrower concerned shall cease to be party to this Agreement and shall cease to have any obligations or rights under the Finance Documents. The Facility

         Agent shall notify the Banks of each Subsidiary Borrower that ceases to be a party to this Agreement pursuant to this paragraph (c).

29.5     ACCESSION OF SUBSIDIARY GUARANTOR

(a)      (i)      A direct or indirect Subsidiary of the Company, which is
                  either (A) approved in writing by the Facility Agent acting on the instructions of all the Banks or (B) required under this Agreement to become a Guarantor, may become a Subsidiary
                  Guarantor by delivering to the Facility Agent a Guarantor
                  Accession Deed, duly executed by that company.

         (ii) Upon execution and delivery of a Guarantor Accession Deed and delivery of the documents specified in paragraph (iii) below, that Subsidiary will become a Subsidiary Guarantor thereby giving the guarantee and indemnity contained in Clause 16 (Guarantee).

         (iii) The Company shall procure that, at the same time as the Guarantor Accession Deed is delivered to the Facility Agent, there is also delivered to the Facility Agent all those other documents listed in Part 3 of Schedule 2, in each case in form and substance satisfactory to the Facility Agent.

(b) The execution of a Guarantor Accession Deed constitutes confirmation by the Subsidiary concerned that the representations and warranties set out in Clause 17 (Representations and Warranties) to be made by it on the date of the Guarantor Accession Deed are correct, as if made with reference to the facts and circumstances then existing.

29.6     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Facility Agent shall (in consultation with the Obligors' Agent) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

29.7     REGISTER

         The Facility Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

30.      DISCLOSURE OF INFORMATION

         A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

(a)      a copy of any Finance Document; and

(b) any information which that Bank has acquired under or in connection with any Finance Document, provided that prior to making any such disclosure a Bank shall obtain a written confidentiality undertaking (substantially in the form of Schedule 7 together with such amendments as the Bank shall reasonably consider necessary) with respect to the information to be disclosed.

31.      SET-OFF

         Following the occurrence of a Default, a Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If a Finance Party's obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

32.      PRO RATA SHARING

32.1     REDISTRIBUTION

         If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 11 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;

         (b) the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 11 (Payments);

         (c) subject to Clause 32.3, the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 11 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 11.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Borrower owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

32.2     REVERSAL OF REDISTRIBUTION

         If under Clause 32.1:

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 32.1(e) will operate in reverse to the extent of the reimbursement.

32.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 32.1(e).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

33.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

34.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.      NOTICES

35.1     GIVING OF NOTICES

         All notices or other communications (other than those given under the terms of Clause 35.3 (Website communications) under or in connection with the Finance Documents shall be given in writing by letter or facsimile or (if the relevant Party has specified such address pursuant to Clause 35.2 (Addresses for notices) by e-mail. Any such notice or communication will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;
                  and

         (b) if by facsimile or e-mail (including a Notification under Clause 35.3), when actually received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

35.2     ADDRESSES FOR NOTICES

(a) The address and facsimile number and (if so specified) e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party (other than the Obligors' Agent and the Facility Agent) for all notices under or in connection with the Finance Documents are:

         (i) those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Facility Agent by not less than five Business Days' notice.

(b)      The address and facsimile number of the Obligors' Agent are:

         Vivendi Universal S.A.
         42 avenue de Friedland
         75008 Paris
         France

         Fax number:       +33 (0)1 71 71 10 47
         Attention:        M. Dupont-Lhotelain

         or such other as the Obligors' Agent may notify to the Facility Agent by not less than five Business Days' notice.

(c) The address, facsimile number and email address of the Facility Agent are:

         Societe Generale
         Agency and Transaction Management Department
         DEFI/ATM/LEV

         Tour Societe Generale
         17 cours Valmy
         92972 Paris-La Defense Cedex
         France

         Fax number:       +33 (0)1 42 14 60 93
         Telephone:        +33 (0)1 42 13 53 49
         E-mail:           stephanie.bessadou@socgen.com
         Attention:        Stephanie Bessadou

         or such other as the Facility Agent may notify to the other Parties by not less than five Business Days' notice.

(d) All notices from or to any Obligor shall be sent through the Facility Agent and the Obligors' Agent.

(e) The Facility Agent shall, promptly upon request from any Party, give to that Party the address, or facsimile number or e-mail address (where appropriate) of any other Party applicable at the time for the purposes of this Clause.

35.3     WEBSITE COMMUNICATIONS

(a)      This Clause 35.3 shall apply to:

         (i) all accounts, certificates and other information delivered under Clauses 18.2 (Financial information) and 18.3 (Information - miscellaneous);

         (ii) any communication (other than one which is intended to form part of a contract) between an Obligor and the Facility Agent or between the Facility Agent and the Finance Parties (or any of them) in connection with any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

         (iii) any other communication between an Obligor and the Facility Agent or between the Facility Agent and the Finance Parties (or any of them), of a type to which the Facility Agent specifies, in a notice delivered to the Obligors' Agent and the Banks by letter or facsimile, that this Clause 35.3 shall apply.

(b) The Facility Agent will not, without the consent of the Majority Banks and the Obligors' Agent, specify pursuant to paragraph (a)(iii) above that this Clause 35.3 shall apply to:

         (i)      the delivery of Requests; or

         (ii) the notification by the Facility Agent of a Bank's participation in a Loan.

(c) Any communication to which this Clause 35.3 applies shall be validly given if:

         (i) the sender places the communication on a website (the "DESIGNATED WEBSITE") operated by a website operator which is (at the time the communication is sent) approved by the Facility Agent for this purpose, in accordance with the procedures and requirements of that website operator;

         (ii) the details and instructions (including any password) necessary in order to access the communication on the Designated Website have been notified to the Facility Agent, the Obligors' Agent and each Lender by letter, fax or e-mail in accordance with this Agreement;

         (iii) the sender takes such steps as are necessary so that each recipient is sent, by letter or fax in accordance with this Agreement or by electronic mail in accordance with paragraph
                  (d) below, a notice (the "NOTIFICATION") of the fact that a communication has been placed on the Designated Website for their attention and giving instructions for gaining access to that communication (to the extent not already notified under paragraph (ii) above); and

         (iv) in the case of the documents referred to at paragraph (a)(i) above, and in the case of any communication referred to at paragraph (a)(ii) placed by an Obligor, the communication is placed on the Designated Website in PDF format or any other format acceptable to the Facility Agent and a hard copy is, in any event, provided to the Facility Agent.

(d) A Notification sent by electronic mail to a Party shall be sent to the electronic mail address notified by that Party to the Facility Agent (or, if that Party is the Facility Agent, notified by the Facility Agent to the other Parties) in accordance with Clause 35.2.

(e) Subject to paragraph (f) below, the Facility Agent may approve a website operator by giving five Business Days' notice (by letter or facsimile) to the Banks and the Obligors' Agent. The Facility Agent may revoke its approval of a website operator for these purposes at any time immediately upon notice (given by letter or facsimile) to the Banks and the Obligors' Agent; any such notice will take effect immediately.

(f) The Facility Agent shall not approve a website operator for the purposes of this Clause 35.3 unless:

         (i) it is satisfied that the Facility Agent, the Obligors' Agent and each Finance Party have been provided with any website addresses, user names, passwords and other necessary information, and have entered into any necessary arrangements with the website operator, to enable them to gain access to communications placed on the website for their attention; and

         (ii) it has received assurances satisfactory to it that, communications transmitted to, received from and stored on websites operated by the website operator will be as secure as possible from unauthorised interception, reading and amendment; and

         (iii) it is satisfied that, promptly upon a communication being placed on any relevant website, the intended recipient will be sent a notification by e-mail of the communication and will, for at least 30 days thereafter, be able to read and retrieve a copy of the communication.

(g) Any communication made in accordance with paragraph (c) above will be deemed to be given at the close of business (in the place of receipt) on the Business Day following the day on which the recipient is given the relevant Notification, unless prior to that time either:

         (i) the sender of the communication becomes aware that the recipient has not received that Notification; or

         (ii) the recipient of the Notification notifies the sender that it is not possible, for technical or other reasons affecting the operation of the relevant website generally, for the communication to be read or retrieved.

(h) The Facility Agent, the Obligors' Agent and each Bank shall comply with any reasonable requirements of any approved website operator relating to the operation and security of the relevant websites.

(i) The Facility Agent shall promptly upon becoming aware of its occurrence notify the Banks and the Obligors' Agent if:

         (i) any Designated Website cannot be accessed due to technical failure;

         (ii)     the password specifications for any Designated Website change;

         (iii) the Facility Agent becomes aware that any Designated Website or any information posted onto any Designated Website is or has been infected by any electronic virus or similar software.

         If the Facility Agent gives a notice under paragraph (i) or (iii) above, all information which would otherwise have been posted on the Designated Website concerned shall be supplied in hard copy unless and until the Facility Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(j) Nothing in this Clause 35.3 shall affect Clause 35.2(d) or prejudice the right of any Party to give any notice or other communication by letter or facsimile in accordance with the terms of this Agreement.

36.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation (unless the document is a statutory or other official document).

37.      JURISDICTION

37.1     SUBMISSION

(a) For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b) Without prejudice to paragraph (a) above and for the benefit of each Finance Party, each Obligor agrees that any New York State Court or Federal Court sitting in New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of these courts.

37.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor:

         (a) irrevocably appoints Watson Farley Legal Services of 15 Appold Street, London, EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

         (b) agrees that failure by a process agent to notify that Obligor of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 35.2 (Addresses for notices); and

         (d) agrees that if the appointment of the person mentioned in paragraph (a) above ceases to be effective, each Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled to appoint such a person by notice to the Obligors' Agent.

37.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

37.4     NON-EXCLUSIVITY

         Nothing in this Clause 37 limits the right of a Finance Party to bring proceedings against any Obligor in connection with any Finance
         Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

38.      WAIVER OF IMMUNITY

         Each Obligor irrevocably and unconditionally:

         (a) agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

         (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

39.      WAIVER OF JURY TRIAL

         THE OBLIGORS AND THE FINANCE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

40.      GOVERNING LAW

         This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PART 1

                              BANKS AND COMMITMENTS

BANKS                                                                                       COMMITMENTS
                                                                                                (E)
Barclays Bank PLC                                                                           225,000,000
Bayerische Landesbank Girozentrale                                                          225,000,000
BNP Paribas                                                                                 225,000,000
Credit Agricole Indosuez                                                                    225,000,000
Credit Lyonnais                                                                             225,000,000
Deutsche Bank Luxembourg S.A.                                                               225,000,000
Societe Generale                                                                            225,000,000
Sumitomo Mitsui Banking Corporation                                                         225,000,000
(Paris branch - E175,000,000, London branch - E50,000,000)
ABN AMRO Bank N.V.                                                                          150,000,000
BoA Netherlands Cooperatieve U.A.                                                           150,000,000
The Bank of Tokyo-Mitsubishi, Ltd.                                                          150,000,000
Citibank International PLC, Succursale de Paris                                             150,000,000
Credit Commercial de France                                                                 150,000,000
Mizuho Financial Group - The Fuji Bank Limited, Paris Branch                                150,000,000
The Royal Bank of Scotland PLC                                                              150,000,000
Fleet Bank (Europe) Limited                                                                  50,000,000
Lloyds TSB Bank PLC                                                                          50,000,000
Natexis Banques Populaires                                                                   50,000,000
                                                                                            -----------
TOTAL COMMITMENTS                                                                          E3,000,000,000
                                                                                            -----------

                                     PART 2

                               ORIGINAL GUARANTORS

NAME OF ORIGINAL GUARANTOR

Centenary Delta B.V.
Groupe Canal+ S.A.
Vivendi Communications North America, Inc.
Vivendi Telecom International S.A.
Vivendi Universal Publishing Acquisition Company
Vivendi Universal Holding I Corp.
Vivendi Universal Holding II Corp.
Vivendi Universal Holding IV Corp.
Vivendi Universal Games, Inc.
Vivendi Universal S.A.
Vivendi Universal US Holding Co.

                                   SCHEDULE 2

                                     PART 1

                         CONDITIONS PRECEDENT DOCUMENTS

                    TO BE DELIVERED BEFORE THE FIRST REQUEST

1.       A copy of the constitutional documents of the Company.

2. An extract of the K-Bis of the Register of Commerce and Companies for the Company dated no more than one month prior to the date of this Agreement.

3. A copy of an extract of a proces-verbal of the conseil d'administration of the Company evidencing the power of the President or Directeur General of the Company to enter into this Agreement on behalf of the Company.

4. If this Agreement was signed on behalf of the Company and the Obligors' Agent by a person other than the President or the Directeur General of the Company and the Obligors' Agent, duly executed powers of attorney in favour of that person evidencing that that person has full authority to sign this Agreement on behalf of the Company and the Obligors' Agent.

5. A specimen of the signature of each person authorised to sign this Agreement on behalf of the Company and the Obligors' Agent and to sign and/or despatch all documents and notices to be signed and/or despatched by the Company and the Obligors' Agent under or in connection with this Agreement.

6. A certificate of the Chief Financial Officer or Deputy Financial Officer of the Company confirming that utilisation of the facility in full would not cause any borrowing limit binding on the Company to be exceeded.

7. A copy of the Original Group Accounts together with a reconciliation certificate signed by the Company's auditors demonstrating the difference between those accounts and the same accounts had they been prepared in accordance with accounting principles and practices generally accepted in the U.S.A., consistently applied and a certificate from an authorised signatory of the Company listing the Material Subsidiaries as at the date of this Agreement.

8. Evidence that the process agent referred to in Clause 37.2 (Service of process) has accepted its appointment for the purposes of that Clause.

9. Payment in full of all fees (including legal fees) due in relation to this Agreement (or authorisation from the Company to the Facility Agent to deduct the amount of all such fees from the proceeds of the first
         Loan).

10. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

11. A certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Deputy Chief Financial Officer of the Company setting out in reasonable detail computations establishing compliance with the financial covenants in Clauses 19.3 (Interest Cover Ratio) and
         19.4 (Debt Payout Ratio) in respect of the financial year of the Company ending 31st December, 2001 and confirming that as at the end of that financial year it was in compliance with Clauses 18.8 (Negative pledge) and 18.16 (Subsidiary Debt).

12. A certificate of an authorised signatory of the Company certifying that each copy document delivered under this Part of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

13. A certificate of the auditors of the Company confirming that the execution by the Company of this Agreement constitutes the entry by the Company into a "convention courante conclue a des conditions normales" for the purposes of Article L225-87 of the French Commercial Code.

14.      (a)      A legal opinion of the Paris office of legal advisers in
                  France to the Company, addressed to the Finance Parties; and

         (b) a legal opinion of Allen & Overy, legal advisers as to English law to the Facility Agent, addressed to the Finance Parties.

                                     PART 2

           TO BE DELIVERED FOR THE ACCESSION OF A SUBSIDIARY BORROWER

1.       A Borrower Accession Deed, duly executed by the relevant Subsidiary
         Borrower.

2. A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the relevant Subsidiary Borrower and the Company (or, in the case of the Company, a certificate signed by an authorised signatory of the Company certifying that the Company's constitutional documents delivered in respect of the Company under Schedule 1 remain in full force and effect and are up to date).

3. An extract of the K-Bis of the Register of Commerce and Companies for the Subsidiary Borrower dated no more than one month prior to the date of the Borrower Accession Deed.

4. If necessary, a copy of a resolution of the board of directors of the relevant Subsidiary Borrower:

         (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Deed;

         (ii) authorising a specified person or persons to execute the Borrower Accession Deed on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with the Finance Documents.

5. A certificate of the Chief Financial Officer or Deputy Chief Financial Officer of the relevant Subsidiary Borrower certifying that the borrowing of its Subsidiary Borrower Limit in full would not cause any borrowing limit binding on it to be exceeded.

6.       A copy of the Subsidiary Borrower's most recent audited accounts.

7. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 4 above.

8. A certificate of an authorised signatory of the relevant Subsidiary Borrower and the Company certifying that each copy document specified in this Part of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Deed.

9. If the Subsidiary Borrower is incorporated in France, a letter dated on or about the date of the relevant Borrower Accession Deed between the Facility Agent and the Obligor's Agent substantially in the form of
         Schedule 5.

10.      (a)      A legal opinion of Allen & Overy, legal advisers as to English law to the Facility Agent, addressed to the Finance Parties;
                  and

         (b) a legal opinion from the Subsidiary Borrower's external legal advisers in the jurisdiction of its incorporation, addressed to the Finance Parties.

11. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Deed or for the validity and enforceability of any Finance Document.

                                     PART 3

           TO BE DELIVERED FOR THE ACCESSION OF A SUBSIDIARY GUARANTOR

1. A Guarantor Accession Deed, relevant Subordination Agreement, Accession Agreements and Security Documents duly executed by the Subsidiary Guarantor (and, if relevant, any limitation language contained in such Guarantor Accession Deed has been agreed by legal counsel to the Facility Agent).

2. A certified copy of a resolution of the board of directors of each Subsidiary Guarantor approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party and resolving that it execute each such Finance Document and authorising an authorised signatory of such Subsidiary Guarantor to execute respectively on its behalf all the Finance Documents to which it is a party.

3. A copy of a resolution signed by all of the holders of the issued or allotted share capital in each Subsidiary Guarantor approving the term of, and the transactions contemplated by, the Finance Documents.

4.       A copy of:

         (a)      the tax certificate; and

         (b)      the certificate of good standing,

         in respect of each Subsidiary Guarantor incorporated or organised in the United States of America in each case.

5. This Agreement duly executed by the Chairman and Chief Executive Officer or a duly authorised signatory of each Subsidiary Guarantor.

6. A specimen of the signature of each person authorised to sign this Agreement on behalf of each Subsidiary Guarantor to sign and/or despatch all documents and notices to be signed and/or despatched by an Subsidiary Guarantor under or in connection with this Agreement.

7. A certificate of a director of the Subsidiary Guarantor certifying that the guarantee under this Agreement would not cause any guaranteeing limit binding on it to be exceeded.

8. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Deed or for the validity and enforceability of any Finance Document.

9. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs (2) and (3) above.

10. If available, a copy of the latest audited accounts of the Subsidiary Guarantor.

11. A certificate of an authorised signatory of the Subsidiary Guarantor certifying that each copy document specified in Part 3 of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Deed.

12. If the Subsidiary Guarantor is incorporated in France, a letter dated on or about the date of the relevant Guarantor Accession Deed between the Facility Agent and the Obligor's Agent substantially in the form of
         Schedule 5.

13. A legal opinion of the legal advisers to the Subsidiary Guarantor acceptable to and addressed to the Finance Parties.

14. Evidence that all costs and expenses payable by the Company in respect of the Accession Agreement have been paid.

15. Evidence that the Subsidiary Guarantor has appointed an agent for service of process in England and US and that such agent has accepted its appointment.

                                   SCHEDULE 3

                                 FORM OF REQUEST

To:      [SOCIETE GENERALE] as Facility Agent

From:    VIVENDI UNIVERSAL S.A.

                                                               Date: [      ]


     VIVENDI UNIVERSAL S.A. - E3,000,000,000 MULTICURRENCY REVOLVING CREDIT
                  FACILITY DATED 15TH MARCH, 2002 (AS AMENDED)

1.       We request the making of a Loan as follows:

         (a)      Borrower:         [                         ]

         (b)      Drawdown Date: [                              ]

         (c)      Original Euro Amount: E[                              ]

         (d)      Currency: [                                ](1)+

         (e)      Interest Period: [                             ]

         (f)      Payment instructions: [                               ]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request and repeat as if set out in this Request, the Representations and Warranties contained in Clause 17 (Representations and Warranties).

By:

VIVENDI UNIVERSAL S.A. (as Obligors' Agent)
Authorised Signatory



---------------

         (1) For a Subsidiary Borrower all Loans must be in the currency in which its Subsidiary Borrower Limit is expressed

                                   SCHEDULE 4

                          FORM OF NOVATION CERTIFICATE

To:      [SOCIETE GENERALE] as Facility Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]                     Date:[  ]

VIVENDI UNIVERSAL S.A. - E3,000,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY
                      DATED 15TH MARCH, 2002 (AS AMENDED)

We refer to Clause 29.3 (Procedure for novations).

1. We [ ] the ("EXISTING BANK") and [ ] the ("NEW BANK") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 29.3 (Procedure for novations).

2. The specified date for the purposes of Clause 29.3(c) (Procedure for novations) is [date of novation].

3.       From this date, the New Bank will:

         (a)      be bound by the Finance Documents as a Bank;

         (b) become a party to the Security Sharing Agreement as a Secured Creditor thereunder and be bound accordingly;

         (c) become a party to the Subordination Agreements as an Existing Lender thereunder and be bound accordingly;

         (d) become a party to the VE Share Pledge and Escrow Agreement, in the capacity or capacities in which the Existing Bank was a party to that agreement, and be bound accordingly; and

         (e) become a party to each Security Document to which the Existing Bank was a party, in the capacity in which the Existing Bank was a party to that Security Document, and be bound accordingly.

4. The Facility Office, address for notices and payment details of the New Bank for the purposes of Clause 35.2 (Addresses for notices) are set out in the attached Schedule.

5. For the purposes of Article 1278 et seq. of the French Civil Code, the Parties agree that all guarantees and security given under or in connection with the Finance Documents shall be preserved for the benefit of the New Bank.

6.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE
                              (to the certificate)


A.       COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED

         [Insert relevant details]

B.       ADMINISTRATIVE DETAILS

1.       DOCUMENTATION

The legal name of our institution, address for notices, Facility Office and contact details of the individual who will be responsible for the operational aspects of the Facility (e.g., Requests, Drawdowns, interest payments, etc).

Name:
Address:
Facility Office:
Attention:
Tel no:
Fax no:
E-mail:

2.       CREDIT MATTERS

The details of the individual who will be responsible for the credit aspects of the Facility

Name:
Attention:
Address:
Tel no:
Fax no:
E-mail:

3.       PAYMENT DETAILS

FOR AMOUNTS IN EURO

Bank Name:
Address:
Account Name:
Swift Code
Account Number:
Reference:
Contact Name:

FOR AMOUNTS IN U.S. DOLLARS

Bank Name:
Address:
Account Name:
Swift Code
Account Number:

Reference:
Contact Name:

FOR AMOUNTS IN STERLING

Bank Name:
Address:
Account Name:
Swift Code
Account Number:
Reference:
Contact Name:

FOR AMOUNTS IN JAPANESE YEN

Bank Name:
Address:
Account Name:
Swift Code
Account Number:
Reference:
Contact Name:

EXECUTION

[Existing Bank]

By:

Date:

[New Bank]

By:

Date:

[FACILITY AGENT]                                     [SECURITY AGENT]

By:                                                  By:

Date:                                                Date:

                                   SCHEDULE 5

                          EFFECTIVE GLOBAL RATE LETTER

To:      Vivendi Universal S.A. (as Obligors' Agent)
         [Seat, number and address]

Date:    [              ], 2002


Dear Sirs,

SUBJECT: E3,000,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY DATED 15TH MARCH, 2002 (AS AMENDED, THE "AGREEMENT")

We refer to the Agreement between your company as borrower, guarantor and Obligors' Agent, the Mandated Lead Arrangers and Banks (each as defined in the Agreement) and Societe Generale as Facility Agent.

Terms defined in the Agreement shall bear the same meaning in this letter unless otherwise defined in this letter.

This letter is signed in connection with [insert name of Subsidiary Borrower/Subsidiary Guarantor]'s accession to the Agreement as a [Subsidiary Borrower/Subsidiary Guarantor].(2)+

We confirm that:

1. this is the letter referred to in Clause 27.4 (Taux Effectif Global) of the Agreement;

2. the applicable effective global rate ("TAUX EFFECTIF GLOBAL") referred to in Clause 27.4 (Taux Effectif Global), calculated on the basis of a 365 day year, is:

         - for an Interest Period of one month and at EURIBOR rate of [ ]% per annum, [ ]% (i.e. a rate for such Interest Period (taux de periode) of [ ]%);

         - for an Interest Period of two months and at EURIBOR rate of [ ]% per annum, [ ]% (i.e. a rate for such Interest Period (taux de periode) of [ ]%);

         - for an Interest Period of three months and at EURIBOR rate of [ ]% per annum, [ ]% (i.e. a rate for such Interest Period (taux de periode) of [ ]%);

         - for an Interest Period of six months and at EURIBOR rate of [ ]% per annum, [ ]% (i.e. a rate for such Interest Period (taux de periode) of [ ]%).

         The above rates are given on an indicative basis and for information only, in order to comply with the provisions of article L.313-1 to L.313-6 of the French Code de la Consommation and on the basis (i) that drawdown for the full amount of the facility has been made in Euros on [date], (ii) that the EURIBOR rate, expressed as an annual rate, is as fixed on [DATE], (iii) [that the


---------------------

         (2) Include for Subsidiary Borrower/Subsidiary Guarantor incorporated in France

         Applicable Margin is the [maximum] applicable and (iv) ]of the commissions and various fees payable by you on the terms of the Agreement. Such rates shall not be binding on the Finance Parties.

We should be grateful if you would confirm your acceptance of the terms of this letter by signing and returning to us the enclosed copy.

This letter is designated a Finance Document.

Yours faithfully,



.............................................
Societe Generale
as Facility Agent

We agree to the above.



.............................................
Vivendi Universal S.A. (as Obligors' Agent)

                                   SCHEDULE 6

                        CALCULATION OF THE MANDATORY COST

(a) For the purpose of paragraph (a) of the definition of Mandatory Cost, the Mandatory Cost for a Bank with respect to its participation in a Loan is the rate calculated in accordance with paragraph (b) below and which is notified by that Bank to the Facility Agent not later than 15 days prior to each anniversary of the date of this Agreement (or immediately prior to the Bank ceasing to be a Bank under this Agreement for any reason or in the event of cancellation of the Total Commitments in full). Mandatory Costs for the last 15 days of a year may be estimated or included in the following year's calculation.

(b) For the purpose of paragraph (a) of the definition of Mandatory Cost, the Mandatory Cost for a Bank (if applicable to that Bank) shall be calculated by that Bank in accordance with the following formulae:

         in relation to a Loan denominated in Sterling:

                                   BY +S(Y - Z)+Fx0.01
                                   ____________________% per annum
                                          100-(B+S)

         in relation to any other Loan:

                                             Fx0.01
                                             ______% per annum
                                              300

         where on the day of application of the formula:

         B is the percentage of the Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is LIBOR at or about 11.00 a.m. (London time) on the first day of the relevant Interest Period;

         S is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Bank to the Financial Services Authority under the fees rules (but for this purpose calculated by the Facility Agent in a notional basis as being the average of the fee tariffs within fee block Category A1 (Deposit acceptors) of the fees rules, applying any applicable discount and ignoring any minimum fee under the fees rules, expressed in pounds per L1 million of the tariff base of the Bank.

(c)      For the purposes of this Schedule 6:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii) "FEES RULES" means the then current rules on periodic fees in the Supervision manual in the FSA Handbook; and

         (iii)    "TARIFF BASE" has the meaning given to it in the fees rules.

(d) In the application of the first formula in paragraph (b), B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(e)     (i)      That formula is applied on the first day of the Interest
                 Period of the relevant Loan.

         (ii) Each rate calculated in accordance with that formula is, if necessary, rounded upward to four decimal places.

(f) This element of Mandatory Cost is payable by the relevant Borrower on the fifth Business Day after each relevant notification under paragraph
         (a) above, or on the date on which a Bank ceases to be a Bank or on which the Total Commitments are cancelled in full, as the case may be.

(g) If the Facility Agent determines that a change in circumstances has rendered, or will render, either formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Borrower of the manner in which the relevant element of the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 7

                       FORM OF CONFIDENTIALITY UNDERTAKING

                              [Letterhead of Bank]

VIVENDI UNIVERSAL S.A. - E3,000,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY
           DATED 15TH MARCH, 2002 (AS AMENDED, THE "LOAN AGREEMENT")

                                                                          [DATE]

Dear Sirs

We refer to the Loan Agreement. Terms defined in the Loan Agreement shall have the same meaning when used in this confidentiality undertaking unless otherwise defined herein.

We understand that you are considering acquiring an interest in the Loan Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. CONFIDENTIALITY UNDERTAKING: you undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only in relation to deciding whether or not to enter into the Acquisition (the "PERMITTED PURPOSE"), (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.       PERMITTED DISCLOSURE: we agree that you may disclose Confidential
         Information:

         (a) to your Holding Company, Subsidiaries and Affiliates (the "PURCHASER GROUP") and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

         (b) subject to the requirements of the Loan Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Loan Agreement with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Loan Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

         (c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or
                  (iii) where required by the laws or
                  regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE: you agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. RETURN OF COPIES: if we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(c) above.

5. CONTINUING OBLIGATIONS: the obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Loan Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC: you acknowledge and agree that:

         (a) neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

         (b) we or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. NO WAIVER; AMENDMENTS, ETC: this letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.


8. INSIDE INFORMATION: you acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. NATURE OF UNDERTAKINGS: the undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10. GOVERNING LAW AND JURISDICTION: this letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

11. DEFINITIONS: in this confidentiality undertaking, "Confidential Information" means any information relating to the Borrower, the Group, the Loan Agreement and/or the Acquisition provided to you by us or any of our Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that
         (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

Please acknowledge your agreement to the above by signing and returning the enclosed copy. Yours faithfully


.................................
For and on behalf of
[BANK]

We acknowledge and agree to the above


....................................
For and on behalf of
[                 ]

                                   SCHEDULE 8

                             BORROWER ACCESSION DEED

To:      [                    ] as Facility Agent

From:    [SUBSIDIARY BORROWER]

                                                              Date: [         ]

VIVENDI UNIVERSAL - E3,000,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT DATED 15TH MARCH, 2002 (AS AMENDED, THE "CREDIT AGREEMENT")


We refer to Clause 29.4 (Accession of Subsidiary Borrower). Terms defined in the Credit Agreement have the same meaning in this Deed.

We, [name of company] of [Registered Office] (Registered no. [         ]) agree
to become a Subsidiary Borrower and to be bound by the terms of the Credit Agreement as a Subsidiary Borrower in accordance with Clause 29.4 (Accession of Subsidiary Borrower).

Our Subsidiary Borrower Limit is [          ](3)+.

Our address for notices for the purposes of Clause 35.2 (Addresses for notices) is:

[

                                           ]

This Deed is governed by English law.

Executed as a deed by                        )   Director
[SUBSIDIARY BORROWER]                        )
acting by                                    )   Director/Secretary
and                                          )



[OBLIGOR'S AGENT]

By:

[FACILITY AGENT]

By:


------------------


         (3) Currency must be Euro or an Optional Currency. Borrowings for the Subsidiary Borrower are only permitted in the currency stated here.

                                   SCHEDULE 9

                            GUARANTOR ACCESSION DEED

To:      [                    ] as Facility Agent

From:    [SUBSIDIARY GUARANTOR]

                                                               Date: [         ]

VIVENDI UNIVERSAL - E3,000,000,000 MULTICURRENCY REVOLVING CREDIT AGREEMENT DATED 15TH MARCH, 2002 (AS AMENDED, THE "CREDIT AGREEMENT")


We refer to Clause 29.5 (Accession of Subsidiary Guarantor). Terms defined in the Credit Agreement have the same meaning in this Deed.

We, [name of company] of [Registered Office] (Registered no. [          ]) agree
to become a Subsidiary Guarantor and to be bound by the terms of the Credit Agreement as a Subsidiary Guarantor in accordance with Clause 29.5 (Accession of Subsidiary Guarantor).

Our address for notices for the purposes of Clause 35.2 (Addresses for notices) is:

[

                                           ]

This Deed is governed by English law.

Executed as a deed by                        )   Director
[SUBSIDIARY GUARANTOR]                       )
acting by                                    )   Director/Secretary
and                                          )



[OBLIGOR'S AGENT]

By:

[FACILITY AGENT]

By:

                                   SCHEDULE 10

                               SECURITY DOCUMENTS

                                     PART 1

                           NON-U.S. SECURITY DOCUMENTS


1. Vivendi Telecom International S.A. Share Pledge granted by Vivendi Universal S.A. (plus registre des mouvements de titres, the appropriate compte d'actionnaire, Declaration de gage, and Certificate of Pledge).

2. Groupe Canal+ Share Pledge granted by Vivendi Universal S.A. (plus registre des mouvements de titres, the appropriate compte d'actionnaire, Declaration de gage, and Certificate of Pledge).

3.       The VE Share Pledge and Escrow Agreement.

4. Amendment Agreement to VE Share Pledge and Escrow Agreement dated on or about 7th February 2003.

5.       (a) Declaration de gage A,

         (b) Declaration de gage B.

6.       Cash Pooling Hub Security granted by Groupe Canal+.

7.       Cash Pooling Hub Security granted by Vivendi Telecom International S.A.

8. Bank Account Pledge Agreement by Vivendi Universal S.A. with respect to Cash Pooling Hub Security and over Concentration Accounts with Societe Generale.

9. Pledge of Financial Instruments Accounts from Vivendi Universal (and Declarations de gage relating to the accounts held by various banks).

10. Security over secured Intra Group Loans, in the form of a Assignment of Receivables Agreement as required by the New Facility Agreement prior to delivery of the first Request thereunder.

11.      Deed of Pledge of Registered Shares Centenary Holding N.V.

12.      Charge over cash by Vivendi Universal S.A. (English law).

13. Delegation of Claims Agreement between, inter alias, Group Canal+S.A. as Grantor, Studiocanal S.A. as Delegated Debtor and Societe Generale.

14. Delegation of Claims Agreement between, inter alias, Group Canal + S.A. as Grantor, Canal + Finance S.A. as Delegated Debtor and Societe Generale.

15.      Deposit and Cash Collateral Agreement (Gage Especes).

16.      Charge on Cash from Groupe Canal+ (English law).

17. Mortgage of Shares of Centenary Holding Limited from Vivendi Universal Holding II Corp. (English law).

18. Bank Account Pledge Agreement by Vivendi Universal S.A. with respect to an account with Fortis Financial Markets (Belgian law).

19. Amendment Agreement to VE Share Pledge and Escrow Agreement to be dated on or about 12th May, 2003.

                                     PART 2

                             U.S. SECURITY DOCUMENT

The Master Security Agreement (pledge and security agreement between the Grantors (as defined therein) and Societe Generale as Security Agent).

                                   SIGNATORIES
                         (TO THE RESTATEMENT AGREEMENT)

OBLIGORS' AGENT

VIVENDI UNIVERSAL S.A.

By:

GUARANTORS

CENTENARY DELTA B.V.

By:


GROUPE CANAL+ S.A.

By:


VIVENDI COMMUNICATIONS NORTH AMERICA, INC.

By:

VIVENDI TELECOM INTERNATIONAL S.A.

By:


VIVENDI UNIVERSAL GAMES, INC.

By:


VIVENDI UNIVERSAL HOLDING I CORP.

By:


VIVENDI UNIVERSAL HOLDING II CORP.

By:

VIVENDI UNIVERSAL HOLDING IV CORP.

By:


VIVENDI UNIVERSAL S.A.

By:

VIVENDI UNIVERSAL PUBLISHING ACQUISITION COMPANY

By:



VIVENDI UNIVERSAL US HOLDINGS CO.

By: